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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material under §240.14a-12

HUBSPOT, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

April 24, 2025

Dear Fellow Stockholders:

I am pleased to invite you to attend the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of HubSpot, Inc. (“HubSpot”) to be held on Wednesday, June 4, 2025 at 9:00 a.m. Eastern Time. The Annual Meeting will be a virtual stockholder meeting, conducted via live audio webcast, through which you can submit questions and vote online.

Details regarding the meeting and the business to be conducted are more fully described in the accompanying Notice of 2025 Annual Meeting of Stockholders and Proxy Statement.

Pursuant to the Securities and Exchange Commission (“SEC”) rules that allow issuers to furnish proxy materials to stockholders over the Internet, we are posting the proxy materials on the Internet and delivering a notice of the Internet availability of the proxy materials. On or about April 24, 2025, we will begin mailing to our stockholders a Notice of Internet Availability (the “Notice”) containing instructions on how to access or request a copy of our Proxy Statement for the 2025 Annual Meeting of Stockholders and our Annual Report on Form 10-K for the year ended December 31, 2024.

Your vote is important. Whether or not you plan to attend the virtual Annual Meeting, I hope you will vote as soon as possible. You may vote over the Internet or at the Annual Meeting or, if you requested printed copies of proxy materials, you also may vote by mailing a proxy card or voting by telephone. Please review the instructions on the Notice or on the proxy card regarding your voting options.

Thank you for being a HubSpot stockholder. We look forward to seeing you at our Annual Meeting.

Sincerely,

Brian Halligan

Co-founder and Executive Chairperson

YOUR VOTE IS IMPORTANT

In order to ensure your representation at the virtual Annual Meeting, whether or not you plan to attend the virtual Annual Meeting, please vote your shares as promptly as possible over the Internet by following the instructions on your Notice or, if you requested printed copies of your proxy materials, by following the instructions on your proxy card. Your participation will help to ensure the presence of a quorum at the Annual Meeting and save HubSpot the extra expense associated with additional solicitation. If you hold your shares through a broker, your broker is not permitted to vote on your behalf on (1) the election of directors, (2) the non-binding, advisory vote to approve the compensation of our named executive officers (3) the vote to approve amendments to our Seventh Amended and Restated Certificate of Incorporation to declassify our Board of Directors, (4) the vote to approve amendments to our Seventh Amended and Restated Certificate of Incorporation to eliminate supermajority voting provisions, or (5) the vote on a stockholder proposal to change to a simple majority standard in connection with each voting requirement in our certificate of incorporation and bylaws, unless you provide specific instructions to the broker by completing and returning any voting instruction form that the broker provides (or following any instructions that allow you to vote your broker-held shares via telephone or the Internet). For your vote to be counted, you will need to communicate your voting decision before the date of the Annual Meeting. Voting your shares in advance will not prevent you from attending the virtual Annual Meeting, revoking your earlier submitted proxy or voting your stock during the virtual Annual Meeting.

HUBSPOT, INC.

2 Canal Park

Cambridge, MA 02141

NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN that HubSpot, Inc. will hold its 2025 Annual Meeting of Stockholders (the “Annual Meeting”) on Wednesday, June 4, 2025 at 9:00 a.m. Eastern Time. The Annual Meeting will be a virtual stockholder meeting, conducted via live audio webcast, through which you can submit questions and vote online. The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/HUBS2025 and entering your 16-digit control number (included on the Notice of Internet Availability of Proxy Materials mailed to you). The purpose of the Annual Meeting will be the following:

•
To elect three Class II directors, Lorrie M. Norrington, Andrew Anagnost, and Dharmesh Shah, to hold office until the 2028 annual meeting of stockholders and until their successors are duly elected and qualified, subject to their earlier resignation or removal;
•
To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025;
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To conduct a non-binding, advisory vote to approve the compensation of our named executive officers;
•
To approve amendments to our Seventh Amended and Restated Certificate of Incorporation to declassify our Board of Directors (the “Board Declassification Amendment”);
•
To approve amendments to our Seventh Amended and Restated Certificate of Incorporation to eliminate supermajority voting provisions (the “Elimination of Supermajority Voting Requirements Amendment”);
•
To vote on a stockholder proposal to change to a simple majority standard in connection with each voting requirement in our certificate of incorporation and bylaws (the “Stockholder Proposal”); and
•
To transact any other business that properly comes before the Annual Meeting (including adjournments and postponements thereof).

Only stockholders of record at the close of business on April 15, 2025 are entitled to notice of and to vote at the Annual Meeting as set forth in the Proxy Statement. You are entitled to attend the Annual Meeting only if you were a stockholder as of the close of business on April 15, 2025 or hold a valid proxy for the Annual Meeting.

For instructions on how to vote your shares, please refer to the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail, the section entitled “Voting” beginning on page 1 of this Proxy Statement or, if you requested to receive printed proxy materials, your enclosed proxy card.

By Order of the Board of Directors,

Erika Fisher

Chief Legal Officer and Secretary

Cambridge, Massachusetts

April 24, 2025

PROXY STATEMENT FOR THE 2025 ANNUAL MEETING
OF STOCKHOLDERS

ABOUT THE ANNUAL MEETING

Our Board of Directors (the “Board”) solicits your proxy on our behalf for the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) and at any postponement or adjournment of the Annual Meeting for the purposes set forth in this Proxy Statement and the accompanying Notice of Internet Availability of Proxy Materials (the “Notice”). The Annual Meeting will be conducted via live audio webcast this year.

If you are a stockholder of record as of the close of business on April 15, 2025, the record date, you may attend, vote and ask questions virtually at the meeting by logging in at www.virtualshareholdermeeting.com/HUBS2025 and entering your 16-digit control number (included on the Notice). We made this Proxy Statement available to stockholders beginning on April 24, 2025. The meeting webcast will begin promptly at 9:00 a.m. Eastern Time on Tuesday, June 4, 2025. We encourage participants to access the meeting prior to the start time. Online check-in will begin 15 minutes prior to the start of the Annual Meeting, at 8:45 a.m. Eastern Time, and participants should allow ample time for check-in procedures.

In this Proxy Statement, the terms “HubSpot,” “the company,” “we,” “us,” and “our” refer to HubSpot, Inc. The mailing address of our principal executive offices is HubSpot, Inc., 2 Canal Park, Cambridge MA 02141.

Internet Availability of Proxy Materials

We are providing access to our proxy materials over the Internet. On or about

April 24, 2025, we mailed the Notice to stockholders, unless they requested a printed copy of proxy materials. The Notice contains instructions on how to access our proxy materials and how to vote. If you would like to receive a paper or e-mail copy of our proxy materials, please follow the instructions in the Notice. If you requested printed versions of these materials by mail, they will also include a proxy card for the Annual Meeting.

Record Date	April 15, 2025

Quorum

A majority of the shares of all issued and outstanding stock entitled to vote on the record date must be present in person or by remote communication at the Annual Meeting or represented by proxy to constitute a quorum. A quorum will be present if 26,318,144 shares of our common stock are present in person or by remote communication or represented by executed proxies timely received by us at the Annual Meeting. Shares present virtually during the Annual Meeting will be considered shares of common stock represented in person at the meeting.

Shares Outstanding	52,636,286 shares of common stock outstanding as of April 15, 2025.

Voting	There are four ways a stockholder of record can vote:

(1) By Internet before the Annual Meeting: You may vote over the Internet by following the instructions provided in the Notice.

(2) By Internet during the Annual Meeting: You may attend the Annual Meeting via the Internet and vote during the Annual Meeting. Please have your Notice in hand when you access the website and then follow the instructions.

(3) By Telephone: You can vote by telephone by following the instructions provided in the Notice.

(4) By Mail: If you requested printed copies of proxy materials, you can vote by mailing your proxy as described in the proxy materials.

In order to be counted, proxies submitted by telephone or Internet must be received by 11:59 p.m. Eastern Time on June 3, 2025. Proxies submitted by U.S. mail must be received before the start of the Annual Meeting.

If you are a stockholder who holds shares through a brokerage firm, bank, trust, or other similar organization (that is, in “street name”), please refer to the instructions from the broker or organization holding your shares.

2025 PROXY STATEMENT | HubSpot, Inc. 1

Annual Meeting Participation

If you are a stockholder as of the record date and have logged in using your 16-digit control number, you may submit a question at any point during the meeting (until the floor is closed to questions) by typing your question into the “Ask a Question” field and clicking “Submit.” Stockholder questions or comments are welcome, but we will only answer questions pertinent to Annual Meeting matters, subject to time constraints. While we value stockholder engagement, questions regarding personal matters and statements of advocacy are not pertinent to Annual Meeting matters and therefore will not be addressed during the Annual Meeting. Questions or comments that are substantially similar may be grouped and answered together to avoid repetition. The audio broadcast of the Annual Meeting will be archived at www.virtualshareholdermeeting.com/HUBS2025 for one year.

Technical Issues During the Meeting

The virtual meeting platform is supported across browsers and devices running the most updated version of applicable software and plug-ins. Participants should give themselves plenty of time to log in and ensure they have a strong internet connection, and they can hear streaming audio prior to the start of the meeting.

If you encounter technical difficulties with the virtual meeting platform on the meeting day, please call the technical support number that will be posted on the meeting website. Technical support will be available beginning approximately 15 minutes prior to the start of the Annual Meeting through its conclusion.

Additional information regarding matters addressing technical and logistical issues, including technical support during the Annual Meeting, will be available at www.virtualshareholdermeeting.com/HUBS2025.

Revoking Your Proxy

Stockholders of record may revoke their proxies by attending and voting during the Annual Meeting, by filing an instrument in writing revoking the proxy or by filing another duly executed proxy bearing a later date with our Secretary before the vote is counted or by voting again using the telephone or Internet before the cutoff time (your latest telephone or Internet proxy is the one that will be counted). If you hold shares through a bank or broker, you may revoke any prior voting instructions by contacting that firm.

Votes Required to Adopt Proposals

Each share of our common stock outstanding on the record date is entitled to one vote on any proposal presented at the Annual Meeting:

For Proposal One, the election of directors, each nominee that receives a majority of votes properly cast will be elected as a director.

For Proposal Two, a majority of the votes properly cast is required to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

For Proposal Three, a majority of the votes properly cast is required to approve the compensation of our named executive officers. Since this proposal is an advisory vote, the result will not be binding on our Board, the Compensation Committee of our Board, or the company. However, the Board values input from stockholders, and the Compensation Committee will consider the outcome of the vote when making future decisions regarding the compensation of our named executive officers.

For Proposal Four, the affirmative vote of not less than 75% of the outstanding shares of capital stock entitled to vote on such amendment is required to approve the Board Declassification Amendment.

For Proposal Five, the affirmative vote of holders of not less than 75% of the outstanding shares of capital stock entitled to vote on such amendment is required to approve the Elimination of Supermajority Voting Requirements Amendment.

For Proposal Six, a majority of the votes properly cast is required to approve Proposal Six. Since this stockholder proposal is an advisory vote, the result will not be binding on our Board or the company.

2025 PROXY STATEMENT | HubSpot, Inc. 2

Effect of Abstentions and Broker Non-Votes

Abstentions and “broker non-votes” (i.e., where a broker has not received voting instructions from the beneficial owner and for which the broker does not have discretionary power to vote on a particular matter) are counted as present for purposes of determining the presence of a quorum. Abstentions are not considered votes cast and therefore have no effect on Proposals One, Two, Three, or Six. Abstentions will have the same effect as a vote AGAINST Proposals Four and Five.

Under the New York Stock Exchange (“NYSE”) rules that govern brokers holding shares for their customers, brokers who do not receive voting instructions from their customers have the discretion to vote uninstructed shares on “routine” matters, but do not have discretion to vote such uninstructed shares on “non-routine” matters. Only Proposal Two, the ratification of the appointment of PricewaterhouseCoopers LLP, is considered a “routine” matter where brokers are permitted to vote shares held by them without instruction. If your shares are held through a broker, those shares will not be voted with regard to Proposals One, Three, Four, Five or Six unless you affirmatively provide the broker instructions on how to vote. Broker non-votes will have no effect on the outcome of Proposals One, Three, and Six. Broker non-votes, if any, will have no effect on the outcome of Proposal Two. Broker non-votes will have the same effect as a vote AGAINST Proposals Four and Five.

Voting Instructions

If you complete and submit your proxy voting instructions, the persons named as proxies will follow your instructions. If you submit proxy voting instructions but do not direct how your shares should be voted on each item, the persons named as proxies will vote FOR Proposal One – the election of each of the nominees for director, FOR Proposal Two – the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm, FOR Proposal Three – the non-binding, advisory vote to approve the compensation of our named executive officers, FOR Proposal Four – the approval of the Board Declassification Amendment, FOR Proposal Five – the approval of the Elimination of Supermajority Voting Requirements Amendment, and AGAINST Proposal Six – the approval of the Stockholder Proposal. The persons named as proxies will vote on any other matters properly presented at the Annual Meeting in accordance with their best judgment, although we have not received timely notice of any other matters that may be properly presented for voting at the Annual Meeting.

Voting Results

We will announce preliminary results at the Annual Meeting. We will report final results by filing a Form 8-K within four business days after the Annual Meeting. If final results are not available at that time, we will provide preliminary voting results in the Form 8-K and will provide the final results in an amendment to the Form 8-K as soon as they become available.

Additional Solicitation/Costs

We are paying for the distribution of the proxy materials and solicitation of the proxies. As part of this process, we reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our stockholders. Proxy solicitation expenses that we will pay include those for preparation, mailing, returning and tabulating the proxies. Our directors, officers, and employees may also solicit proxies on our behalf by telephone, email or facsimile, but they do not receive additional compensation for providing those services.

Householding

Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Notice, Proxy Statement, and Annual Report on Form 10-K for the year ended December 31, 2024, as applicable, is being delivered to multiple stockholders sharing an address unless we have received contrary instructions. We will promptly deliver a separate copy of any of these documents to you if you write to us at Investor Relations at HubSpot, Inc., 2 Canal Park, Cambridge, MA 02141 or call (888) 482-7768. If you want to receive separate copies of the Notice, Proxy Statement, or Annual Report on Form 10-K in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address or telephone number.

2025 PROXY STATEMENT | HubSpot, Inc. 3

DIRECTORS AND EXECUTIVE OFFICERS

The following table identifies our Board and executive officers and sets forth their current position(s) at HubSpot and their ages as of April 24, 2025:

Name	Age	Position
Executive Officers
Yamini Rangan	51	Chief Executive Officer, President, and Director
Kate Bueker	54	Chief Financial Officer and Treasurer
Brian Halligan	57	Co-founder and Executive Chairperson of the Board
Dharmesh Shah	57	Co-founder, Chief Technology Officer, and Director

Directors
Andrew Anagnost	60	Director
Nick Caldwell	43	Director
Ron Gill	59	Director
Claire Hughes Johnson	52	Director
Lorrie M. Norrington	65	Lead Independent Director
Jay Simons	52	Director
Jill Ward	64	Director

Set forth below are the biographies of each executive officer and director, as well as information regarding each such person’s business experience, director positions held currently or at any time during the last five years, and, for directors, the experiences, qualifications, attributes or skills that caused the Nominating, Governance, and Sustainability Committee to determine that the person is qualified to serve as a director of the company. We believe that each of our executive officers and directors has a reputation for integrity, honesty, and adherence to high ethical standards.

Yamini Rangan has served as our Chief Executive Officer, President and a member of our Board since September 2021. She previously served as our Chief Customer Officer between January 2020 and September 2021. Ms. Rangan joined HubSpot from Dropbox, Inc., where she served as chief customer officer from August 2018 to January 2020 and as vice president, business strategy and operations, from January 2016 to August 2018. Before Dropbox, she was vice president of sales strategy and operations at Workday from 2013 to 2015. Ms. Rangan also held several customer-facing leadership roles in strategy, pre-sales and value-based selling at SAP. Ms. Rangan also served on the board of directors of Splunk Inc. from April 2023 until its acquisition by Cisco Systems, Inc. in March 2024. We believe Ms. Rangan is qualified to serve as a director on our Board due to her deep operating and customer experience, as well as her service as our Chief Executive Officer.

Kate Bueker has served as our Chief Financial Officer since June 2018. Ms. Bueker has also served on Procore Technologies, Inc.’s board of directors since April 2021. Prior to joining HubSpot, Ms. Bueker held numerous financial leadership roles from 2007 to 2018 at Akamai Technologies, Inc., most recently as senior vice president of business finance and operations at Akamai from July 2017 to June 2018. Prior to joining Akamai, Ms. Bueker spent almost 10 years in investment banking at The Blackstone Group, UBS, Credit Suisse and Donaldson, Lufkin & Jenrette.

Brian Halligan is the Co-founder and Executive Chairperson of the company. He has served as a member of our Board since 2005, as Chairperson since 2014, and previously served as our chief executive officer from 2005 until September 2021. Mr. Halligan is also an author and a senior lecturer at the Massachusetts Institute of Technology, as well as a senior advisor at Sequoia Capital, a venture capital firm. Prior to founding HubSpot, Mr. Halligan worked as the vice president of sales of Groove Networks, which was later acquired by Microsoft Corporation, and prior to that PTC Inc. Mr. Halligan served on the board of directors of Fleetmatics Group, a global provider of fleet management solutions until its acquisition by Verizon Communications Inc. in November 2016. In October 2022, he co-founded Propeller Ventures, a climate-focused tech venture capital firm. Mr. Halligan has also served as a senior advisor for Sequoia Capital Operations, LLC, a venture capital firm, since May 2024. We believe Mr. Halligan is qualified to serve as a director on our Board due to his knowledge of HubSpot and our business and his prior service as our Chief Executive Officer.

2025 PROXY STATEMENT | HubSpot, Inc. 4

Dharmesh Shah is the Co-founder of the company and has served as our Chief Technology Officer and a member of our Board since 2006. Prior to founding HubSpot, he was the founder and chief executive officer of Pyramid Digital Solutions, a software company, which was acquired by SunGard Data Systems in 2005. Mr. Shah is also an author and angel investor. We believe Mr. Shah is qualified to serve as a director on our Board due to his knowledge of the company and our business and his service as our Chief Technology Officer.

Andrew Anagnost has served as a member of our Board since August 2023. Dr. Anagnost has served as President, Chief Executive Officer and a member of the board of directors of Autodesk, Inc., a 3D design, engineering and construction software company, since June 2017. Since joining Autodesk in 1997, Dr. Anagnost has served in various roles, including as its co-chief executive officer from February 2017 to June 2017, chief marketing officer from December 2016 to June 2017, and senior vice president, business strategy & marketing, from March 2012 to June 2017. Prior to joining Autodesk, he was employed at Lockheed Aeronautical Systems Company and EXA Corporation. Dr. Anagnost’s career spans more than 25 years of product, business, and marketing experience focused on driving strategy, transformation, and product development. We believe Dr. Anagnost is qualified to serve as a director on our Board due to his extensive industry experience, global expertise, and knowledge of building software platforms and ecosystems.

Nick Caldwell has served as a member of our Board since January 2021. Mr. Caldwell has also served as the Chief Product Officer for Peloton Interactive, Inc. overseeing a 600-person multi-discipline team, since September 2023. He was previously vice president of engineering for Consumer Products at X Corp. (formerly known as Twitter, Inc.) from June 2020 to December 2021, and general manager for Core Technologies, Inc. from December 2021 to November 2022. From October 2018 to June 2020, Mr. Caldwell served as chief product officer for Looker Data Sciences, Inc., a business intelligence firm acquired by Google LLC in 2020. Prior to that, Mr. Caldwell held the position of vice president of engineering for Reddit, Inc. from October 2016 to October 2018. Mr. Caldwell also spent fifteen years at Microsoft Corporation and held various positions, most recently as general manager for the Power BI product organization. We believe Mr. Caldwell is qualified to serve as a director on our Board due to his technical expertise and extensive experience in scaling product organizations.

Ron Gill has served as a member of our Board since June 2012. Mr. Gill currently serves as Chief Financial Officer of Benchling, Inc., a cloud-based platform for biotechnology research and development. Prior to his current position, Mr. Gill served as an operating partner of Lead Edge Capital, a growth equity investment firm, from 2018 to 2024. Mr. Gill has also served as a director of Amplitude, Inc. since June 2019. From 2007 to 2017, Mr. Gill held multiple positions at NetSuite, Inc., including chief financial officer from 2010 until 2017, including through NetSuite’s acquisition by Oracle in 2016. Prior to joining NetSuite, Mr. Gill was vice president, finance at Hyperion Solutions. Previously, he held a variety of financial positions with several technology companies, including SAP, Dell Technologies Inc. and Sony Group Corporation. Mr. Gill qualifies as an “audit committee financial expert” under the Securities and Exchange Commission (the “SEC”) guidelines. We believe Mr. Gill is qualified to serve as a director on our Board due to his broad industry experience and extensive financial leadership experience.

Claire Hughes Johnson has served as a member of our Board since March 2022. Since April 2021, Ms. Hughes Johnson has served as a Corporate Officer and Executive Advisor for Stripe, Inc., a financial services company. Ms. Hughes Johnson previously served as Stripe’s chief operating officer from October 2014 until April 2021. During her time at Stripe, she led business operations, sales, marketing, customer support, risk, real estate, and all of its people functions. Prior to Stripe, Ms. Hughes Johnson spent ten years at Google, Inc. leading sales and operations teams and in general management roles leading product, engineering, sales and operations. Ms. Hughes Johnson has served on the board of directors of Ameresco, Inc. since July 2021 and on the board of directors of Aurora Innovation, Inc. since January 2022. We believe Ms. Hughes Johnson is qualified to serve as a director on our Board due to her extensive operating and leadership experience in fast-growing technology businesses and her deep experience leading go-to-market teams.

2025 PROXY STATEMENT | HubSpot, Inc. 5

Lorrie M. Norrington has served as a member of our Board since September 2013. Ms. Norrington has served as an Operating Partner of Lead Edge Capital, a growth equity investment firm, since 2012. Ms. Norrington has served on the board of directors of Autodesk, Inc. since 2011, Colgate-Palmolive Company since 2015, and Asana, Inc. since July 2019, and also previously served on the boards of directors of Eventbrite, Inc. from April 2015 to August 2020, Duo Security from October 2017 to October 2019, Signal Sciences from December 2018 to October 2020, Shopping.com, McAfee, Lucasfilm and DIRECTV. In addition, Ms. Norrington has served as a director of Ancestry since March 2021. From 2005 to 2010, Ms. Norrington served in several senior management roles at eBay, Inc., including president of global marketplaces, chief executive officer of Shopping.com, senior vice president of Intuit, and an officer of General Electric Company. We believe Ms. Norrington is qualified to serve as a director on our Board due to her broad technology industry experience, including over 40 years of operating experience in technology, software and internet businesses, and her experience as a current and former director of other public companies.

Jay Simons has served as a member of our Board since January 2017. Mr. Simons has been a General Partner at Bond Capital Management LP, an investment firm, since November 2020. Mr. Simons served in various executive roles at Atlassian Corporation Plc, including as its president from 2011 until July 2020 and as vice president of sales and marketing from June 2008 until August 2011. From October 2005 to May 2008, Mr. Simons served in various roles, including vice president, marketing, at BEA Systems, Inc. an enterprise software company, which was acquired by Oracle Corporation in 2008. From 1998 to 2005, he served in various roles, including vice president, product marketing & strategy, at Plumtree Software, Inc., a web software company, which was acquired by BEA Systems, Inc. in 2005. He also previously served as a director of Dragoneer Growth Opportunities Corp. I from July 2020 to July 2021, of Dragoneer Growth Opportunities Corp. II from November 2020 to December 2021, and of Dragoneer Growth Opportunities Corp. III from March 2021 until April 2023. We believe Mr. Simons is qualified to serve as a director on our Board due to his experience implementing a high-velocity, low-touch sales model, his experience moving to a multi-product platform and his experience with global expansion.

Jill Ward has served as a member of our Board since October 2017. Ms. Ward has also served on the board of directors of Informatica Inc., an enterprise cloud data management company, since May 2021, and Dynatrace, Inc., an observability platform company, since September 2019. From October 2018 to February 2020, Ms. Ward served as an operating partner of Lead Edge Capital, a growth equity investment firm. From December 2018 to October 2019, she served as a director of Carbon Black Inc. In 2018, she served as a director of Adaptive Insights, which was acquired by Workday, Inc. in 2018. Ms. Ward previously served as president and chief operating officer of Fleetmatics from 2015 until its acquisition by Verizon Communications Inc. in 2016. From 2001 to 2014, Ms. Ward served as vice president and then senior vice president and general manager at Intuit Inc. Prior to 2001, Ms. Ward’s experience included leadership roles at Fidelity Investments and Bain & Company. We believe Ms. Ward is qualified to serve as a director on our Board due to her extensive experience leading and scaling technology businesses, her skills at building customer and partner relationships, and her expertise as a director at growth-oriented technology companies.

2025 PROXY STATEMENT | HubSpot, Inc. 6

CORPORATE GOVERNANCE

Board Independence

The Board believes, and our Corporate Governance Guidelines dictate, that the Board should consist of a majority of independent directors. At least annually, the Board evaluates all relationships between us and each director in light of relevant facts and circumstances for the purposes of determining whether a material relationship exists that might signal a potential conflict of interest or otherwise interfere with such director’s ability to satisfy his or her responsibilities as an independent director. Based on this evaluation, the Board then makes an annual determination of whether each director is independent within the meaning of the NYSE’s, the SEC’s, and our applicable committees’ independence standards.

The Board has determined that, except for Ms. Rangan and Messrs. Halligan and Shah as executive officers of the company, each of our current directors has no material relationship with HubSpot that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making that determination, the Board considered all relevant facts and circumstances, including (but not limited to) the director’s commercial, industrial, banking, consulting, legal, accounting, charitable, and familial relationships. In addition, the Board has determined that each of our directors is “independent” within the meaning of the director independence standards of the NYSE, other than Ms. Rangan and Messrs. Halligan and Shah, who currently serve as executive officers of the company.

Further, the Board has determined that each member of each of the committees of the Board is independent within the meaning of the NYSE’s, the SEC’s, and our applicable committees’ independence standards, including Rule 10a-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). There are no family relationships among any of our directors or executive officers.

Board Leadership Structure

Under our Corporate Governance Guidelines, the Board has the authority to fill the Chairperson and Chief Executive Officer (“CEO”) positions based on the Board’s view of what is in the best interests of the company. The CEO and Chairperson may, but need not be, the same person. Additionally, if the Chairperson is not an independent director, then the non-management directors shall annually elect one independent director to serve as the Lead Independent Director. The Board annually reviews its leadership structure to assess what best serves the interests of HubSpot and our stockholders at the time.

Currently, the roles of Chairperson and CEO are separated. As Executive Chairperson, Mr. Halligan plays a meaningful role in driving the company’s long-term strategy, including partner and product strategy. As the former Chairperson, CEO and President of the company until September 7, 2021, he also serves as a mentor and coach to the CEO.

Because Mr. Halligan is our co-founder and continues to be employed by the company, the Board does not consider Mr. Halligan to be “independent” in his role as Executive Chairperson of the Board or in his prior role as Chairperson of the Board. Therefore, in September 2013, the Board designated Ms. Norrington as Lead Independent Director, who provides an effective independent voice in our leadership structure. As Lead Independent Director, Ms. Norrington presides over meetings of the Board at which the Chairperson is not present, facilitates information flow and communication between the directors and the Chairperson, holds executive sessions with the independent directors, and performs such additional duties as determined by the Board.

The Board believes that its current leadership structure, coupled with an emphasis on Board independence, provides effective independent oversight of management while allowing both the Board and management to benefit from Mr. Halligan’s leadership and years of experience in HubSpot’s business, as well as Ms. Rangan’s deep operating and customer experience. We believe the company-specific experience and expertise of Mr. Halligan and Ms. Rangan, together with the outside experience, oversight, and expertise of our independent directors, allow for differing perspectives and roles regarding strategy development that benefit our stockholders. This structure enables Mr. Halligan to act as the key link between the Board and other members of management. Given the strength of our business and operational and financial performance, the Board believes that stockholders are best served by this leadership structure.

2025 PROXY STATEMENT | HubSpot, Inc. 7

Board and Committee Meetings

The Board meets on a regularly scheduled basis during the year to review significant developments affecting us and to act on matters requiring their approval. It also holds special meetings when important matters require action between scheduled meetings. Members of senior management regularly attend meetings to report on and discuss their areas of responsibility. During 2024, the Board held seven meetings. The Board has three standing committees:

•
the Audit Committee, which held eight meetings in 2024;
•
the Compensation Committee, which held five meetings in 2024; and
•
the Nominating, Governance, and Sustainability Committee, which held nine meetings in 2024.

Each of the current directors of the Board attended at least 75% of all meetings of the Board and meetings of committees of our Board upon which they served during 2024. The Board regularly holds executive sessions of the non-management directors as well as the independent directors. Executive sessions of non-management directors do not include employee directors, and executive sessions of independent directors do not include directors who do not qualify as independent under NYSE and SEC rules.

It is our policy that members of our Board are encouraged to attend annual meetings of our stockholders. All members of our Board attended the 2024 annual meeting of our stockholders.

Corporate Governance Policies and Committee Charters

The company and the Board regularly review and evaluate the company’s corporate governance practices. The Board has adopted Corporate Governance Guidelines to assist and guide its members in the exercise of its responsibilities. These guidelines should be interpreted in accordance with any requirements imposed by applicable federal or state law or regulation, the NYSE, and our certificate of incorporation and amended and restated bylaws (“bylaws”).

In addition, we have adopted a Code of Business Conduct and Ethics (which we refer to as our Code) that applies to all of our employees, officers, and directors, including those officers responsible for financial reporting. We intend to disclose any amendment or waiver of a provision of the Code that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, by posting such information on our website (available at http://www.hubspot.com) and/or in our public filings with the SEC.

The Board has also adopted a written charter for the Audit Committee, the Compensation Committee, and the Nominating, Governance, and Sustainability Committee, each of which satisfies the applicable rules of the SEC and the listing standards of the NYSE.

Our Corporate Governance Guidelines, Code of Business Conduct and Ethics, and committee charters are available on the Investor Relations – Corporate Governance Overview section of our website at https://ir.hubspot.com/governance/governance-overview. You may also request a copy of these documents by contacting Investor Relations at our principal executive offices.

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Board Committees

Our bylaws provide that the Board may delegate responsibility to committees. The Board has three standing committees: an Audit Committee, a Compensation Committee, and a Nominating, Governance, and Sustainability Committee.

The table below shows the composition of the standing committees of the Board. Ms. Rangan and Messrs. Halligan and Shah do not currently serve on any standing committee.

Name	Independent	Audit Committee	Compensation Committee	Nominating, Governance, and Sustainability Committee
Andrew Anagnost	√		√
Nick Caldwell	√	√
Ron Gill	√	Chair
Brian Halligan
Claire Hughes Johnson	√		√	√
Lorrie M. Norrington	√			√
Yamini Rangan
Dharmesh Shah
Jay Simons	√		Chair
Jill Ward	√	√		Chair
Total Meetings Held in 2024		8	5	9

Audit Committee

Messrs. Caldwell and Gill and Ms. Ward currently serve on the Audit Committee, which is chaired by Mr. Gill. The Board has determined that each member of the Audit Committee is “independent” for audit committee purposes as that term is defined under Rule 10A-3 of the Exchange Act, and the applicable NYSE rules. Each member of the Audit Committee meets the requirements for financial literacy under the applicable rules and regulations of the SEC and NYSE. The Board has designated Mr. Gill as an “audit committee financial expert,” as defined under the applicable rules of the SEC. The Audit Committee’s responsibilities include:

•
overseeing the work of our independent registered public accounting firm;
•
approving the hiring, discharging, and compensation of our independent registered public accounting firm;
•
approving engagements of the independent registered public accounting firm to render any audit or permissible non-audit services;
•
reviewing the qualifications and independence of the independent registered public accounting firm;
•
monitoring the rotation of partners of the independent registered public accounting firm on our engagement team as required by law;
•
reviewing our consolidated financial statements and reviewing our critical accounting policies and estimates;
•
reviewing our cash position, capital structure and strategies, financial and foreign currency policies, insurance coverage, and tax planning and compliance;
•
evaluating the performance, responsibilities, budget, and staffing of our internal audit function;
•
reviewing the adequacy and effectiveness of our internal controls;
•
reviewing all related person transactions for approval or disapproval, as appropriate, and for potential conflict of interest situations in accordance with our related person transaction policy;
•
reviewing and discussing with management and the independent registered public accounting firm the results of the annual audit of our annual consolidated financial statements and the interim reviews of our quarterly consolidated financial statements; and
•
assisting the Board in its cybersecurity oversight by reviewing and assessing the quality and effectiveness of the company’s cybersecurity, data privacy, and data security policies, practices, and procedures protecting the company’s information technology systems, data, products, and services across all business functions, and reporting such findings to the Board, who has final oversight responsibility over cybersecurity-related matters.

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Compensation Committee

Mr. Anagnost, Ms. Hughes Johnson, and Mr. Simons currently serve on the Compensation Committee, which is chaired by Mr. Simons. The Board has determined that each member of the Compensation Committee is “independent” as that term is defined in the applicable SEC and NYSE rules. The Compensation Committee’s responsibilities include:

•
reviewing and approving corporate goals and objectives relevant to compensation of our Chief Executive Officer and other executive officers;
•
reviewing the evaluations of the performance of our CEO in light of these established goals and objectives;
•
reviewing and approving the compensation of our executive officers based on their evaluations;
•
reviewing and recommending the compensation of our non-employee directors and other members of senior management at the level of executive vice president and above;
•
administering and approving the issuance of equity awards under our stock plans;
•
reviewing the company’s broad-based compensation strategy to create internally equitable and externally competitive compensation structures, including pay equity considerations;
•
overseeing the assessment of risks related to our compensation policies and programs applicable to our officers and employees;
•
reviewing director and officer compliance with our stock ownership guidelines;
•
retaining and approving the compensation of any compensation advisors; and
•
evaluating the independence of any such compensation advisors.

Nominating, Governance, and Sustainability Committee

Mmes. Hughes Johnson, Norrington, and Ward currently serve on the Nominating, Governance, and Sustainability Committee, which is chaired by Ms. Ward. The Board has determined that each member of the Nominating, Governance, and Sustainability Committee is “independent” as that term is defined in the applicable SEC and NYSE rules. The Nominating, Governance, and Sustainability Committee’s responsibilities include:

•
evaluating and making recommendations regarding the organization and governance of the Board and its committees;
•
assessing the performance of members of the Board and making recommendations regarding committee and chair assignments;
•
reviewing and making recommendations with regard to our corporate succession plans for our CEO and other key officers;
•
recommending desired qualifications for Board membership and conducting searches for potential members of the Board;
•
reviewing and making recommendations with regard to our Corporate Governance Guidelines; and
•
overseeing the company’s sustainability strategies, practices, and metrics.

Identifying and Evaluating Director Nominees

The Board has delegated the director selection and nomination process to the Nominating, Governance, and Sustainability Committee, with the expectation that other members of the Board, and of management, will be requested to take part in the process as appropriate.

Generally, the Nominating, Governance, and Sustainability Committee identifies candidates for director nominees in consultation with management, through the use of search firms or other advisors, through the recommendations submitted by stockholders or through such other methods as the Nominating, Governance, and Sustainability Committee deems to be helpful to identify candidates. Once candidates have been identified, the Nominating, Governance, and Sustainability Committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the Nominating, Governance, and Sustainability Committee. The Nominating, Governance, and Sustainability Committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks, or any other means that the Nominating, Governance, and Sustainability Committee

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deems to be appropriate in the evaluation process. The Nominating, Governance, and Sustainability Committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the Board. Among other factors, the Board reviews and considers director tenure and age as factors in assessing its ongoing needs, but the Board has not adopted term limits or a mandatory retirement age for individual directors. Based on the results of the evaluation process, the Nominating, Governance, and Sustainability Committee recommends candidates for the Board’s approval as director nominees for election to the Board.

In June 2021, the Board adopted a Board Diversity Policy to set forth the practices and criteria for ensuring that HubSpot maintains a diverse Board. The Board Diversity Policy provides that it is beneficial to our stockholders and other stakeholders to have Board members and nominees representing diversity in many areas, including, but not limited to, industry knowledge, education, personal background and experiences. The Board Diversity Policy provides that the Nominating, Governance, and Sustainability Committee will consider the appropriate skills and qualities required of Board members and seek the services of external advisers, where necessary. The Nominating, Governance, and Sustainability Committee will review the Board Diversity Policy from time to time as necessary, and make recommendations on any required changes to the Board for consideration and approval. Our Board Diversity Policy is available on the Investor Relations – Corporate Governance Overview section of our website at https://ir.hubspot.com/governance/governance-overview.

From time to time, we have engaged, for a fee, a third-party search firm to assist the Nominating, Governance, and Sustainability Committee with identifying, evaluating, and screening Board candidates for the company.

Minimum Qualifications

In evaluating proposed director candidates, the Nominating, Governance, and Sustainability Committee may consider all facts and circumstances that it deems appropriate or advisable, including, among other things, the skills of the proposed director candidate, his or her depth and breadth of professional experience or other background characteristics, his or her independence, the current size and composition of our Board and the needs of our Board and its respective committees. Some of the qualifications that our Nominating, Governance, and Sustainability Committee consider include, without limitation, integrity, judgment, diversity of experience, expertise, business acumen, understanding of our business and industry, potential conflicts of interest and other commitments. Nominees must also have proven achievement and competence in their field and the ability to provide guidance to our management team and make significant contributions to our success, and an understanding of the fiduciary responsibilities that are required of a director. Director candidates must have sufficient time available in the judgment of our Nominating, Governance, and Sustainability Committee to perform all Board and committee responsibilities. Members of our Board are expected to prepare for, attend, and participate in all Board and applicable committee meetings.

Stockholder Recommendations

Stockholders may submit recommendations for director candidates to the Nominating, Governance, and Sustainability Committee by sending the following to HubSpot, Inc., 2 Canal Park, Cambridge, MA 02141, Attn: Secretary, at least 120 days prior to the anniversary of the date on which the proxy statement was released to stockholders in connection with the previous year’s annual meeting: the name and address of record of the recommending stockholder, a representation that the recommending stockholder is a record holder or beneficial owner of our shares, the individual’s candidate’s name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment for the preceding five (5) full fiscal years, a description of the qualifications and background of the candidate which addresses the minimum qualifications and other criteria for Board membership approved by the Board from time to time and set forth in the Policies and Procedures for Director Candidates, a description of all arrangements between the candidate and the recommending stockholder, a written indication of the candidate’s willingness to be named in the proxy statement and serve on our Board, and any other information required to be included in a proxy statement filed pursuant to the rules of the SEC applicable to director nominees by stockholders.

The Secretary will forward all recommendations to the Nominating, Governance, and Sustainability Committee. The Nominating, Governance, and Sustainability Committee will evaluate any candidates recommended by stockholders against the same criteria and pursuant to the same policies and procedures applicable to the evaluation of candidates proposed by directors or management. In addition, as described in the “Additional Information” section of this Proxy Statement, stockholders may, pursuant to applicable law and the requirements of our bylaws, directly nominate candidates to stand for election to the Board.

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Board Skills and Experience Matrix

The matrix below summarizes some of the desirable types of experience and skills possessed by our current directors. These elements are important because of their relevance to our business and strategy. The following matrix does not encompass all experiences or skills of our board of directors.

Public Company Experience as a director on another public company board.	6 directors
Executive / Senior leadership Experience as CEO or senior executive at a public company or other large organization.	10 directors
Customer & Business Domain Experience serving small and medium sized businesses, SaaS business models, business development and strategy, or founding and growing businesses.	9 directors
Product Management Experience in product strategy and design, product management, and multi-products/services.	6 directors

Technology & Infrastructure

Experience in technology; software product R&D, AI, enterprise IT, databases, web development, cloud computing, platform, technology infrastructure, or information security and cybersecurity.

5 directors
Sales & Marketing Experience in sales, digital marketing, freemium sales, partnerships, distribution, or brand management.	5 directors
Global Expansion A strong understanding of and experience with global expansion, operations, sales, or markets.	9 directors

Finance

Experience in financial management, accounting, investment management, financial reporting and internal controls, corporate finance, mergers and acquisitions, financial statements and capital structure, audit committee, or P&L management.

7 directors

Stockholder Communications

The Board provides to every securityholder and interested party the ability to communicate with the Board, as a whole, and with individual directors on the Board through an established process for securityholder and other interested party communication. For a communication directed to the Board as a whole, securityholders and other interested parties may send such communication to the attention of the company’s Secretary via U.S. Mail or Expedited Delivery Service to: HubSpot, Inc., 2 Canal Park, Cambridge, MA 02141, Attn: Board of Directors, c/o Secretary.

For a securityholder communication directed to an individual director in his or her capacity as a member of the Board, securityholders and other interested parties may send such communication to the attention of the individual director via U.S. Mail or Expedited Delivery Service to: HubSpot, Inc., 2 Canal Park, Cambridge, MA 02141, Attn: [Name of Individual Director], c/o Secretary.

We will forward by U.S. Mail any such communication to each director, and the Chairman of the Board in his or her capacity as a representative of the Board, to whom such communication is addressed to the address specified by each such director and the Chairman of the Board, unless there are safety or security concerns that mitigate against further transmission.

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Board and Committee Evaluations

The Nominating, Governance, and Sustainability Committee oversees the annual Board and committee evaluation process. Generally, the Board and each committee conduct self-evaluations by means of written questionnaires completed by each director and committee member. In 2024, the Board conducted a multi-layered assessment approach, consisting of individual director evaluations, committee evaluations, and a full Board evaluation, including input from the company’s executive officers. The anonymous responses are summarized and provided to the Board and each committee at their next meetings in order to facilitate an examination and discussion by the Board and each committee of the effectiveness of the Board and committees, Board and committee structure and dynamics, areas for possible improvement, and enhancement of individual director contributions. The Nominating, Governance, and Sustainability Committee establishes the Board and committee evaluation process each year. From time to time, it may determine to use an independent third party in the evaluation process.

Board’s Role in Risk Oversight

One of the key functions of our Board is informed oversight of our risk management process. Our Board does not have a standing risk management committee. Rather, the Board administers this oversight function directly through the Board as a whole, as well as through its standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure and overall enterprise risk exposure. While our Board is ultimately responsible for risk oversight, our Board committees assist our Board in fulfilling its oversight responsibilities in certain areas of risk. Our Audit Committee assists by reviewing and discussing our major risk exposures including, among other things, financial, cybersecurity, and privacy risk exposures, and the steps our management team has taken to monitor and control these exposures, as well as guidelines and policies with respect to risk assessment and risk management. Our Audit Committee also assists the Board in its oversight of compliance with legal and regulatory requirements, in addition to oversight of the performance of our external and internal audit functions. Our Nominating, Governance, and Sustainability Committee monitors the effectiveness of our Corporate Governance Guidelines and Code of Business Conduct and Ethics, oversees executive and board succession planning, and reviews our policies and practices relating to our sustainability strategy and our corporate social responsibilities. Our Compensation Committee reviews and discusses the risks arising from our compensation policies and programs applicable to all officers and employees. In addition, our management team periodically reports to and seeks input from our Board and its committees with respect to the most significant risks that could affect our business, such as competition and strategic risks, legal risks, information security and privacy risks, and financial, tax and audit related risks.

Compensation of Non-Employee Directors

Pursuant to our Non-Employee Director Compensation Policy in effect for 2024, our non-employee directors were paid an annual cash retainer of $50,000, our lead independent director was paid an additional annual cash retainer of $25,000, and committee members and committee chairs received additional annual cash retainer fees as set forth below:

	Audit Committee	Compensation Committee	Nominating, Governance, and Sustainability Committee
Annual Committee Member Retainer	$15,000	$10,000	$6,000
Annual Committee Chair Retainer	$20,000	$15,000	$8,500

In addition, each of our non-employee directors received an annual equity award with a value of $250,000, 100% of which was in the form of a restricted stock unit (“RSU”) award settled in shares of our common stock. Prior to 2024, 25% of the annual equity award was granted as an option to purchase shares of our common stock (“Option”) and 75% was in the form of RSUs. Annual equity awards vest in equal quarterly installments over a one-year period from the grant date of such award (or, if earlier, immediately prior to the annual meeting of stockholders that is closest to the first anniversary of the grant date); provided, however, that all vesting ceases if the director resigns from our Board or otherwise ceases to serve as a director, unless the Board determines otherwise in certain warranted circumstances. Newly-elected non-employee directors receive a pro-rated annual equity award. All unvested equity awards held by a non-employee director accelerate and immediately vest if the non-employee director’s service relationship ends within three months prior to or 12 months following a “sale event” (as defined in the company’s 2024 Stock Option and Incentive Plan).

We reimburse our non-employee directors for their travel, lodging, and other reasonable expenses incurred in attending meetings of our Board and Board committees.

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The Board periodically evaluates the compensation of our non-employee directors, including through the recommendations of the Compensation Committee. The Board also considers input from the Compensation Committee’s independent compensation consultant, which reviews director pay levels at peer companies and provides feedback on where our non-employee director compensation is positioned relative to the company’s compensation peers.

The following table provides certain information concerning the compensation earned by the non-employee members of our Board during the year ended December 31, 2024 pursuant to our Non-Employee Director Compensation Policy. The table excludes Ms. Rangan and Messrs. Halligan and Shah, who are named executive officers of the company and did not receive any additional compensation for their service as directors in 2024. The compensation received by Ms. Rangan and Messrs. Halligan and Shah during 2024 is set forth in the section of this Proxy Statement captioned “Executive Compensation— 2024 Summary Compensation Table.”

2024 Director Compensation Table

	Fees Earned
	or Paid in	Stock
	Cash	Awards	Total
Name	($)	($) (1)	($)
Andrew Anagnost	52,222	242,446	294,668
Nick Caldwell	56,083	242,446	298,529
Ron Gill	79,553	242,446	321,999
Claire Hughes Johnson	57,333	242,446	299,779
Lorrie M. Norrington	66,972	242,446	309,418
Jay Simons	63,780	242,446	306,226
Jill Ward	73,972	242,446	316,418

(1)
The amounts reported represent the aggregate grant-date fair value of RSUs settled in shares of our common stock calculated in accordance with Financial Accounting Standard Board, Accounting Standards Codification Topic 718, Compensation — Stock Compensation (“ASC Topic 718”). Such grant-date fair value does not take into account any estimated forfeitures related to service-based vesting conditions. The assumptions used in calculating the grant-date fair value are set forth in the notes to our audited consolidated financial statements presented in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (the “2024 Form 10-K”) filed with the SEC on February 12, 2025.

Certain Director Equity Information

Our non-employee directors held the following aggregate number of shares of our common stock subject to unexercised stock options and unvested RSUs as of December 31, 2024:

	Number of
	Securities	Number of
	Underlying	Unvested
	Unexercised	Restricted
Name	Options (#)	Stock Units (#)
Andrew Anagnost	137	206
Nick Caldwell	875	206
Ron Gill	4,511	206
Claire Hughes Johnson	549	206
Lorrie M. Norrington	4,511	206
Jay Simons	5,277	206
Jill Ward	3,899	206

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SUSTAINABILITY AT HUBSPOT

Our mission is to help millions of organizations grow better. As we continue to scale, we also hold ourselves accountable to ensure we are growing responsibly and sustainably. For more information about our sustainability efforts and to view our annual Sustainability Report, please refer to www.hubspot.com/sustainability.

Building a Globally Enduring Business

To ensure the long-term success of our growing global business, we are actively managing the impacts of climate change. This involves building resilience across our value chain, strategically investing in energy efficiency, proactively managing associated risk and opportunities, and adhering to regulatory standards.

Commitment to Net-Zero

Making progress on our science-based carbon targets is an important step on our climate journey. Our publicly disclosed targets, which have been verified by the Science-Based Targets initiative (SBTi) are:

•
Overall Net-Zero Target – HubSpot commits to reach net-zero greenhouse gas (“GHG”) emissions across our value chain by 2040.
•
Near-Term Targets
o
HubSpot commits to reducing absolute scope 1 and 2 GHG emissions by 47% by 2030 from a 2019 base year.
o
HubSpot commits to reducing scope 3 GHG emissions from business travel 55% per employee within the same timeframe.
o
HubSpot further commits that 70% of our suppliers by spend covering purchased goods and services and capital goods, will have science-based targets by 2027.
•
Long-Term Target – We commit to reduce absolute scope 1, 2 and 3 GHG emissions 90% by 2040 from a 2019 base year.

Climate Risks and Opportunities

HubSpot supports the Task Force on Climate-Related Financial Disclosures (“TCFD”) recommendations. Drawing from the TCFD guidelines and examples of emerging good practice identified by regulators, investors, and other stakeholders, we are committed to implementing the TCFD core elements on governance, strategy, risk management, targets, and metrics.

We acknowledge that TCFD has been retired and plan to ramp up our alignment with newly established voluntary frameworks (such as standards issued by the International Sustainability Standards Board) and regulatory frameworks (such as the Corporate Sustainability Reporting Directive) over the next few years. More information about our approach to managing climate risk and the progress we’ve made can be found in our TCFD Report.

Culture & Values

As a mission-driven organization, customer centricity and solving for the customer is a fundamental aspect of our culture, which influences the principles of how we work. In addition to our customer-first principles, HEART is at the center of who we are and represents the five traits we value the most in the people we work with: Humility, so that we may be learn-it-alls and better solve for our customer. Empathy, so that we may understand our customers’ hopes, dreams and fears. Adaptability, so that we may keep up with change and help our customers do the same. Remarkability, so that we may solve common customer problems with uncommon resourcefulness. And finally, Transparency, so that we can be open and objective in decisions that impact our customers. A copy of our Culture Code, our external culture manifesto, can be found at: https://network.hubspot.com/slides/the-hubspot-culture-code.

We offer tools, resources, and experiences to ensure HubSpotters feel connected, are engaged and continue to have the opportunity to grow both personally and professionally. We have been intentional in building a work model that leans into hybrid, giving our employees the choice to work in a way that works best for them, while enabling effective and productive work. Aligned with previous years, our employees can elect to work primarily from their home (@home), in one of our offices (@office), or split their time between home and office (@flex).

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In 2025, 72% of our global workforce are @home employees, 7% are @office employees, and 21% are @flex. HubSpot is proud to have been certified as a Great Place to Work® for the last nine years and has been named on notable sublists such as Fortune Best Workplaces for Women™, Fortune Best Workplaces for Parents™, Fortune Best Workplaces for Technology™, and the Fortune Future 50 in 2024. We’ve been named on numerous Comparably Best Company lists for the seventh year running as a direct result of employee feedback, including Best Company Culture, Best Company for Career Growth, Best Company CEOs, Best Leadership Team, and more. Additionally, we are proud to have been named on lists such as the TIME World's Most Sustainable Companies 2024, Newsweek America's Greenest Companies, and Forbes Most Trusted Companies in America lists for the first time in 2024.

Belonging

Belonging is a core pillar of our talent strategy and an essential driver of HubSpot’s performance. We believe when everyone is seen, valued, and respected for their unique gifts, we transform individual brilliance into collective genius. We want to ensure we have a wide range of perspectives to help uncover obstructed views and contribute to the innovation and thought leadership at HubSpot, reflective of our customer base. We are committed to providing fair and equal access to opportunities, resources, and growth by embedding equity into our systems and processes. Finally, we are focused on creating a culture of inclusion, inviting everyone to bring their best to solve for our customers.

Talent Attraction and Employee Growth & Development

We take a thoughtful approach to talent attraction and retention in order to build a culture where people can do their best work. We believe in life-long learning and invest in employee development at every stage. This includes interactive, regionalized on-boarding, one-on-one mentorship, year-round manager training and a mini-MBA Fellows program. In addition, we offer several live, self-paced and asynchronous resources to help employees develop their skill and capabilities through our internal, online learning management system.

Total Rewards

We provide competitive compensation and benefits for our employees globally. Our compensation packages may include base salary, commission or semi-annual bonuses, and stock-based compensation awards. We also offer an employee stock purchase plan, as well as benefit plans, such as employee medical, dental, life and disability insurance, and retirement and pension arrangements, that vary by geography that align with market norms. We evaluate both compensation and benefit offerings on an annual basis and we make adjustments as needed. We are committed to continuing our transparent pay practices, including providing access to compensation ranges for all of our employees, anchoring compensation to one predefined major city per country and publishing compensation ranges for all job postings in the U.S.

We offer a mental wellness platform as a global benefit for employees and their dependents. In order to prevent and battle burnout and its root causes, we also offer a company holiday week for all employees to take time off and recharge, and programming for employees to listen, learn, and identify ways to prioritize their mental health at work.

Community Impact

HubSpot is committed to supporting employees to give back to causes close to their hearts while investing in the future of tech through our ecosystem of software, education, and community. Through HubSpot Academy and our Education Partner Program, we bring HubSpot’s industry-leading software and certifications into classrooms, businesses, and institutions to increase opportunity, education, and connection. In addition, we provide a range of opportunities for our employees to give back to their local communities, including: an employee volunteering platform, financial and in-kind donations, and flagship events.

Practicing Good Governance

Along our sustainability journey, we are committed to transparency and aspire to report our performance in alignment with emerging disclosure and accounting standards such as the Sustainability Accounting Standards Board and the Global Reporting Initiative, as well as new disclosure requirements such as the European Sustainability Reporting Standards and the California Climate Corporate Data Accountability Act and Climate Related Financial Risk Disclosure. We are also a proud member of the United Nations Global Compact, a voluntary corporate sustainability initiative that encourages businesses worldwide to adopt sustainable practices, report on those practices, and track them over time.

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Sustainability Oversight

Data Privacy and Security

Our customers put confidence in our ability to help them grow alongside shifts in tech advancements and how we operate, and we’re committed to earning and maintaining their trust. That’s why we invest in data privacy, promote ethical behavior, and adhere to industry standards. Our Trust Center provides access to documents and reports, and more information about HubSpot’s data privacy, security, and compliance.

Ethical AI

Our approach to AI is rooted in the same principles we employ for any of our products - we provide SMBs access to tools that are easy to use, give fast time to value, and offer a unified customer record. HubSpot’s Ethical Approach to AI sets out how we develop and deploy AI across our organization. Our efforts are ongoing, and we continue to anchor ourselves in our core principles to provide AI trust in our product development.

Corporate Governance Policies

Code of Business Conduct and Ethics. At HubSpot, we are serious about compliance and doing the right thing. To that end, we adopted a Code of Business Conduct and Ethics, which we refer to as our Code, that applies to all of our employees, officers, and directors. The Code highlights that everything we do at HubSpot will be, and should be, measured against the highest possible standards of ethical business conduct. We set the bar high for practical and aspirational reasons because our commitment to the highest standards helps us solve for our customers, hire and retain great people, build a great platform, and attract loyal partners. Trust and mutual respect between us and our customers

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and partners are the foundation of our success, and following this Code helps us maintain those relationships. We also encourage our employees to report suspected policy violations to their manager, the People team, the Legal and Compliance team, or through our Whistleblower Hotline (online or via phone), where reports can be made anonymously. No waiver of any provisions of our Code for the benefit of a director or an executive officer shall be effective unless approved by the Board (or, if permitted, our Audit Committee) and, if applicable, such waiver is disclosed to our stockholders in accordance with applicable U.S. securities laws and/or the rules of the NYSE. In addition, substantive amendments to the Code must be approved by the Board.

Human Rights Policy. Respect for human rights is a fundamental value of HubSpot. Our company operates globally and has offices around the world. Our customers, employees, stockholders, and vendors represent almost every race, national origin, religion, culture, political philosophy, and language. This diversity is the foundation of our business excellence and embodies HubSpot’s respect for human rights and dignity of all people. Where we have identified adverse human rights impacts resulting from or caused by our business activities, we are committed to providing for or cooperating in their fair and equitable remediation. In 2024, our Board adopted an updated Human Rights Policy that underscores HubSpot’s position on fundamental human rights.

Board Diversity Policy. Our Board Diversity Policy sets forth the practices and criteria for ensuring that HubSpot maintains a diverse Board, as well as the Board’s commitment to making HubSpot an inclusive and diverse company. The Board Diversity Policy also provides that it is essential to have Board members and nominees representing diversity in many areas, including, but not limited to industry knowledge, education, personal background and experiences.

Environmental Policy. Our Environmental Policy sets forth commitments that will guide our efforts to deliver environmental compliance as a minimum standard, to continually improve our sustainability performance, and to act as a thought leader for our employees, customers, and partners through education, partnership and collective action.

Global Supplier Code of Conduct. We are committed to good governance and achieving the highest ethical and environmental standards for all our employees, and we expect the same from our suppliers. Our Global Supplier Code of Conduct defines and communicates our sustainability expectations from suppliers. In 2024, we adopted an updated Supplier Code of Conduct aligned with our core values, as well as the International Labour Organization (“ILO”) Declaration on Fundamental Principles and Rights at Work, the United Nations (“UN”) Guiding Principles on Business and Human Rights, and the Ten Principles of the UN Global Compact, to which HubSpot is a signatory.

The policies above are available on our Investor Relations website at: https://ir.hubspot.com/governance/governance-overview.

Stakeholder Engagement

At HubSpot, we value and consider the viewpoints of a number of stakeholders, including our employees, our customers, our partners, and our stockholders. We have teams dedicated to engagement with each of these stakeholder groups, and feedback is regularly shared with our executive leadership team and Board to review, consider, and incorporate into future priorities for the company. The chart below describes the engagement process with each of our stakeholder groups and actions we have taken in response to their feedback.

Employee Engagement
Engagement Process

We administer a biannual employee engagement survey to all HubSpot employees to assess and understand the employee experience and overall engagement. A baseline survey is used to collect feedback on a wide range of topics and inform action planning, while a shorter pulse survey tracks progress. The survey enables us to provide data to leaders across the organization, empowering them to identify, address, and monitor feedback at department and team levels. Based on the results and an analysis of our strengths and opportunities as it relates to our overarching culture, our executive leadership team and department leadership teams create action plans to address high-priority feedback. In the spirit of transparency, the analysis and action plans are shared internally with all employees. This ensures our employees are aware of how we are utilizing their feedback to drive positive change across the company on a variety of topics.

2025 PROXY STATEMENT | HubSpot, Inc. 18

Responsive Actions

In 2024, we continued to improve how we provide access to survey insights for leaders across the organization, and over 80% of leaders across the organization access their team-specific results following the survey.

Action planning from the 2024 Q4 survey centered on the 5 focus areas of our People Strategy, namely Clarity, Growth, Belonging, Recognition, and Org Effectiveness. KPIs for scores on these dimensions in future surveys have been weaved into action planning and our enterprise-level strategic priorities. Based on employee feedback from our 2024 Q4 survey, we have assembled cross-functional teams focused on driving meaningful change in how we create clarity and provide support for career growth at HubSpot, as well as improving how we collaborate, make decisions, and drive organizational change cross-functionally.

Customer Engagement
Engagement Process

Customers are at the center of how we build products and services at HubSpot, and their feedback and sentiment deeply inform our product roadmap and the services we offer. Starting on day one, we want our customers to realize the value of our product, quickly. We take an approach of leading with humans and technology. Our teams are thoughtfully organized across the customer journey to support customers every step of the way. Additionally, we have a customer experience management team that looks over the entire customer experience and identifies opportunities where we can continue to delight our customers and keep them growing.

We are dedicated to powering a truly customer-obsessed operating system by bringing customer experience optimization to the forefront of how HubSpot makes short and long-term decisions. We collect and analyze customer feedback from all channels across the organization and customer journey, including, but not limited to, NPS surveys, HubSpot’s Customer Advisory Board, the HubSpot Community forum, Sales and Customer Success data, and extensive user research. Insights are then distributed to relevant teams, and the company is accountable for taking action on customer feedback.

Throughout our yearly planning process, proposed feature developments are grounded in customer feedback and aim to solve a clear customer need.

Responsive Actions

Overall, 2024 was a banner year for product innovation with hundreds of product enhancements across our entire platform. Many of those directly addressed functionality requests by our customers that included, but were not limited to:

•
Smart CRM. In 2024, we introduced support for Sensitive Data, a series of data security features and controls that enable customers in regulated industries like healthcare, finance, and insurance to safely store and utilize a variety of sensitive information types. By centralizing sensitive customer data within our Smart CRM, our customers can empower their teams with a complete, unified customer view. Among the hundreds of other enhancements, we improved the Smart CRM with AI capabilities, including Workflow Enrollment Anomaly detection to proactively identify changes that require attention, and multilingual property translation to ensure data consistency across global teams. A new unified record page editor simplifies customization, making Smart CRM more powerful and adaptable than ever.
•
Breeze. In 2024, we introduced Breeze, a complete AI solution, designed to help customer-facing teams boost productivity, scale growth, and unlock insights at scale. Features of Breeze include Breeze Intelligence, a series of enrichment features that infuse the Smart CRM with access to over 200 million buyer and company profiles. Breeze Copilot is an AI companion that uses generative AI and CRM data to elevate our customers’ work and execute tasks quickly. Another new feature is Breeze Agents, which are AI-powered experts designed to help users automate their workflows, from planning to execution.
•
Marketing Hub. AI continued to be a centerpiece in Marketing Hub, with updates such as AI Assistant for Ads, enabling users to easily generate new ad copy and optimize their

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existing ads, and enhanced Customer Journey Analytics with dynamic touchpoint tracking. Customers also now enjoy deeper campaign performance insights with the ability to analyze influenced contacts and compare multiple campaigns simultaneously.
•
Content Hub. Content Hub is the all-in-one content marketing solution, powered by HubSpot AI, to create and manage content across the entire customer journey. Content Hub includes powerful features like AI-driven content creation tools, “Content Remix” to easily create a full pipeline of content based on a single asset, Brand Voice to define and generate content that has a consistent voice and tone, audio tooling to create, host, and distribute podcasts, and dozens of other features to help customers create a steady stream of high quality content.
•
Operations Hub. 2024 enhancements focused on data quality and workflow optimization, including proactive alerts for duplicate records, AI-driven location formatting suggestions, and the new interactive workflow diagram, which offers real-time visibility into enrollment paths for troubleshooting and optimization.
•
Commerce Hub. In 2024, we continued to expand Commerce Hub with powerful tools such as a two-way QuickBooks integration for invoicing and payment syncing, subscription pause/resume functionality, and support for advanced payment methods like SEPA transfers. Deeper integration of Commerce Hub across our other tools mean users can do things like collect payments from buyers in context when scheduling a meeting or reviewing a proposal.
•
Service Hub. Service Hub is more powerful than ever with the 2024 addition of a new Help Desk Workspace, which allows users to deliver personalized, AI-powered support on a unified source of truth with HubSpot’s help desk tools. Empower your reps and customers with AI and scale your support team with ease by arming reps with context, and feeding valuable information back to your marketing and sales teams. Inside Help Desk, skill-based ticket routing and customizable SLA rules help streamline operations for teams operating at scale.
•
Sales Hub. In Sales Hub, 2024 brought a new and improved Sales Workspace that helps sales reps manage all of their prospecting and deal management tasks in a single place including creating, managing and tracking leads, leveraging artificial intelligence to move relationships forward, and foster efficiency by giving them a single view of their work. Sales Hub users also benefited from streamlined prospecting workflows with advanced pipeline automation and enhancements to deal management, including approval processes for pipeline stages. Enterprise customers gained forecasting improvements with multi-currency support.
•
Reporting. New capabilities like Advanced journey analytics allow Enterprise users to analyze multi-year trends and apply complex filtering across property stages. Refinements like new visualization options and recurring data sharing empower users to visualize and share insights more effectively.
•
Integrations. We continued to expand our ecosystem, launching dozens of new apps in the App Marketplace. Highlights include enhancements to the Microsoft Teams integration, enabling seamless collaboration on tickets and automated logging for phone calls.

Partner Engagement
Engagement Process

Our partner ecosystem is critical to HubSpot's success, powering our strategy to scale both selling and servicing through expert partners. Our Product and Flywheel teams maintain deep, ongoing collaboration with partners to gather customer insights, launch joint go to market initiatives, shape our product roadmap, test innovations, and refine existing solutions.

In addition to consistent leadership engagement, our HubSpot Solution and App Partners participate in strategic touchpoints throughout the year: Our annual ecosystem kickoff in Q1, our Partner Day at INBOUND, and recurring Partner Advisory Council meetings. These advisory councils provide

2025 PROXY STATEMENT | HubSpot, Inc. 20

essential strategic guidance on key topics throughout the year. We also systematically gather ecosystem feedback through our biannual "partner pulse" NPS survey and targeted research initiatives, generating actionable insights that benefit our customers, partner community, and HubSpot's continued evolution.

Responsive Actions

In 2024, we made a number of key changes to enhance our partner program, including increasing our partner commissions for upmarket deals and deals in growth markets. We rolled out a new coverage model to better support partner growth as well as a number of new collaboration policies to improve the co-selling process between our partners and our direct sales team. We also launched a commissions accelerator and a marketing development fund program. In addition to these improvements in our flywheel teams, we also invested heavily in collaboration tools native to the HubSpot platform to create a unified selling and servicing experience for our shared customers.

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Stockholder Engagement
Engagement Process

We welcome and value the views and insights of our stockholders and conduct regular outreach to connect with our stockholders to ensure open lines of communication. Our investor relations team, along with our CEO and Chief Financial Officer (“CFO”), aims to regularly meet with our stockholders at least once a year to better understand their perspective on a wide range of strategy and business topics. In addition, on an annual basis, we engage with our largest stockholders to solicit their perspectives and discuss our governance and executive compensation policies and practices with the goal of using their feedback to inform our future governance and executive compensation decisions. In 2024, we proactively reached out or responded to twenty-one of our top institutional stockholders and ultimately held meetings with six stockholders representing roughly 23% of our outstanding common stock, including three of our top ten stockholders, as of September 30, 2024. These conversations covered a wide range of topics, including corporate governance practices, board structure and composition, executive compensation policies and practices, and practices relating to sustainability matters. All calls included core outreach participants from our Legal, Investor Relations, and Sustainability teams, and certain calls included our lead independent director, the Chair of our Nominating, Governance and Sustainability Committee, our CFO and our CLO.

The feedback we receive from our stockholders through these activities is regularly communicated to the Nominating, Governance, and Sustainability Committee and Compensation Committee. After careful review, our Nominating, Governance, and Sustainability Committee and Compensation Committee recommend to the Board whether enhancements to our company’s policies and practices are required or recommended to respond to stockholder concerns or expectations relating to new issues or emerging trends.

We believe it is important to continue to engage with our stockholders on a regular basis to understand their perspectives and to give them a voice in shaping our governance and executive compensation policies and practices.

Responsive Actions

In part in response to stockholder feedback, we took the following actions:

•
Based on stockholder feedback and considering current peer and best governance practices and the advantages and disadvantages of the classified Board structure, the Board has decided that it is in the best interests of the company and our stockholders at this time to transition to a more standard large-cap governance structure, including by declassifying our Board as is set forth in Proposal Four below.
•
Based on stockholder feedback and considering current peer and best governance practices and the advantages and disadvantages of supermajority voting requirements, the Board has decided that it is in the best interests of the company and our stockholders at this time to transition to approve amendments to our Charter to eliminate all supermajority voting requirements as is set forth in Proposal Five below.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

The following table sets forth certain information known to us regarding the beneficial ownership of our common stock as of March 1, 2025, for:

•
each person known by us to be the beneficial owner of more than 5% of our common stock, based solely on the information reported by such persons in their most recent Schedule 13D and 13G filings with the SEC;
•
our named executive officers;
•
each of our directors and director nominees; and
•
all executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as noted by footnote, and subject to community property laws where applicable, we believe, based on the information provided to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

The table lists applicable percentage ownership based on 52,215,728 shares of common stock outstanding as of March 1, 2025, unless indicated otherwise. Options to purchase shares of our common stock that are exercisable, and shares of our common stock that may be acquired upon the vesting of RSUs or PSUs, in each case, within 60 days of March 1, 2025, are deemed to be beneficially owned by the persons holding these options, RSUs or PSUs, as applicable, for the purpose of computing percentage ownership of that person, but are not treated as outstanding for the purpose of computing any other person’s ownership percentage. Unless otherwise indicated, the address for each beneficial owner is c/o HubSpot, Inc. 2 Canal Park, Cambridge, MA 02141.

	Number of Shares
Name of Beneficial Owner	Beneficially Owned	Percentage
5% Stockholders
The Vanguard Group (1)	5,246,734	10.1%
T. Rowe Price Associates, Inc. (2)	4,347,562	8.3%
FMR LLC (3)	4,132,124	7.9%
BlackRock, Inc. (4)	3,328,399	6.4%
JPMorgan Chase & Co. (5)	3,306,181	6.3%
Named Executive Officers and Directors
Andrew Anagnost (6)	666	*
Kate Bueker (7)	46,457	*
Nick Caldwell (8)	2,380	*
Ron Gill (9)	7,862	*
Brian Halligan (10)	563,104	1.1%
Alyssa Harvey Dawson (11)	2,806	*
Claire Hughes Johnson (12)	1,674	*
Lorrie Norrington (13)	5,133	*
Yamini Rangan (14)	66,531	*
Dharmesh Shah (15)	1,396,738	2.7%
Jay Simons (16)	12,016	*
Jill Ward (17)	8,975	*
All current executive officers and directors as a group (11 persons) (18)	2,111,536	4.0%

* Represents beneficial ownership of less than 1% of our outstanding common stock.

(1)
This information is as of March 31, 2025 and is based solely on a Schedule 13G/A filed by The Vanguard Group with the SEC on April 7, 2024. The Vanguard Group reports shared voting power over 38,818 shares, sole dispositive power over 5,117,481 shares, and shared dispositive power over 129,253 shares. The address of The Vanguard Group is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.
(2)
This information is as of September 30, 2024 and is based solely on a Schedule 13G filed by T. Rowe Price Associates, Inc. (“T. Rowe Price”) with the SEC on November 14, 2024. T. Rowe Price reports sole voting power with respect to 4,098,086 shares of our common stock, shared voting power with respect to 0 shares of

2025 PROXY STATEMENT | HubSpot, Inc. 22

our common stock, sole dispositive power with respect to 4,347,562 shares of our common stock, and shared dispositive power with respect to 0 shares of our common stock. The address of T. Rowe Price is 100 E. Pratt Street, Baltimore, Maryland 21202.
(3)
This information is as of December 31, 2024 and is based solely on a Schedule 13G jointly filed by FMR LLC (“FMR”) and Abigail P. Johnson (“Ms. Johnson”) with the SEC on February 12, 2025. FMR reports sole voting power with respect to 3,887,514.54 shares of our common stock and sole dispositive power with respect to 4,132,124 shares of our common stock. Ms. Johnson reports sole dispositive power with respect to 4,132,124 shares of our common stock. Ms. Johnson is a director, the chairman and the chief executive officer of FMR. The address of FMR and Ms. Johnson is 245 Summer Street, Boston, Massachusetts 02210.
(4)
This information is as of March 31, 2025 and is based solely on a Schedule 13G/A filed by BlackRock, Inc. (“BlackRock”) with the SEC on April 17, 2025. BlackRock reports sole voting power with respect to 3,010,107 shares of our common stock and sole dispositive power with respect to 3,328,399 shares of our common stock. The address of BlackRock is 50 Hudson Yards, New York, New York 10001.
(5)
This information is as of December 31, 2024 and is based solely on a Schedule 13G filed by JPMorgan Chase & Co (“JPMorgan”), with the SEC on February 11, 2025. JPMorgan reports sole voting power with respect to 2,794,108 shares of our common stock, shared voting power with respect to 2,376 shares of our common stock, sole dispositive power with respect to 3,304,508 shares of our common stock, and shared dispositive power with respect to 460 shares of our common stock. JPMorgan has its principal business office at 383 Madison Avenue, New York, NY 10179.
(6)
Consists of (i) 426 shares of common stock held directly by Mr. Anagnost and (ii) 240 shares issuable upon exercise of stock options, and/or that may be acquired upon the vesting of RSUs, in each case, within 60 days of March 1, 2025.
(7)
Consists of (i) 21,640 shares of common stock held directly by Ms. Bueker and (ii) 24,817 shares issuable upon exercise of stock options, and/or that may be acquired upon the vesting of RSUs and PSUs, in each case, within 60 days of March 1, 2025.
(8)
Consists of (i) 1,402 shares of common stock held directly by Mr. Caldwell and (ii) 978 shares issuable upon exercise of stock options, and/or that may be acquired upon the vesting of RSUs, in each case, within 60 days of March 1, 2025.
(9)
Consists of (i) 3,248 shares of common stock held directly by Mr. Gill and (ii) 4,614 shares issuable upon exercise of stock options, and/or that may be acquired upon the vesting of RSUs, in each case, within 60 days of March 1, 2025.
(10)
Consists of (i) 505,374 shares of common stock held directly by Mr. Halligan and (ii) 57,730 shares issuable upon exercise of stock options, and/or that may be acquired upon the vesting of RSUs and PSUs, in each case, within 60 days of March 1, 2025.
(11)
Consists of (i) 2,192 shares of common stock held directly by Ms. Harvey Dawson and (ii) 614 shares issuable upon exercise of stock options, and/or that may be acquired upon the vesting of RSUs and PSUs, in each case, within 60 days of March 1, 2025.
(12)
Consists of (i) 1,022 shares of common stock held directly by Ms. Hughes Johnson and (ii) 652 shares issuable upon exercise of stock options, and/or that may be acquired upon the vesting of RSUs, in each case, within 60 days of March 1, 2025.
(13)
Consists of 519 shares of common stock held directly by Ms. Norrington and (ii) 4,614 shares issuable upon exercise of stock options, and/or that may be acquired upon the vesting of RSUs, in each case, within 60 days of March 1, 2025.
(14)
Consists of (i) 12,363 shares of common stock held directly by Ms. Rangan, (ii) 45,998 shares issuable upon exercise of stock options, and/or that may be acquired upon the vesting of RSUs and PSUs, in each case, within 60 days of March 1, 2025, and (iii) 8,170 shares held by the KK 2024 GRAT Grantor Retained Annuity Trust, for which Ms. Rangan serves as trustee.
(15)
Consists of (i) 1,292,996 shares of common stock held directly by Mr. Shah, (ii) 70,974 shares issuable upon exercise of stock options, and/or that may be acquired upon the vesting of RSUs and PSUs, in each case, within 60 days of March 1, 2025, (iii) 16,000 shares held by the Polaris I Trust, for which Mr. Shah serves as trustee, (iv) 11,000 shares held by the Polaris II Trust, for which Mr. Shah serves as trustee, and (v) 5,768 shares held by the Humani Foundation, a charitable foundation, for which Mr. Shah serves as a donor. Mr. Shah disclaims beneficial ownership of the securities held by the Polaris I Trust, the Polaris II Trust, and the Humani Foundation in excess of his pecuniary interest therein.
(16)
Consists of (i) 6,636 shares of common stock held directly by Mr. Simons and (ii) 5,380 shares issuable upon exercise of stock options, and/or that may be acquired upon the vesting of RSUs, within 60 days of March 1, 2025.
(17)
Consists of (i) 4,973 shares of common stock held directly by Ms. Ward and (ii) 4,002 shares issuable upon exercise of stock options, and/or that may be acquired upon the vesting of RSUs, within 60 days of March 1, 2025.
(18)
See footnotes 6 through 17 above. Includes (i) 1,891,537 shares of common stock held directly or indirectly by the directors and executive officers as of the date of this Proxy Statement, and (ii) 219,999 shares issuable upon exercise of stock options, and/or that may be acquired upon the vesting of RSUs and PSUs, in each case, within 60 days of March 1, 2025.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10% of our common stock, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all such reports.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, we believe that for 2024, all required reports were filed on a timely basis under Section 16(a), except that (i) on May 6, 2024, Ms. Harvey Dawson, our former Chief Legal Officer, filed a late Form 4 to report shares withheld for taxes following the vesting of RSUs due to an administrative oversight and (ii) on May 30, 2024, Mr. Halligan filed a late Form 4 to report purchases made on December, 27, 2023, February 1, 2024, and April 24, 2024 due to an administrative oversight.

2025 PROXY STATEMENT | HubSpot, Inc. 23

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes how our executive compensation program is designed and operates with respect to our named executive officers. For 2024, our named executive officers were:

Name	Title
Yamini Rangan	Chief Executive Officer (“CEO”), President, and Director
Kate Bueker	Chief Financial Officer (“CFO”) and Treasurer
Brian Halligan	Co-founder and Executive Chairperson of the Board
Dharmesh Shah	Co-founder, Chief Technology Officer, and Director
Alyssa Harvey Dawson (1)	Former Chief Legal Officer (“CLO”) and Secretary
(1)
Ms. Harvey Dawson stepped down from her role as Chief Legal Officer and Secretary, effective December 31, 2024.

Executive Summary

Business Overview

We provide a customer platform that helps businesses connect and grow better. We deliver seamless connection for customer-facing teams with a unified platform that includes three layers: AI-powered engagement hubs, a Smart customer relationship management product, which we refer to in this Compensation Discussion and Analysis as our customer platform, and a connected ecosystem supporting the customer platform with a marketplace of integrations, templates, expert partners, a community network, and an academy of educational content. Our AI-powered engagement hubs include Marketing, Sales, Service, Operations, Content and Commerce, that enable companies to attract, engage, and delight customers throughout the customer lifecycle.

We are headquartered in Cambridge, Massachusetts and maintain a number of international offices across the world. As of December 31, 2024, we had 8,246 full-time employees.

2024 Financial and Operating Highlights

For the full year of 2024, revenue growth was 21% year-over-year in both on an as-reported and constant currency basis. We ended 2024 with nearly 248,000 customers, growing 21% year-over-year, and nearly $2.9 billion in annual recurring revenue (as defined below). We delivered a strong non-GAAP operating profit margin of 17.5% for the full year, up over 200 basis points year-over-year. Overall, we delivered strong financial and operating performance in 2024, including:

•
Revenue. Our as-reported revenue was $2.63 billion for the full year ended December 31, 2024, up 21% year-over-year.
•
Total Customers. Our total customer count grew to 247,939 at December 31, 2024, up 21% year-over-year.

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2024 Performance Highlights

We delivered hundreds of product enhancements to HubSpot’s customer platform throughout 2024. From relaunching Service Hub to launching Breeze, HubSpot’s AI, we shipped critical updates for all go-to-market teams across the entire front-office. Major highlights include:

•
Launched our platform-wide AI called Breeze with three key components:
o
Copilot: A digital assistant that works with businesses to get work done faster.
o
Agents: Including four new Agents that work for teams, completing work from start to finish. This includes Content Agent, Social Media Agent, Prospecting Agent, and Customer Agent.
o
80+ AI Features: Embedded across all hubs; Content Remix has become the most popular AI feature, helping customers turn a single piece of content like a blog post into content for multiple formats like podcasts and case studies.
•
Launched Breeze Intelligence, our data enhancement and buyer intent solution, based on the learnings from the acquisition of Clearbit at the end of 2023.
•
Launched Content Hub, an AI-first hub, to reimagine how content marketers work. Added new capabilities like multi-input remix, podcast remix and case study remix, enabling customers to create impactful content faster.
•
Enhanced Service Hub, introducing help desk and customer success workspaces. Also added AI features including call summaries, ticket summaries, and reply recommendations, as well as AI-powered capabilities for larger teams.
•
Launched a number of capabilities for upmarket customers with more complex needs including:
o
Introduced sensitive data features that support customer's compliance with HIPAA,
o
Introduced UI extensions for greater customization of the customer platform, and
o
Created CRM development tools for deeper customizations.
•
Acquired Cacheflow, a leading B2B subscription billing management and configuration, price, quote (“CPQ”) solution. With the acquisition, HubSpot gains domain expertise in billing and CPQ, which is being rebuilt directly into Commerce Hub, offering customers an experience that automates revenue management and shortens the sales cycle.

2024 Executive Compensation Program Highlights

Highlights of our 2024 executive compensation program include:

•
Voluntary request by our co-founders, Messrs. Halligan and Shah, to maintain their respective base salaries at $1 and forego any annual cash bonus.
•
Changes to target annual cash bonus opportunities (as a percentage of base salary) for our non-founder named executive officers – our CEO, CFO and former CLO – to be market-competitive.
•
Continued use of PSU awards to our named executive officers in support of our pay-for-performance philosophy, which are earned and vest only if the pre-established financial performance metric is achieved.
•
Our named executive officers and directors are subject to robust stock ownership guidelines, which requirements were increased in January 2024.

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Return to Stockholders

We have delivered significant long-term total stockholder return (“TSR”), as evidenced by the chart below, which shows how an initial investment of $100 in HubSpot on December 31, 2018 would have grown to $554 on December 31, 2024. The chart also compares TSR on an investment in our common stock to the same investment in the S&P 500 Index and the Nasdaq Computer Index over the last six fiscal years.

Compensation Philosophy

Our Compensation Committee approves the design of our executive compensation program with the goal of attracting, motivating, rewarding, and retaining high-caliber executive officers, while simultaneously promoting the achievement of key company performance measures to align the incentives of our executive officers with our stockholders’ interests in furtherance of our pay-for-performance philosophy. Our market is evolving, highly competitive and fragmented, and we face significant competition from both established and new companies in the software market in which we operate. To execute our business strategy, we must attract and retain highly qualified personnel, including executives. We compete with many other public and private companies for this executive talent, whose skills and experience are in high demand in our increasingly dynamic and intensely competitive industry.

Accordingly, the Compensation Committee generally targets overall compensation for our executive officers to be competitive in our industry and across the country. Variations in this target compensation may occur depending on the experience level of the individual and other market factors, such as the demand for executives with certain skills and experience and the costs associated with recruiting qualified executives from other established companies. We intend to provide a competitive total compensation package and believe in sharing our success with our executive officers, as well as our other employees, when our objectives are met.

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We endeavor to maintain strong executive compensation policies and practices as summarized below:

	What We Do		What We Don’t Do
√	Maintain an SEC and NYSE-compliant compensation clawback policy that applies to both cash and equity incentive compensation	×	No employment agreements with our executive officers
√	Maintain rigorous stock ownership guidelines for our executive officers and non-employee directors	×	No repricing of underwater stock options without prior stockholder approval
√	Use “double-trigger” change in control provisions for equity awards	×	No hedging and general prohibition on pledging of HubSpot common stock by employees, executive officers, or Board members
√	Use an independent compensation consultant that provides no other services to HubSpot	×	No excise tax gross-ups upon a change in control of the company
√	Have a compensation committee composed entirely of independent directors	×	No pension plans or executive-only retirement benefits
√	Cap annual cash bonus payments and performance-based equity award payouts	×	No guaranteed annual bonus payouts
√	Use objective pre-established performance measures for annual cash bonus program and performance-based equity awards	×	No perquisites over $10,000
√	Annual stockholder advisory vote on named executive officer compensation
√	Regular reviews of executive compensation program and compensation peer group data
√	Structure executive compensation to link pay and performance, with a significant portion variable and at-risk
√	Perform annual compensation risk assessment

Emphasis on Performance-Based Executive Compensation

Our executive compensation program is designed to support our pay-for-performance philosophy, with a significant amount of compensation allocated to variable, at-risk compensation that is tied to key company performance measures to align the incentives of our executive officers with the interests of our stockholders. The following shows the percentage of total target annual compensation allocated to variable, at-risk compensation for the CEO and for the other named executive officers, on average:

2025 PROXY STATEMENT | HubSpot, Inc. 27

Components of Executive Compensation

The compensation of our named executive officers in 2024 consisted of the following elements:

Compensation Element	Objective
Base salary	To attract and retain talented executives.
Annual cash bonus	To motivate and reward our executives for the achievement of key company objectives set by the Compensation Committee at the beginning of the year.
Long-term incentive compensation in the form of time-based and performance-based equity awards

To retain and motivate our executives, reward them for the achievement of key company objectives set by the Compensation Committee at the beginning of the year, and align their long-term interests with those of our stockholders.

Other benefits

General employee medical and dental plans, flexible time off, life and disability insurance and Section 401(k) plan employer matching contributions, all designed to provide employee benefits competitive with those offered by our compensation peer group and other companies with which we compete for talent.

Each of the elements of our executive compensation program is discussed in more detail below. Our compensation elements are designed to be flexible, to complement each other and to serve the compensation objectives described above. While we have not adopted any formal policies for allocating compensation between fixed and variable elements, we generally target our long-term incentive compensation to be a significant majority of an executive’s target total direct compensation opportunity. Our mix of compensation elements is designed to reward short-term results and motivate long-term performance through a combination of short-term cash and long-term equity awards.

Determining Executive Compensation

Role of the Compensation Committee

The Compensation Committee of our Board oversees our executive compensation program and annually reviews and approves all executive compensation decisions. The Compensation Committee meets several times near the beginning of each fiscal year to review our executive compensation programs, establish the company performance measures used to set the annual cash bonus and performance-based equity opportunities for the fiscal year and review the target total direct compensation for our executive officers to ensure consistency with our overall compensation philosophy. As part of this executive compensation review, the Compensation Committee is provided with relevant information, such as the competitive market data described further below, to use as a reference when determining each individual compensation element and target total direct compensation levels.

Role of our Chief Executive Officer and Other Executive Officers

Our CEO and CFO assist the Compensation Committee in identifying the key performance and incentive measures that may be used in setting annual cash bonus opportunities and PSU metrics. Our CEO and Chief People Officer also provide input on key contributors and performers within the company so as to ensure their compensation accurately reflects their responsibilities, performance, experience levels, and expected future contributions. Further, our CEO makes recommendations directly to the Compensation Committee regarding the compensation for our executive officers (except with respect to her own compensation). No executive officer participated in the final deliberations or determinations regarding his or her own compensation package, except that each of Messrs. Halligan and Shah, for 2024, requested that their respective base salaries be maintained at $1 and forwent any cash bonus awards.

In addition, the Compensation Committee has delegated to our CEO and CFO limited authority with respect to employees below the EVP level who are not Section 16 officers to grant RSUs under our 2024 Stock Option and Incentive Plan (the “2024 Plan”) in connection with their hire, promotion or exceptional performance. The delegation includes individual award limits, as well as a limit on the total amount of RSUs that may be granted during the specified period and requires that a report be provided to the Committee at least quarterly on the grant activity pursuant to the delegated authority.

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Role of the Compensation Consultant

The Compensation Committee has the authority to engage independent advisors to assist it in carrying out its responsibilities. For 2024, the Compensation Committee retained the services of Compensia, Inc. (“Compensia”), a national compensation consulting firm, to serve as its independent compensation consultant and to review and advise on the principal aspects of our executive compensation program. The executive compensation program services of Compensia included providing input regarding the selection of compensation peer group companies, analyzing publicly available compensation data of peer group companies, compensation survey data, and other publicly available data to assess the competitive market for executive talent, and reviewing and advising on the target total direct compensation opportunities for our executive officers, including base salaries, annual cash bonus compensation, and long-term incentive compensation levels and structure. In addition, Compensia also reviewed compensation for the non-employee members of the Board of Directors and provided market practices for equity compensation design.

In compliance with the disclosure requirements of the SEC regarding the independence of compensation consultants, the Compensation Committee has assessed each of the six independence factors established by the SEC and adopted by the NYSE and has determined that the engagement of and work performed by Compensia does not raise any conflicts of interest. In addition, the Compensation Committee evaluated the independence of its other outside advisors, including outside legal counsel, considering the same independence factors and concluded their work for the Compensation Committee does not raise any conflicts of interest.

Compensia reports directly to the Compensation Committee and does not provide any non-compensation related services to the company. Compensia does not make specific compensation-related recommendations, although it does use the competitive market data described below to provide ranges for base salary, target annual cash bonus opportunities, and long-term incentive compensation awards within the company’s compensation peer group and relevant compensation survey data for the Compensation Committee to consider. Compensia also advises the Committee on the structure and mix of our short-and long-term incentive plans. Compensia attends certain Compensation Committee meetings, executive sessions, and preparatory meetings with the Committee chair and certain executive officers, as requested by the Compensation Committee.

Use of Competitive Market Data and Compensation Peer Groups

The Compensation Committee directs Compensia to provide it with competitive market data and analysis based on a select group of peer companies and published compensation survey data, as well as information about current market practices and trends, compensation structures, and peer group compensation ranges. The competitive market data Compensia provides is based on a compensation peer group selected and approved by the Compensation Committee with input and guidance from Compensia and published compensation survey data in cases where there is insufficient data for specific executive positions within the peer group companies. The compensation peer group is comprised of companies that are considered similar to us at the time of selection based on industry, business focus, and various financial criteria, including revenue, revenue growth rate, and market capitalization.

For its review and analysis of the compensation of our named executive officers for 2024, the Compensation Committee approved the following 18 companies as our compensation peer group:

ANSYS, Inc.	Elastic N.V.	Splunk Inc. (1)
Cloudflare, Inc.	MongoDB, Inc.	The Trade Desk, Inc.
CrowdStrike Holdings, Inc.	Okta, Inc.	Twilio Inc.
Datadog, Inc.	Paycom Software, Inc.	Veeva Systems Inc.
DocuSign, Inc.	Paylocity Holding Corporation	Zoominfo Technologies Inc.
Dropbox, Inc.	Snowflake Inc.	Zscaler, Inc.

(1) Splunk Inc. was acquired as of March 2024 and is no longer a publicly traded company.

Because publicly-available compensation data is generally limited to that of a company’s chief executive officer, chief financial officer, and up to three most highly-compensated other executive officers, the Compensation Committee also utilized compensation data based on a custom cut of the Radford Global Technology Survey (which is based on the peer group companies with additional similarly sized companies in order to provide sufficient market data for all of the executive positions) in reviewing, analyzing, and determining the compensation for the named executive officers.

The Compensation Committee selected the companies in our compensation peer group and utilized the data drawn from the Radford Global Technology Survey because it believed that these companies compete with us for executive talent and

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were similar to us in terms of industry, revenue, revenue growth rate, and market capitalization and had comparable executive positions (based on role and responsibilities).

While competition for executive talent can arise from a myriad of companies, we believe that the companies in our peer group are similarly situated when it comes to attracting and retaining executives and, hence, are an appropriate comparison for our employment market. The Compensation Committee uses competitive market data as one factor when making compensation decisions, understanding that such data cannot be applied formulaically, and has historically taken into account other data, including input from the members of the Compensation Committee based on their experience in compensation matters.

The Compensation Committee reviews the compensation peer group annually and may replace some or all of the companies with others from time to time as changes in market positions and company size, including our own, may suggest more representative peer group companies. Following review of the 2023 compensation peer group, the Compensation Committee elected to add ANSYS, Inc. and Splunk, Inc. to the 2024 compensation peer group and remove Coupa Software Incorporated and RingCentral, Inc.

Consideration of Say-On-Pay Advisory Vote

At our June 11, 2024 annual meeting of stockholders, approximately 89% of the votes cast on the non-binding, advisory say-on-pay proposal were voted to approve the 2023 compensation of our named executive officers. The Compensation Committee believes that the vote outcome indicates that stockholders generally support the structure of our executive compensation program. In light of the results of the advisory say-on-pay vote on the 2023 compensation of our named executive officers, the Compensation Committee structured executive compensation for 2024 in a manner that was generally consistent with our 2023 executive compensation program, including the continuation of PSU awards, which were introduced in 2023, as discussed below. Stockholders will continue to have an opportunity annually to cast a non-binding, advisory say-on-pay vote on the compensation of our named executive officers.

Our Board and executive team actively seek and highly value the views and insights of our stockholders. See “Stakeholder Engagement/Stockholder Engagement” for information on our 2024 stockholder engagement process. We have a demonstrated history of making changes in response to stockholder feedback. For example, in 2023, based in part on feedback from discussions with investors in 2022 and 2023 and our commitment to long-term impact and performance, we introduced PSUs that are earned and vest only if certain pre-established financial performance metrics intended to drive the growth of our business and long-term shareholder value are achieved. These PSU awards are discussed in more detail below.

Elements of Compensation

Base Salaries

Base salaries for our named executive officers were established initially at the time the individual was hired, taking into account competitive market data provided by the Compensation Committee’s compensation consultant, if applicable, and internal pay parity considerations, as well as the individual’s qualifications and experience. The base salaries of our named executive officers are reviewed by our CEO and are approved annually by the Compensation Committee. Adjustments to base salaries are also based on:

•
Each named executive officer’s position, the scope and complexity of such position, and individual performance.
•
The relative ease or difficulty of replacing the individual with a well-qualified person and the number of well-qualified candidates available to assume the individual’s role.
•
Internal parity among our executive officers.

The Compensation Committee does not assign a specific weight to any single factor in making decisions regarding base salary adjustments.

In January 2024, after reviewing the base salaries of our named executive officers compared to similarly situated executives at the companies in our compensation peer group and the relevant compensation survey data, assessing both company and individual performance in 2023, as well as reviewing internal parity among our named executive officers, the Compensation Committee made adjustments to Mmes. Bueker and Harvey Dawson’s base salaries. The Compensation Committee also made a market-based adjustment to Ms. Rangan’s base salary for 2024 to align with salaries for similarly situated chief executive officers in the company’s peer group and in market survey data, as her base salary for 2023 had

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been $1 consistent with her request at that time. As they did in 2023, Messrs. Halligan and Shah each requested that their respective base salaries be maintained at $1 for 2024.

The following table sets forth the base salaries for our named executive officers for fiscal 2023 and 2024:

Named Executive Officer	2023 Base Salary	2024 Base Salary (1)	% Change
Yamini Rangan (2)	$1	$700,000	700000.0%
Kate Bueker	$500,000	$520,000	4.0%
Brian Halligan	$1	$1	No change
Dharmesh Shah	$1	$1	No change
Alyssa Harvey Dawson	$420,000	$455,000	8.3%

(1)
Salary change was effective as of February 1, 2024.
(2)
For 2023, Ms. Rangan requested a base salary of $1.

Annual Cash Bonuses

We provide annual performance-based cash bonus opportunities linked to the achievement of pre-established corporate performance goals under our Management Cash Incentive Bonus Plan (the “Bonus Plan”) to our named executive officers. The Compensation Committee believes that the annual performance measures used in the Bonus Plan contribute to driving long-term stockholder value, play an important role in influencing executive performance, and are an important element of our executive compensation program to help attract, motivate, reward, and retain our executive officers and other employees.

Under the Bonus Plan, each year (generally during January) the Compensation Committee approves company-wide performance objectives, which serve as the basis for determining the eligibility for, and amount of, bonuses to be paid under the Bonus Plan. Typically, performance under the Bonus Plan is measured as of June 30th and December 31st each year. After the end of each six-month period, the Compensation Committee reviews our actual achievement against the target levels for the pre-established performance measures and determines the bonuses, if any, to be paid under the Bonus Plan. The Compensation Committee may increase or decrease awards under the Bonus Plan in its discretion based on factors the Compensation Committee deems appropriate. Bonus payments are made semi-annually shortly after bonus payments are approved by the Compensation Committee.

2024 Target Annual Cash Bonus Opportunities. To establish our named executive officers’ individual target annual cash bonus opportunities (expressed as a percentage of base salary), the Compensation Committee considers competitive market data prepared by its compensation consultant, and the level, position, objectives, and scope of responsibility of each executive officer, as well as considerations of internal parity among similarly situated executives.

In January 2024, based on its review of our executive compensation program, competitive market data, and the other factors described above, the Compensation Committee approved the following target annual cash bonus opportunities for our named executive officers. The Compensation Committee also made a market-based adjustment to Mmes. Bueker, Harvey-Dawson and Rangan’s bonus opportunity targets for 2024 to align with peer group and market survey data. As in 2023, Messrs. Halligan and Shah elected to forego any annual cash bonus opportunities under the Bonus Plan for 2024.

The following table sets forth the target annual cash bonus opportunities for our named executive officers under our Bonus Plan for 2024:

Named Executive Officer	2023 Target Bonus Opportunity (as % of annual base salary)	2024 Target Bonus Opportunity (as % of annual base salary) (1)	% Change
Yamini Rangan (2)	0%	100%	100%
Kate Bueker	60%	75%	25%
Brian Halligan	0%	0%	No change
Dharmesh Shah	0%	0%	No change
Alyssa Harvey Dawson	60%	75%	25%

(1)
Target annual cash bonus opportunities were effective as of January 1, 2024.
(2)
In 2023, Ms. Rangan forwent any annual cash bonus under the Bonus Plan.

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2024 Annual Cash Bonus Performance Measures. For 2024, the Compensation Committee selected the following two performance metrics: (1) annual recurring revenue (“ARR”) install base and (2) non-GAAP operating income (loss) as the measures for the Bonus Plan. Performance was measured on a cumulative basis biannually as of June 30, 2024 and December 31, 2024. The performance metrics were weighted as follows: 70% for ARR and 30% for non-GAAP operating income (loss). Based on this weighting, the maximum payout was 170% of a named executive officer’s target annual cash bonus opportunity.

For purposes of the Bonus Plan:

•
We define “ARR” as the annual value of our customer subscription contracts as of the specified point in time, excluding any commissions owed to our partners. For each Hub, this is the sum of customer ARR for the Starter, Basic, Professional, and Enterprise subscriptions, plus applicable contacts (marketing only), Seats, or Add-Ons (e.g., reporting or ads). For multi-product customers, their ARR is distributed across based on the value of each SKU/Hub for which they pay. In 2022, we began including our payments revenue run rate, defined as, on an annualized basis, the trailing three months of payments revenue, into the annual value of our customer subscription contracts. In 2024, we began including the annual value of Clearbit customer contracts in ARR.] ARR can differ from revenue due to several factors. ARR is converted into U.S. dollars at fixed rates that are held consistent over time and may vary from those used for revenue or deferred revenue. ARR excludes any impact for bad debt and also differs from revenue due to timing of revenue recognition.
•
We define “non-GAAP operating income (loss)” as operating income (loss), calculated in accordance with GAAP, excluding our stock-based compensation expense, the amortization of acquired intangibles, acquisition-related expenses, and restructuring charges. The GAAP financial measure most directly comparable to each of these non-GAAP financial measures, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are attached to this proxy as Appendix A.

2024 Annual Cash Bonus Performance Targets, Achievement, and Payout. The Compensation Committee believes the target levels for the Bonus Plan performance measures should be rigorous and challenging. The Compensation Committee establishes target levels it believes are necessary to provide a competitive overall compensation package in light of each named executive officer’s base salary and to motivate our named executive officers to achieve a targeted level of growth and profitability.

For ARR, the Compensation Committee established payout levels for 50% (threshold payout), 75%, 100% (target payout), 125%, 150%, 175%, and 200% (maximum payout) achievement, with a sliding scale applied between each payout level.

For non-GAAP operating income (loss), the Compensation Committee established payout levels for 50% (threshold payout), 75%, and 100% (target/maximum payout) achievement, with a sliding scale applied between each payout level.

Due to the weighting of each performance measure (70% for ARR and 30% for non-GAAP operating income (loss)), the maximum payout was 170% of a named executive officer’s target annual cash bonus opportunity:

(70% ARR * 200% Maximum) PLUS (30% non-GAAP operating income (loss) * 100% Maximum)

EQUALS 170% of Target Annual Cash Bonus Opportunity

The table below shows our 2024 ARR and non-GAAP operating income target levels compared to our actual results and related achievement:

	Weight	Original Target	Actual	Score	Payout (Score x Weight)
2024 – First Half (as of June 30, 2024)
ARR Install Base	70%	$2.730 billion	$2.686 billion	67%	47%
Non-GAAP Operating Income	30%	$174.4 million	$201.9 million	100%	30%
					77%

2024 – Second Half (as of December 31, 2024)
ARR Install Base	70%	$3.042 billion	$2.946 billion	67%	47%
Non-GAAP Operating Income	30%	$424.2 million	$460.2 million	100%	30%
					77%

For the six-month period ended June 30, 2024, we recorded ARR install base of $2.686 billion, which was below the targeted ARR performance level of $2.730 billion. As a result, the payout associated with ARR was 67% of target. Our

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non-GAAP operating income was above the target level of $174.4 million. As a result, the payout associated with non-GAAP operating income was 100% of target (the maximum payout). Based on the weighting of the performance measures, the payout for the first half of 2024 was equal to 77% of the target annual cash bonus opportunity for that six-month period.

For the six-month period ended December 31, 2024, we recorded ARR install base of $2.946 billion, which was below the targeted ARR performance level of $3.042 billion. As a result, the payout associated with ARR was 67% of target. Our non-GAAP operating income exceeded the target level of $424.2 million. As a result, the payout associated with non-GAAP operating income was 100% of target (the maximum payout). Based on the weighting of the performance measures, the payout for the second half of 2024 was equal to 77% of the target cash bonus opportunity for that six-month period.

The above-referenced performance targets should not be interpreted as a prediction of how we will perform in future periods. As described below, the purpose of these objectives was to establish a method for determining the payment of annual cash bonuses.

Accordingly, the annual cash bonuses paid to our named executive officers for 2024 under the Bonus Plan are set forth in the table below.

Named Executive Officer	First Half 2024 Bonus Payment ($)	Second Half 2024 Bonus Payment ($)	2024 Total Bonus Payment ($)	Total Bonus Payment as a % of Target Bonus Opportunity (1)
Yamini Rangan	224,583	269,500	494,083	77%
Kate Bueker	149,188	150,150	299,338	77%
Brian Halligan (2)	—	—	—	—
Dharmesh Shah (2)	—	—	—	—
Alyssa Harvey Dawson	129,697	131,381	261,078	77%

(1)
The amounts in this column represent the 2024 total bonus payment as a percentage of the named executive officer’s 2024 target bonus opportunity. Mmes. Rangan, Bueker, and Harvey Dawson received increases in their base salaries that were effective as of February 1, 2024, and their 2024 total bonus payments were calculated on a pro rata basis using their effective base salary during the relevant periods.
(2)
In 2024, Messrs. Halligan and Shah forwent any cash bonus payments under the Bonus Plan.

Long-Term Incentive Compensation

The Compensation Committee grants long-term incentive compensation in the form of equity awards to our executive officers, including our named executive officers, on an annual basis, generally in the first quarter of the year. In determining the size of equity awards for our named executive officers, the Compensation Committee reviews competitive market data provided by its compensation consultant and grants awards intended to be competitive with the prevailing market practice. In addition to the competitive market data, the Compensation Committee also considers a number of other factors, including the recommendations of our CEO (except with respect to her own equity awards), the company’s overall performance, the individual executive officer’s performance, the relative ease or difficulty of replacing the executive officer with a well-qualified person and the number of well-qualified candidates available to assume the executive officer’s role, the amount of equity previously awarded to the executive officer, including the portion of previously awarded equity that remains unvested, and the company’s annual equity burn rate. The Compensation Committee also considers the appropriateness of various equity vehicles, as well as overall program costs (which includes both stockholder dilution and compensation expense), when evaluating the long-term compensation mix. All equity awards granted to the named executive officers are approved by the Compensation Committee.

Stock Options. In the past, we have granted stock options to our executive officers. However, with the introduction of PSUs in 2023, the Compensation Committee ceased granting stock options in 2024. Like stock options, PSUs align the interests of our executive officers with those of our stockholders and to help retain and incentivize, but also include a direct tie to company performance. PSUs require the achievement of pre-established financial performance metrics intended to drive the growth of our business and long-term stockholder value.

Restricted Stock Unit Awards. We grant RSU awards to our executive officers and other employees. RSU awards align the long-term interests of our executive officers and other employees with those of our stockholders and help manage the dilutive effect of our equity compensation program. Our RSU awards are subject to time-based vesting. RSU awards help us retain and incentivize employees during periods of market volatility, and also result in our granting fewer shares of common stock than through stock options of equivalent grant date fair value. Our RSU awards typically vest over a four-year period, and because their value is tied to the performance of our stock price, we believe that they help incentivize our executive officers to build value that can be sustained over time.

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Performance Stock Unit Awards. We also grant PSU awards to our executive officers and other senior executives. PSU awards align the interests of our executives with those of our stockholders and incentivize the achievement of pre-established financial performance metrics intended to drive the growth of our business and long-term stockholder value. PSU awards help us retain and incentivize executives and align with our pay-for-performance strategy, as they are earned and vest only if we achieve specified performance metrics intended to drive the growth of our business. We believe that they help incentivize our executives to build value that can be sustained over time. One-third of the earned PSUs vest upon the Compensation Committee’s certification of the performance goal following the completion of the applicable annual performance period, and the remaining 2/3 of earned PSUs vest quarterly over the remaining two years, subject to the executive’s continued employment through such vesting date.

Approved Equity Award Value and Calculation of Shares. The Compensation Committee typically approves an overall intended target equity award value for each executive officer after considering the factors described above. Once the equity award value has been determined, the number of RSUs to be granted and the target number of PSUs are each calculated using the average per share closing price of our common stock on the NYSE over the 30 trading days up to and including the date of grant. In the case of PSUs, the final payout is based on the Compensation Committee’s certification of the achievement of the performance goal, as described below. As a result, the intended target value of equity awards approved by the Compensation Committee may differ from the grant date fair values of the RSU and PSU awards as computed in accordance with ASC Topic 718, as shown in the 2024 Summary Compensation Table.

2024 Equity Awards. In February 2024, after considering the factors described above, the Compensation Committee approved annual equity award values for each named executive officer. These annual equity awards consisted of 50% PSU awards and 50% RSU awards, based on the value of the awards calculated as described above. The RSUs vest quarterly over four years, subject to continued employment through the vesting date. The PSUs are described further below.

The 2024 PSU awards were earned based on the achievement of a constant currency revenue (“Revenue CC”) growth metric over the one-year performance period from January 1, 2024 through December 31, 2024. Revenue CC growth measures, year-over-year, the percentage increase in Revenue CC, which is defined as revenue as reported in accordance with GAAP for the applicable year, adjusted for the impact of foreign exchange rates. The 2024 Revenue CC metric was established based on internal operating targets, industry data, and peer group data. For achievement below threshold, no shares would have been earned. For achievement at the threshold (17.4% Revenue CC growth), target (21.0% Revenue CC growth), and maximum (24.8% Revenue CC growth or higher) levels, each executive officer could have earned 50%, 100%, or 150% of his or her target award, respectively. For performance achievement between threshold, target, and maximum amounts, the number of shares earned is interpolated, and no more than 150% of the target award could be earned.

In February 2025, the Compensation Committee certified that the level of achievement of Revenue CC growth for the 2024 PSUs was 20.8%, resulting in 97.5% of the target number of the PSUs being earned.

The table below shows the intended equity award value approved for our named executive officers and the resulting number of RSUs and the target number of PSUs. We note, however, that the reported values in our 2024 Summary Compensation Table may differ from the values reflected below due to fluctuations in our stock price prior to the actual grant date.

Named Executive Officer	Approved Value ($)(1)	Restricted Stock Units (#)	Performance Stock Units (#) (2)
Yamini Rangan	22,750,000	18,710	18,710
Kate Bueker	9,000,000	7,402	7,402
Brian Halligan	3,500,000	2,878	2,878
Dharmesh Shah	5,000,000	4,112	4,112
Alyssa Harvey Dawson	5,250,000	4,317	4,317

(1)
Represents the award values approved by the Compensation Committee. The grant date fair value of the PSU and RSU awards, as computed in accordance with ASC Topic 718, is reported in the 2024 Summary Compensation Table.
(2)
Represents the target number of shares underlying the PSU awards granted in 2024. The actual number of earned PSUs determined following the Compensation Committee’s certification of the level of achievement of the performance goal for the PSUs was as follows: Ms. Rangan: 18,242; Ms. Bueker: 7,216; Mr. Halligan: 2,806; Mr. Shah, 4,009; and Ms. Harvey Dawson, 4,209.

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Other Benefits

Health and Welfare Benefits

Our named executive officers are eligible for the same employee benefits available to our employees generally, including group health, dental, life and disability insurance plans. The type and extent of benefits offered are intended to be competitive within our industry and region. We also maintain a tax-qualified Section 401(k) retirement savings plan for eligible employees in the United States. Under our Section 401(k) plan, employees may elect to defer up to 96% of their eligible compensation subject to applicable annual limits set pursuant to the Internal Revenue Code of 1986, as amended (the “Code”). We currently provide a company matching contribution of 100% of the employee’s contributions (up to $5,000 per year) under the Section 401(k) plan. Employees are immediately vested in their contributions to the Section 401(k) plan and 100% vested in the employer matching contributions after one year of service. We intend for the Section 401(k) plan to qualify, depending on the employee’s election, under Section 401(a) of the Code so that contributions by employees, and income earned on those contributions, are not taxable to employees until withdrawn from the Section 401(k) plan.

Perquisites and Personal Benefits

As noted above, our named executive officers are eligible to participate in the same benefits as those offered to all full-time employees. We do not have any programs for providing executive perquisites or other personal benefits to our named executive officers. In 2024, no named executive officer received perquisites or other personal benefits in the amount of $10,000 or more.

Severance and Change in Control Payments and Benefits

In 2024, we did not have any employment or change in control arrangements with our executive officers, except that all of the current outstanding equity awards for all employees, including our named executive officers, under our 2024 Plan and the 2014 Stock Option and Incentive Plan, as amended, (the “2014 Plan”) include a “double-trigger” vesting acceleration provision in the event of a change in control of the company and a subsequent termination of employment, as well as a vesting acceleration provision in the event of the grantee’s death, as further described below under “Potential Payments Upon Termination or Change in Control.”

As previously disclosed in a Form 8-K filed with the SEC on December 5, 2024, in connection with her resignation, we entered into a Transition and Severance Agreement with Ms. Harvey Dawson (the “Severance Agreement”), as further described below under “Potential Payments Upon a Termination or Change in Control.”

On April 10, 2025, the Board approved the adoption of an Executive Severance Plan (the “Executive Severance Plan”) under which our named executive officers (other than Messrs. Halligan and Shah) are eligible to receive severance payments and benefits in the event of a qualifying termination of their employment with the company, as further described below under “Potential Payments Upon Termination or Change in Control.”

Other Compensation Practices and Policies

Stock Ownership Guidelines

We have adopted a Stock Ownership Policy that is applicable to our non-employee directors and those employees who have been designated as “officers” for purposes of Section 16 of the Exchange Act. The Stock Ownership Policy requires that the CEO own equity in the company equal to at least six times her annual base salary. In January 2024, we amended our Stock Ownership Policy to require that non-employee directors hold equity in the company with a value equal to at least five times the director’s annual Board cash retainer, and that all other covered executives own equity in the company equal to at least two times his or her annual base salary. Shares of common stock underlying unexercised options and unvested equity awards are not included for purposes of evaluating the equity ownership requirement. The Stock Ownership Policy includes a phase-in period, which provides that an individual subject to this policy is required to be in compliance with the minimum equity ownership requirement by the first December 31st that occurs following the five-year anniversary date on which the non-employee director or covered executive first became subject to the Stock Ownership Policy. The Stock Ownership Policy also includes certain share retention obligations that apply to officers and directors who have not met the minimum equity ownership requirements by the end of their phase-in period or who cease to hold the minimum equity ownership at any time following such date. As of the date of this Proxy Statement, all officers and directors subject to the Stock Ownership Policy have met their ownership requirements or are still subject to their phase-in period.

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Insider Trading Policies and Procedures

We have adopted insider trading policies and procedures governing the purchase, sale, and other dispositions of our securities that apply to all personnel of HubSpot and its subsidiaries, including directors, officers, employees, consultants, contractors and other related individuals of HubSpot. We believe that our insider trading policies and procedures are reasonably designed to promote compliance with insider trading laws, rules and regulations, as well as applicable listing standards. A copy of our insider trading policy is included as Exhibit 19.1 to our 2024 Annual Report on Form 10-K filed with the SEC on February 12, 2025. In addition, it is our policy to comply with applicable insider trading laws, rules and regulations, and any exchange listing standards that apply to the Company itself when engaging in transactions in HubSpot’s securities.

Anti-Hedging and Anti-Pledging Policies

Our insider trading policy prohibits all Board members, executive officers, and employees from engaging in, among other things, hedging of stock ownership positions and transactions involving derivative securities relating to our common stock. Our policy prohibits all Board members, executive officers, and employees from buying our securities on margin, borrowing against our securities held in a margin account, engaging in short sales of our securities, and buying or selling derivatives on our securities. Our policy also generally prohibits all Board members, executive officers, and employees from pledging our securities as collateral for a loan, other than as may be allowed in certain exceptional and limited circumstances with the permission of the Audit Committee. To date, no such requests have been made or approved.

Policy for Recoupment of Incentive Compensation

We have adopted a Policy for Recoupment of Incentive Compensation (the “Clawback Policy”) that complies with applicable SEC rules and NYSE listing standards. The Clawback Policy provides that if we are required to prepare a restatement of our previously-issued financial statements due to our material non-compliance with any financial reporting requirement under the securities laws, including any required restatement to correct an error in previously-issued financial statements that is material to the previously-issued financial statements or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period, then we will, subject to certain limited exceptions described in the Clawback Policy and permitted under final NYSE listing rules, recover from any current or former executive officer any Excess Compensation. For purposes of the Clawback Policy, Excess Compensation is any compensation that is granted, earned, or vested based, in whole or in part, upon the attainment of a financial reporting measure and that was received by the officer after the effective date of the Clawback Policy and during the three fiscal years immediately preceding the date that we are required to restate our financial restatements that was in excess of the amount the executive officer would have received if the compensation had been calculated based on the financial results reported in the restated financial statements.

Policies and Practices Related to the Grant of Certain Equity Awards

It is the policy of the Board and the Compensation Committee to not take material nonpublic information into account when determining the timing of equity awards in order to take advantage of a depressed stock price or an anticipated increase in stock price. Similarly, it is our practice not to time the release of material nonpublic information based on equity award grant dates or for the purpose of affecting the value of executive compensation.

We generally make awards on pre-determined dates. Typically, annual equity awards to eligible employees, including executives, are granted on the first trading day of the month following approval unless otherwise predetermined. Executive awards are generally approved at the Compensation Committee’s regularly scheduled meeting in January or February, while awards for other eligible employees are typically approved in April. Annual awards to members of our Board are made on the date of our annual meeting of stockholders, and awards to new hires or in connection with a promotion are generally made on the first trading day of the month following the later of approval of the award or the employee’s date of hire or promotion, as applicable. We did not grant any stock options, stock appreciation rights or similar option-like instruments in 2024.

Indemnification of Officers and Directors

We have agreed to indemnify our directors and officers in certain circumstances. See “Related Person Transactions—Limitation of Liability and Indemnification of Officers and Directors.”

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Tax and Accounting Considerations

Tax Deductibility

Section 162(m) of the Code generally places a $1 million limit on the amount of compensation a public company can deduct in any one year for certain executive officers and certain other individuals. While the Compensation Committee considers tax deductibility as one factor in determining executive compensation, the Compensation Committee also looks at other factors in making its decisions, as noted above, and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program even if the compensation is not deductible by us for tax purposes.

Accounting for Stock-Based Compensation

We follow ASC Topic 718 for our stock-based compensation awards to employees and directors. ASC Topic 718 requires companies to measure the compensation expense for all share-based payment awards made to employees and directors, including stock options, restricted stock awards, RSU awards and PSU awards, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below, even though our executive officers or directors may never realize any value from their awards. ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based compensation awards in their statements of operations over the period that an employee or director is required to render service in exchange for the option or other award. The Compensation Committee considers the impact of ASC Topic 718 when making stock-based compensation awards.

Compensation Committee Interlocks and Insider Participation

During 2024, the Compensation Committee was comprised of Ms. Hughes Johnson and Messrs. Anagnost and Simons. None of the members of the Compensation Committee is an officer or employee or former officer of our company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.

Compensation Risk Assessment

As part of its review of the compensation to be paid to our executive officers, as well as the compensation programs generally available to our employees, the Compensation Committee, with the help of its independent compensation consultant, Compensia, considers potential risks arising from our compensation programs and the management of these risks, in light of our overall business, strategy, and objectives.

As is the case with our employees generally, our executive officers’ base salaries are fixed in amount and thus do not encourage risk-taking. Bonus amounts under our Bonus Plan are tied to overall corporate performance, and the bonus payout for executive officers is based on our top- and bottom-line performance during the fiscal year compared to pre-established target levels for two measures: ARR and non-GAAP operating income. PSU awards are earned based on achievement of pre-established Revenue CC growth targets. These financial measures counterbalance each other, decreasing the likelihood that our executive officers will pursue any one measure to the detriment of overall financial performance. Combined, these measures limit the ability of an executive officer to be rewarded for taking excessive risk on our behalf by, for example, seeking revenue enhancing opportunities at the expense of profitability. Moreover, a significant portion of compensation provided to our executive officers is long-term incentive compensation in the form of equity awards that help further align their long-term interests with those of our stockholders. These risk-mitigating factors are also present in our company-wide compensation program along with our Stock Ownership, Insider Trading, Anti-Hedging and Anti-Pledging, and Clawback policies described above.

In short, we believe that our executive compensation program does not encourage excessive or unnecessary risk-taking. Furthermore, we do not believe that the risks that may arise from our compensation programs are reasonably likely to have a material adverse effect on us.

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2024 SUMMARY COMPENSATION TABLE

						Non-Equity
				Stock	Option	Incentive Plan	All Other
		Salary	Bonus	Awards	Awards	Compensation	Compensation	Total
Name and Principal Position	Year	($)	($)	($) (1)	($) (1)	($) (2)	($)(3)	($)
Yamini Rangan (4)	2024	641,667	—	23,716,796	—	494,083	5,000	24,857,546
Chief Executive Officer	2023	1	—	22,604,287	3,277,416	—	—	25,881,704
	2022	1	—	8,786,280	2,951,872	—	27,286	11,765,439
Kate Bueker	2024	518,333	—	9,382,775	—	299,338	5,000	10,205,446
Chief Financial Officer	2023	497,500	—	7,377,935	1,069,613	217,106	2,500	9,164,654
	2022	457,500	—	2,724,070	915,231	115,057	3,724	4,215,582
Brian Halligan (5)	2024	1	—	3,648,153	—	—	—	3,648,154
Executive Chairperson	2023	1	—	4,841,614	701,821	—	—	5,543,436
	2022	1	—	2,383,684	800,854	—	1,242	3,185,781
Dharmesh Shah (5)	2024	1	—	5,212,371	—	—	—	5,212,372
Chief Technology Officer	2023	1	—	4,149,681	601,591	—	—	4,751,273
	2022	1	—	2,043,298	686,477	—	1,242	2,731,018
Alyssa Harvey Dawson (6)	2024	452,083	—	5,472,229	—	261,078	5,664	6,191,054
Chief Legal Officer	2023	420,000	—	4,394,732	630,692	183,330	3,203	5,631,957
	2022	55,682	100,000	—	—	9,660	4,139	169,481

(1)
The amounts reported represent the aggregate grant-date fair value of RSUs and PSUs that are settled in shares of our common stock and options to purchase shares of our common stock calculated in accordance with ASC Topic 718. The value of the PSU awards is based upon the probable outcome of the performance conditions, which is assumed to be the target level of achievement. Such grant-date fair value does not take into account any estimated forfeitures related to service-based vesting conditions. The assumptions used in calculating the grant-date fair value are set forth in the notes to our audited consolidated financial statements presented in the 2024 Form 10-K.The value of the PSU awards granted in 2024 assuming the maximum level of performance achievement would be $17,787,597, $7,037,082, $2,736,115, $3,909,278, and $4,104,172 for Ms. Rangan, Ms. Bueker, Mr. Halligan, Mr. Shah, and Ms. Harvey Dawson, respectively.
(2)
The amounts reported reflect performance-based cash bonus payments awarded based on the achievement of certain corporate performance goals under the Bonus Plan.
(3)
The amounts reported for 2024 include: for Mmes. Bueker, Harvey Dawson, and Rangan, section 401(k) matching contributions, and for Ms. Harvey Dawson, tax reimbursement in the amount of $663.61 on tax imputed income for remote work allowance.
(4)
Ms. Rangan’s salary reflects a pay increase effective February 1, 2024 to $700,000.
(5)
During 2024, Messrs. Halligan and Shah voluntarily elected to receive a base salary of $1 and to forgo any cash bonus payments under the Bonus Plan.
(6)
Ms. Harvey Dawson stepped down from her role as Chief Legal Officer and Secretary, effective December 31, 2024. Ms. Harvey Dawson remained an employee of the company in a transitional role through March 1, 2025.

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2024 GRANTS OF PLAN-BASED AWARDS TABLE

									All other
									Stock
									Awards:	Grant Date
			Estimated Future Payouts			Estimated Future Payouts			Number of	Fair Value
			Under Non-Equity Incentive			Under Equity Incentive			Shares of	of Stock
			Plan Awards (2)			Plan Awards (3)			Stock or	Awards
	Grant	Approval	Threshold	Target	Maximum	Threshold	Target	Maximum	Units
Name	Date	Date (1)	($)	($)	($)	(#)	(#)	(#)	(#) (4)	($) (5)
Yamini Rangan			320,834	641,667	1,090,834
	3/1/2024	1/31/2024				9,355	18,710	28,065		11,858,398
	3/1/2024	1/31/2024							18,710	11,858,398

Kate Bueker			194,375	388,750	660,875
	3/1/2024	1/31/2024				3,701	7,402	11,103		4,691,388
	3/1/2024	1/31/2024							7,402	4,691,388

Brian Halligan (6)	3/1/2024	1/31/2024				1,439	2,878	4,317		1,824,076
	3/1/2024	1/31/2024							2,878	1,824,076

Dharmesh Shah (6)	3/1/2024	1/31/2024				2,056	4,112	6,198		2,606,186
	3/1/2024	1/31/2024							4,112	2,606,186

Alyssa Harvey Dawson (7)			169,532	339,063	576,407
	3/1/2024	1/31/2024				2,159	4,317	6,476		2,736,115
	3/1/2024	1/31/2024							4,317	2,736,115

(1)
The “Approval Date” refers to the date on which the Compensation Committee approved the grants reported in the table.
(2)
The amounts reported in the "Estimated Future Payouts Under Non-Equity Incentive Plan Awards" column, sub-column "Threshold," reflect the threshold payment level of short-term incentive compensation for each of the named executive officers under our Bonus Plan. The amounts reported in the "Maximum" sub-column reflect that for 2024, the program provided the potential to earn a maximum of 170% of the target short-term incentive bonus opportunity. The specific components of the Bonus Plan are described in the "Annual Cash Bonuses" section of the Compensation Discussion and Analysis in this Proxy Statement. Non-equity incentive plan awards actually paid by the company for services rendered in 2024 are reported in the "Non-Equity Incentive Plan Compensation" column of the "2024 Summary Compensation Table" above.
(3)
Represents the threshold, target, and maximum number of PSUs granted under our 2014 Plan. These PSU awards were earned at 97.5% of the target level of performance based upon achievement of Revenue CC growth over the one-year performance period ended December 31, 2024 and vest over three years, with ⅓ of the earned PSUs vesting upon certification of the performance conditions (which occurred in February 2025), and the remaining ⅔ of the earned PSUs vesting quarterly over the remaining two years, subject to the named executive officer’s continued employment through such vesting date. The performance conditions and other terms of the PSUs are described in the “Performance Stock Unit Awards” section of the Compensation Discussion and Analysis in this Proxy Statement.
(4)
Consists of RSUs granted under our 2014 Plan. Except as described below, each RSU award vests over four years from March 1, 2024 in 16 equal quarterly installments, subject to the named executive officer’s continued employment through such vesting date.
(5)
The amounts reported represent the aggregate grant-date fair value of the RSU and PSU awards calculated in accordance with ASC Topic 718. The value of the PSU awards is based upon the probable outcome of the performance conditions, which is assumed to be the target level of achievement. Such grant-date fair value does not take into account any estimated forfeitures related to service-based vesting conditions. The assumptions used in calculating the grant-date fair value are set forth in the notes to our audited consolidated financial statements presented in the 2024 Form 10-K.
(6)
For fiscal year 2024, Messrs. Halligan and Shah forwent any cash bonus payments under the Bonus Plan.
(7)
Ms. Harvey Dawson stepped down from her role as Chief Legal Officer and Secretary, effective December 31, 2024, and her employment with the company terminated on March 1, 2025. Unvested equity awards held by Ms. Harvey Dawson as of the date of termination were forfeited.

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2024 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

			Option Awards (1)						Stock Awards (2)
Name	Grant Date	Vesting Start Date (3)	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (4)
Yamini Rangan	1/8/2020	1/1/2020	9,972		—		173.00	1/8/2030	—		—
	2/1/2021	1/1/2021	4,713		315		381.74	2/1/2031	—		—
	2/1/2021	1/1/2021	—		—		—	—	392		273,134
	10/1/2021	9/1/2021	2,375		549		684.23	10/1/2031	—		—
	10/1/2021	9/1/2021	—		—		—	—	715		498,191
	2/1/2022	1/1/2022	9,528		4,331		490.47	2/1/2032	—		—
	2/1/2022	1/1/2022	—		—		—	—	5,599		3,901,215
	3/1/2023	1/1/2023	6,795		8,737		383.13	3/1/2033	—		—
	3/1/2023	1/1/2023	—		—		—	—	14,223		9,910,160
	3/1/2023	1/1/2023	—		—		—	—	14,093	(5)	9,819,580
	3/1/2024	3/1/2024	—		—		—	—	15,202		10,592,298
	3/1/2024	1/1/2024	—		—		—	—	18,242	(5)	12,70,478
Kate Bueker	7/2/2018	7/1/2018	902		—		128.10	7/2/2028	—		—
	2/3/2020	1/1/2020	10,215		—		182.91	2/3/2030	—		—
	2/1/2021	1/1/2021	5,076		339		381.74	2/1/2031	—		—
	2/1/2021	1/1/2021	—		—		—	—	422		294,037
	2/1/2022	1/1/2022	2,954		1,343		490.47	2/1/2032	—		—
	2/1/2022	1/1/2022	—		—		—	—	1,736		1,209,593
	3/1/2023	1/1/2023	2,217		2,852		383.13	3/1/2033	—		—
	3/1/2023	1/1/2023	—		—		—	—	4,643		3,235,103
	3/1/2023	1/1/2023	—		—		—	—	4,602	(5)	3,206,536
	3/1/2024	3/1/2024	—		—		—	—	6,015		4,191,072
	3/1/2024	1/1/2024	—		—		—	—	7,216	(5)	5,027,892
Brian Halligan	2/1/2017	1/1/2017	19,846		—		52.80	2/1/2027	—		—
	3/1/2018	1/1/2018	14,847		—		112.15	3/1/2028	—		—
	2/1/2019	1/1/2019	14,251		—		159.70	2/1/2029	—		—
	2/3/2020	1/1/2020	13,110		—		182.91	2/3/2030	—		—
	2/1/2021	1/1/2021	4,425		295		381.74	2/1/2031	—		—
	2/1/2021	1/1/2021	—		—		—	—	368		256,411
	2/1/2022	1/1/2022	2,585		1,175		490.47	2/1/2032	—		—
	2/1/2022	1/1/2022	—		—		—	—	1,519		1,058,394
	3/1/2023	1/1/2023	1,455		1,871		383.13	3/1/2033	—		—
	3/1/2023	1/1/2023	—		—		—	—	3,047		2,123,058
	3/1/2023	1/1/2023	—		—		—	—	3,021	(5)	2,104,942
	3/1/2024	3/1/2024	—		—		—	—	2,339		1,629,745
	3/1/2024	1/1/2023	—		—		—	—	2,806	(5)	1,955,137
Dharmesh Shah	2/10/2015	1/1/2015	16,667		—		34.76	2/10/2025	—		—
	1/29/2016	1/1/2016	19,990		—		40.59	1/29/2026	—		—
	2/1/2017	1/1/2017	15,595		—		52.80	2/1/2027	—		—
	3/1/2018	1/1/2018	11,254		—		112.15	3/1/2028	—		—
	2/1/2019	1/1/2019	8,251		—		159.70	2/1/2029	—		—
	2/3/2020	1/1/2020	6,274		—		182.91	2/3/2030	—		—
	2/1/2021	1/1/2021	3,499		234		381.74	2/1/2031	—		—
	2/1/2021	2/1/2021	—		—		—	—	291		202,760
	2/1/2022	1/1/2022	2,215		1,008		490.47	2/1/2032	—		—
	2/1/2022	1/1/2022	—		—		—	—	1,302		907,195
	3/1/2023	1/1/2023	1,247		1,604		383.13	3/1/2033	—		—
	3/1/2023	1/1/2023	—		—		—	—	2,612		1,819,963
	3/1/2023	1/1/2023	—		—		—	—	2,589	(5)	1,803,938
	3/1/2024	3/1/2024	—		—		—	—	3,341		2,327,909
	3/1/2024	1/1/2024	—		—		—	—	4,112	(5)	2,865,118
Alyssa Harvey Dawson	1/3/2023	11/1/2022	130	(6)	1,716	(6)	289.89	1/3/2033	—		—
	1/3/2023	11/1/2022	—		—		—	—	2,785	(7)	1,940,504
	3/1/2024	3/1/2024	—		—		—	—	3,508		2,444,269
	3/1/2024	1/1/2024	—		—		—	—	4,009	(5)	2,793,351

(1)
Unless otherwise indicated, these stock options vest over four years, with the earlier awards (granted prior to 2018) vesting in 48 equal monthly installments, and later awards (granted in 2018 and after) vesting in 16 equal quarterly installments, subject to the named executive officer’s continued employment through such vesting date.

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(2)
Unless otherwise indicated, these RSUs vest over four years in 16 equal quarterly installments, subject to the named executive officer’s continued employment through such vesting date.
(3)
The vesting start date is fixed by the Compensation Committee when granting equity awards.
(4)
Represents the fair market value of the unvested shares of our common stock as of December 31, 2024, the last trading day of 2024, based upon the closing market price of our common stock on such date of $696.77 per share.
(5)
These PSUs were earned based upon the achievement of a Revenue CC growth performance goal and ⅓ of the earned PSUs vested upon the certification of such achievement and the remaining ⅔ of the earned PSUs vest in equal quarterly installments over the remaining two years, subject to the named executive officer’s continued employment through such vesting date.
(6)
This stock option award vests over four years, with 25% vesting on May 1, 2023 and the remaining 75% vesting in equal quarterly installments thereafter.
(7)
This RSU award vests over four years, with 25% vesting on May 1, 2023 and the remaining 75% vesting in equal quarterly installments thereafter.

2024 OPTION EXERCISES AND STOCK VESTED TABLE

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired on	Realized on	Acquired on	Realized on
	Exercise	Exercise	Vesting	Vesting
Name	(#)	($) (1)	(#)	($) (2)
Yamini Rangan	—	—	39,742	23,390,265
Kate Bueker	14,637	7,171,249	13,712	8,064,746
Brian Halligan	63,526	36,335,092	9,803	5,730,483
Dharmesh Shah	5,000	2,595,450	8,215	4,824,055
Alyssa Harvey Dawson	2,158	701,196	6,534	3,733,298

(1)
The value realized on exercise is based on the difference between the fair market value of a share of our common stock on the exercise date, less the per share exercise price of the related stock option, multiplied by the number of shares for which the options were exercised.
(2)
The value realized on vesting is based on the closing market price per share of our common stock on the vesting date, which ranged from $481.87 to $723.59 per share, multiplied by the number of shares that vested.

ADDITIONAL INFORMATION RELATING TO EXECUTIVE COMPENSATION PROGRAM

2024 Potential Payments upon Termination or Change in Control

All current outstanding equity awards granted to our employees, including our named executive officers, under our 2024 Plan and our 2014 Plan include a “double-trigger” vesting acceleration provision in the event of a change in control of the company, as well as a vesting acceleration provision in the event of the grantee’s death. Pursuant to the forms of stock option agreement, restricted stock agreement, and RSU agreement, in the case of a “sale event” (as defined in our 2024 Plan and 2014 Plan, as applicable) or in the case of a “change of control” (as defined in our 2007 Plan) of the company, in each case in which outstanding awards are assumed, substituted or otherwise continued by a successor entity, and the award holder’s employment or service relationship with us terminates, such holder’s awards will vest in full as of the date of termination if such termination occurs (i) within 12 months after such sale event or change of control or 90 days prior to such event and (ii) such termination is by us without “cause” (as defined in the applicable award agreement) or by such holder for “good reason” (as defined in the applicable award agreement). Pursuant to the form of award agreement for PSU awards, in the event that a sale event occurs prior to the date that performance is certified for the PSUs, the number of PSUs that are earned will be determined at the time of the sale event (i) based on actual performance through the date of the sale event, if determinable, or (ii) if actual performance is not determinable, based on the target level of performance. If the earned PSUs are not continued or assumed by a successor entity, the earned PSUs will vest in full upon the sale event and, if the earned PSUs are continued or assumed by a successor entity, such earned PSUs will remain subject to the applicable time-based vesting but will vest in full as of the date of termination if such termination occurs (i) within 12 months after such sale event or 90 days prior to such event and (ii) such termination is by us without cause or by such holder for good reason. In addition, pursuant to the forms of stock option agreement, restricted stock agreement, RSU agreement and PSU agreement, any such awards that are subject solely to time-based vesting (including any earned PSUs) accelerate and vest in full upon a termination of employment due to death.

Ms. Harvey Dawson stepped down from her role as Chief Legal Officer and Secretary, effective December 31, 2024, and her employment with the company terminated on March 1, 2025. To assist with an orderly transition, on December 2, 2024, HubSpot and Ms. Harvey Dawson entered into the Severance Agreement. Pursuant to the terms of the Severance Agreement, in consideration for the transition period, Ms. Harvey Dawson (i) received cash severance payments equal to four months of her base salary (in an amount equal to $151,667), and (ii) is eligible for payment or reimbursement of COBRA premiums through the earlier of (a) June 30, 2025 or (b) the date Ms. Harvey Dawson becomes eligible for group

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medical plan benefits under any other employer’s group medical plan. The Severance Agreement incorporates customary non-disclosure, non-solicitation and non-disparagement obligations.

On April 10, 2025, following a review of peer group severance arrangements with the assistance of Compensia, the Board approved the Executive Severance Plan. The vast majority of our peer companies and other companies with which we compete for talent have in place contractual severance protections for their executive officers and the Board and Compensation Committee determined that having in place reasonable and competitive executive severance arrangements is essential to attracting and retaining highly-qualified executive officers. Our goal in providing these severance payments and benefits is to offer sufficient cash continuity protection such that the eligible executives will focus their full time and attention on the requirements of the business rather than the potential implications for their respective positions.

Executive Termination and Severance Outside of a Change in Control Period. Under the terms of the Executive Severance Plan, in the event that an eligible named executive officer’s employment is terminated by the company or an affiliate without “cause” (as defined in the Executive Severance Plan) and due to a reason other than such named executive officer’s death or disability or, solely in the case of the CEO, if the CEO resigns for “good reason” (as defined in the Executive Severance Plan) and such termination or resignation occurs outside of the period beginning three months prior to a “change in control” (as defined in the Executive Severance Plan) and ending on the one-year anniversary of a change in control (the “Change in Control Period”), the named executive officer will be entitled to receive (i) an amount equal to the sum of (A) the named executive officer’s annual base salary in effect as of the date of termination and (B) a pro-rated portion of the named executive officer’s target annual cash incentive compensation or target sales incentive plan commission (“Target Bonus”) in effect immediately prior to the date of termination, (ii) subject to the named executive officer’s proper election to receive COBRA benefits, payment of the COBRA premiums by the company for up to 12 months following termination, and (iii) solely in the case of the CEO, accelerated vesting of any outstanding equity incentive awards held by the CEO as of the date of termination that would have otherwise vested during the 12-month period following the date of termination (with any equity awards subject to performance-based vesting being deemed earned at the target level of performance).

Executive Termination and Severance During a Change in Control Period. If a named executive officer’s employment is terminated by the company or an affiliate without cause and for a reason other than the named executive officer’s death or disability or if a named executive officer resigns for good reason and such termination or resignation occurs during the Change in Control Period, the named executive officer will be entitled to receive (i) a lump sum payment equal to the sum of (A) the named executive officer’s base salary (or, in the case of the CEO, 1.5 times the CEO’s base salary) in effect as of the date of termination (or the rate in effect immediately prior to the change in control, if higher) and (B) the named executive officer’s Target Bonus in effect as of the date of termination (or in effect immediately prior to the change in control, if higher), (ii) subject to the named executive officer’s proper election to receive COBRA benefits, payment of the COBRA premiums by the company for up to 12 months (or, in the case of the CEO, 18 months) following termination, and (iii) accelerated vesting of any outstanding equity incentive awards held by the named executive officer as of the date of termination (with any equity incentive awards subject to performance-based being deemed earned at the actual level of performance or, if the actual level of performance is not determinable, at the target level of performance).

The severance payments and benefits described above under the Executive Severance Plan are subject to the named executive officer’s execution and the effectiveness of a separation agreement and release in a form and manner satisfactory to and provided by the company that contains, among other provisions, a general release of claims in favor of the company and related persons and entities, confidentiality, return of property and non-disparagement provisions, a reaffirmation of the eligible participant’s “continuing obligations” (as defined in the Executive Severance Plan) and, in the company’s sole discretion, a one-year post-employment noncompetition agreement (where applicable law allows), and provides that if the eligible participant breaches any of the continuing obligations, all severance payments and benefits shall immediately cease.

The term of the Executive Severance Plan will terminate on April 10, 2028 unless it is extended in the sole discretion of the administrator of the Executive Severance Plan.

2025 PROXY STATEMENT | HubSpot, Inc. 42

The following table shows the potential payments and benefits to be received by each of our named executive officers (i) in the event that his or her employment was terminated by us without cause or by the named executive officer for good reason within 12 months following, or 90 days prior to, a sale event or change of control of the company, and (ii) in the event of the named executive officer’s death. The amounts in the table below have been calculated based on the assumption that the sale event/change of control and employment termination or the death took place on December 31, 2024.

Named Executive Officer	Equity Acceleration Benefits Payable Upon Termination Without Cause/for Good Reason in connection with Change in Control ($) (1)
Yamini Rangan Termination without Cause/for Good Reason in connection with a Change in Control	51,771,020
Death	51,771,020
Kate Bueker Termination without Cause/for Good Reason in connection with a Change in Control	18,572,189
Death	18,572,189
Brian Halligan Termination without Cause/for Good Reason in connection with a Change in Control	10,100,011
Death	10,100,011
Dharmesh Shah Termination without Cause/for Good Reason in connection with a Change in Control	10,711,628
Death	10,711,628
Alyssa Harvey Dawson (2) Termination without Cause/for Good Reason in connection with a Change in Control	8,090,936
Death	8,090,936

(1)
Consists of the vesting of outstanding equity awards that would accelerate pursuant to the “double-trigger” change in control provisions, as well as the acceleration upon death provisions, included in the applicable award agreements. Amounts in this column are calculated based on $696.77 per share, the closing market price of our common stock on December 31, 2024, the last trading day of 2024.
(2)
Ms. Harvey Dawson stepped down from her role as Chief Legal Officer and Secretary, effective December 31, 2024, and her employment with the company terminated on March 1, 2025. Ms. Harvey Dawson has received or is eligible to receive certain severance payments and benefits pursuant to the terms of the Severance Agreement, as described above. All of Ms. Harvey Dawson’s equity awards that remained unvested as of the date of the termination of her employment were forfeited.

CEO Pay Ratio

Our compensation and benefits philosophy and the overall structure of our compensation and benefit programs are broadly similar across the organization to encourage and reward all employees who contribute to our success. We strive to ensure the pay of each of our employees reflects the level of their job impact and responsibilities and is competitive within our peer group. We strive to maintain a diverse and engaged workforce.

Under Item 402(u) of Regulation S-K, we are required to disclose the annual total compensation paid to our median employee (excluding the CEO), the annual total compensation paid to our CEO, and the ratio of these two amounts for our most recently completed fiscal year.

For 2024, the annual total compensation of the employee identified as our median employee based on our population as of December 31, 2024 was $170,885, and the annual total compensation of our CEO was $24,857,546.

Based on this information, for 2024, the ratio of the annual total compensation of our CEO to the annual total compensation of our median employee was 145 to 1. This ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

We identified the median employee using our employee population on December 31, 2024, including full-time, part-time, seasonal and temporary employees, which consisted of 8,287 individuals (excluding the CEO).

To identify our median employee for 2024, we used the following methodology, and, for non-U.S. employees, we converted their pay to U.S. dollars as of December 31, 2024. We selected a compensation measure comprised of the following elements, which we believe reasonably reflects the annual compensation of our employees:

•
base salary, which we calculated as annual base salary, and annualizing the compensation for any employees hired during 2024;
•
target bonus, which we calculated for eligible employees based upon a percentage of their base salary;

2025 PROXY STATEMENT | HubSpot, Inc. 43

•
target commission, which we calculated for eligible employees based on defined on-target earnings for their job and location; and
•
the grant date “fair value” of equity awarded to eligible employees in 2024, which we calculated pursuant to ASC Topic 718.

Using this approach, we identified the individual at the median of our employee population, and we calculated the median employee’s annual total compensation using Summary Compensation Table requirements. With respect to our CEO’s annual total compensation, we used the amount reported in the Summary Compensation Table in the Total column of this Proxy Statement.

Pay Versus Performance

Pay Versus Performance Table

As required by Item 402(v) of Regulation S-K, we are providing information regarding the relationship between executive compensation and our financial performance for each of the last five completed fiscal years. In determining the “compensation actually paid” to our named executive officers (“NEOs”), we are required to make various adjustments to amounts that have been reported in the Summary Compensation Table in previous years, as the SEC-mandated calculation for compensation actually paid differs from that required for the Summary Compensation Table. The table below summarizes both the compensation values reported in our Summary Compensation Table, as well as the compensation actually paid, as calculated in accordance with 402(v) of Regulation S-K, for the 2020, 2021, 2022, 2023, and 2024 fiscal years. Note that for our NEOs other than our principal executive officer (the “PEO”), compensation is reported as an average.

										Value of Initial Fixed $ 100 Investment Based On:
Year	Summary Compensation Table Total for PEO - Yamini Rangan ($)	Compensation Actually Paid to PEO - Yamini Rangan ($)(1)		Summary Compensation Table Total for PEO - Brian Halligan ($)	Compensation Actually Paid to PEO - Brian Halligan ($)(1)		Average Summary Compensation Table Total for Non- PEO NEOs ($)	Average Compensation on Actually Paid to Non- PEO NEOs ($)(2)		Total Shareholder Return ($)(3)	Peer Group Total Shareholder Return ($)(4)	Net Income (in thousands) ($)(5)	Constant Currency Revenue Growth (%) (6)	Annual Recurring Revenue (in thousands) ($)(7)
2024	24,857,546	31,871,616		N/A	N/A		6,314,257	7,810,359		176	201	4,628	20.8%	2,945,744
2023	25,881,704	49,560,889		N/A	N/A		6,272,830	12,304,618	(7)	366	221	(176,295)	25.2%	2,442,240
2022	11,765,439	(7,912,847)		N/A	N/A		2,520,841	(5,284,187)	(7)	182	133	(112,749)	39.1%	1,990,913
2021	7,318,462	22,913,424	(10)	2,996,527	16,490,831	(10)	3,116,941	12,026,911	(8)	416	207	(77,837)	44.6%	1,495,038
2020	N/A	N/A		3,900,134	17,889,468		4,995,822	15,011,941	(9)	250	150	85,031	30.5%	1,017,498

(1)
The amounts reported represent the “compensation actually paid” to our PEOs, computed in accordance with Item 402(v) of Regulation S-K, but do not reflect the actual amount of compensation earned by or paid to our PEOs in the applicable year. In accordance with Item 402(v) of Regulation S-K, the following adjustments were made to the amount reported for our PEOs in the “Total” column of the Summary Compensation Table for each year to calculate compensation actually paid:

Year	Summary Compensation Table Total for PEO ($)	Summary Compensation Table Value of Equity Awards ($)(a)	Equity Award Adjustments($)(b)	Compensation Actually Paid to PEO ($)
2024 – Yamini Rangan	24,857,546	(23,716,796)	30,730,866	31,871,616
2023 – Yamini Rangan	25,881,704	(25,881,703)	49,560,888	49,560,889
2022 – Yamini Rangan	11,765,439	(11,738,152)	(7,940,134)	(7,912,847)
2021 – Yamini Rangan	7,318,462	(6,669,726)	22,264,688	22,913,424
2021 – Brian Halligan	2,996,527	(2,994,888)	16,489,192	16,490,831
2020 – Brian Halligan	3,900,134	(3,898,891)	17,888,225	17,889,468

(a)
The amounts reported represent the sum of the amounts reported in the “Stock Awards” and “Option Awards” columns of the Summary Compensation Table for the applicable fiscal year.
(b)
The equity award adjustments for each fiscal year include the following: (i) the addition of the year-end fair value of any equity awards granted in the year that are outstanding and unvested as of the end of the year; (ii) for any awards granted in prior years that are outstanding and unvested as of the end of the fiscal year, the addition (or subtraction, if applicable) of the change in fair value between the end of the prior fiscal year and the end of the applicable fiscal year; (iii) for awards that are granted and vest in the same fiscal year, the addition of the fair value of such awards as of the vesting date; (iv) for awards granted in prior years that vest during the fiscal year, the addition (or subtraction, if applicable) of the change in fair value between the end of the prior fiscal year and the

2025 PROXY STATEMENT | HubSpot, Inc. 44

vesting date of such awards; and (v) for awards granted in prior years that fail to meet the applicable vesting conditions during the fiscal year, the subtraction of the fair value of such awards at the end of the prior fiscal year. The valuation assumptions used to calculate fair values varied from those disclosed at the time of grant. The fair value of RSUs and PSUs used to arrive at compensation actually paid is measured using the closing common stock price on the date of remeasurement. The fair value of stock option awards used to arrive at compensation actually paid is measured using a binomial lattice model, as this valuation methodology is expected to yield a more accurate value of in-the-money options. This contrasts to our use of the Black-Scholes option pricing model for stock options at the time of grant (i.e., at-the-money). The assumptions used in estimating the fair value of stock options awards are as follows:

Year	Volatility	Risk-free Rate	Early Exit Multiple	Dividend Yield
2024	49.5% - 53.4%	3.6% - 4.6%	2.0	0.0%
2023	45.9% - 53.2%	3.4% - 4.8%	2.0	0.0%
2022	44.4% - 52.6%	1.4% - 3.9%	2.0	0.0%
2021	42.1% - 46.8%	0.7% - 1.7%	2.0	0.0%
2020	42.1% - 43.3%	0.6% - 1.9%	2.0	0.0%
2019	42.7%	1.9%	2.0	0.0%

Assumptions for 2019 were utilized to determine the fair value of stock awards as of December 31, 2019 that were granted in prior years but remained unvested leading into 2020.

The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year End Fair Value of Equity Awards ($)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year($)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Total Equity Award Adjustments ($)
2024 – Yamini Rangan	23,628,864	4,992,092	2,124,212	(14,302)	—	30,730,866
2023 – Yamini Rangan	35,975,385	6,936,595	2,960,040	3,688,868	—	49,560,888
2022 – Yamini Rangan	5,490,606	(10,369,549)	1,596,398	(4,657,589)	—	(7,940,134)
2021 – Yamini Rangan	8,012,630	9,652,349	1,202,902	3,396,807	—	22,264,688
2021 – Brian Halligan	4,555,670	7,633,629	898,486	3,401,407	—	16,489,192
2020 – Brian Halligan	7,808,791	7,074,756	901,011	2,103,667	—	17,888,225

(2)
The amounts reported represent the average “compensation actually paid” to the NEOs other than our PEOs as a group, computed in accordance with Item 402(v) of Regulation S-K. The amounts do not reflect the actual average amount of compensation earned by or paid to such NEOs as a group in the applicable year. In accordance with Item 402(v) of Regulation S-K, the following adjustments were made to the average of the amounts reported in the “Total” column of the Summary Compensation Table for the NEOs as a group (excluding our PEOs) for each year to determine the compensation actually paid, using the same methodology described above in footnote 1:

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs ($)	Average Summary Compensation Table Value of Equity Awards ($)(a)	Average Equity Award Adjustments ($)(b)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2024	6,314,257	(5,928,882)	7,424,984	7,810,359
2023	6,272,830	(5,941,920)	11,973,708	12,304,618
2022	2,520,841	(2,311,060)	(5,493,968)	(5,284,187)
2021	3,116,941	(2,624,682)	11,534,652	12,026,911
2020	4,995,822	(4,566,192)	14,582,311	15,011,941

2025 PROXY STATEMENT | HubSpot, Inc. 45

(a)
The amounts reported represent the average of the sum of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable fiscal year.
(b)
The equity award adjustments for each fiscal year include the amounts, methodology, and assumptions noted in footnote 1(b). The amounts deducted or added in calculating the equity award adjustments are as follows for the non-PEO NEOs:

Year	Year End Fair Value of Equity Awards ($)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Total Equity Award Adjustments ($)
2024	5,907,216	1,055,064	530,697	(67,993)	—	7,424,984
2023	7,917,232	1,739,396	1,370,130	946,950	—	11,973,708
2022	893,769	(2,932,292)	300,275	(2,444,657)	(1,311,063)	(5,493,968)
2021	3,992,368	4,684,468	787,675	2,070,141	—	11,534,652
2020	8,913,689	3,752,960	1,086,821	828,841	—	14,582,311

(3)
Total shareholder return (“TSR”) represents the cumulative total return of an investment of $100 in our common stock. The measurement period for calculating TSR begins on December 31, 2019 and ends on the last day of the applicable fiscal year and has been calculated consistently with the information presented in the stock performance graph in our Form 10-K. The Company did not pay any dividends in the period from December 31, 2019 to December 31, 2024.
(4)
Represents the weighted peer group TSR. The peer group used for this purpose is the Nasdaq Computer Index, a published industry index that is used in the stock performance graph included in the Form 10-K. The measurement period is consistent with that used for TSR described in the footnote above.
(5)
The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable fiscal year.
(6)
We chose constant currency revenue growth (“Revenue CC Growth”) as our Company Selected measure for evaluating Pay Versus Performance. Constant currency revenue is defined as the percentage increase in GAAP revenue growth year-over-year, adjusted for the impact of foreign exchange rates. It is calculated by converting current and comparative prior period revenue from currencies other than the U.S. Dollar into the U.S. Dollar at constant exchange rates rather than actual exchange rates in effect during the respective period. For example, 2024 Revenue CC Growth is calculated by applying 2023 exchange rates to 2024 GAAP revenue from currencies other than the U.S. Dollar, instead of using exchange rates in effect during 2024, and comparing that to 2023 GAAP revenue to determine year-over-year growth. While we consider numerous financial and non-financial performance measures for the purpose of evaluating and determining executive compensation, we consider Revenue CC Growth, which is the measure used to determine achievement of PSU awards, to be one of the most important performance measures used to link compensation actually paid to the PEO and other NEOs.
(7)
Annual Recurring Revenue (“ARR”) is presented as a supplemental measure. ARR is defined as the annual value of our customer subscription contracts as of the specified point in time excluding any commissions owed to our partners. For each Hub, this is the sum of customer ARR for the Starter, Basic, Professional and Enterprise subscriptions, plus applicable contacts (marketing only), Seats, or Add-Ons (e.g., reporting or ads). For multi-product customers, their ARR would be distributed across based on the value of each SKU/Hub for which they pay. In 2022, we began including our payments revenue run rate, defined as, on an annualized basis, the trailing three months of payments revenue, into the annual value of our customer subscription contracts. ARR can differ from revenue due to several factors. ARR is converted into U.S. dollars at fixed rates that are held consistent over time and may vary from those used for revenue or deferred revenue. ARR would exclude any impact for bad debt and partner commissions (as noted above) and would also differ from revenue due to timing of revenue recognition. While we consider numerous financial and non-financial performance measures for the purpose of evaluating and determining

2025 PROXY STATEMENT | HubSpot, Inc. 46

executive compensation, we consider ARR, which is one of the measures used to determine annual cash incentive compensation for our PEO and other NEOs, to be one of the most important performance measures.
(8)
Non-PEO NEOs for 2023 and 2024 include Ms. Bueker, Mr. Halligan, Ms. Harvey Dawson, and Mr. Shah. They served as NEOs for the entirety of 2023.
(9)
Non-PEO NEOs for 2022 include Ms. Bueker, Mr. Halligan, Mr. Kelleher, Ms. Harvey Dawson, and Mr. Shah. Mr. Kelleher previously served as our General Counsel and Secretary and stepped down effective September 6, 2022. Ms. Harvey Dawson joined as Chief Legal Officer effective November 9, 2022. The remaining non-PEO NEOs served as NEOs for the entirety of 2022.
(10)
Non-PEO NEOs for 2021 include Ms. Bueker, Mr. Kelleher, and Mr. Shah. They served as NEOs for the entirety of 2021.
(11)
Non-PEO NEOs for 2020 include Ms. Bueker, Mr. Kelleher, Mr. Shah, Ms. Rangan, and Mr. Sherman. Mr. Sherman served as our President and Chief Operating Officer until July 1, 2020. The remaining non-PEO NEOs served as NEOs for the entirety of 2021.
(12)
On September 7, 2021, Mr. Halligan transitioned from his role as Chairperson of the Board, CEO, and President and became Executive Chairperson of the Board, while Ms. Rangan transitioned from her prior role as Chief Customer Officer and succeeded Mr. Halligan as the Company’s CEO. Full year compensation for Mr. Halligan and Ms. Rangan are included within the PEO column for 2021.

Disclosure to Pay Versus Performance Table

Compensation for our NEOs is determined based on a variety of factors, as further discussed in the Compensation Discussion and Analysis section of this Proxy Statement. The tabular list of financial performance measures included and defined below is used by the Company to link executive compensation actually paid to company performance. We did not use any other metrics to directly link executive compensation actually paid to Company performance in 2024.

1)
Revenue CC Growth is defined as the percentage increase in GAAP revenue growth year-over-year, adjusted for the impact of foreign exchange rates.
2)
ARR is defined as the annual value of our customer subscription contracts as of the specified point in time, excluding any commissions owed to our partners.
3)
Non-GAAP Operating Income (Loss) is defined as operating income (loss), calculated in accordance with GAAP, excluding our stock-based compensation expense, the amortization of acquired intangibles, acquisition-related expenses, gains/losses on the termination of operating leases, loss on disposal of fixed assets, and restructuring charges.

The GAAP financial measures most directly comparable to Revenue CC Growth and Non-GAAP Operating Income (Loss), and a reconciliation of the differences between these non-GAAP measures and the comparable GAAP financial measures, are attached to this Proxy Statement as Appendix A.

2025 PROXY STATEMENT | HubSpot, Inc. 47

Relationship Between Compensation Actually Paid, Total Shareholder Return, and Peer Group Total Shareholder Return

The graph below shows the relationship between the PEO and Average Non-PEO NEO compensation actually paid, the Company’s cumulative TSR (assuming an initial fixed investment of $100 on December 31, 2019), and the Company’s Peer Group (Nasdaq Computer Index) cumulative TSR (assuming an initial fixed investment of $100 on December 31, 2019), for the fiscal years ended December 31, 2020, 2021, 2022, 2023 and 2024:

Compensation Actually Paid vs TSR
Compensation Actually paid to PEO (Y. Rangan)
Compensation Actually paid to PEO (B. Halligan)
Average Compensation Actually paid to Non-PEO NEOs
Total Shareholder Return
Peer Group Total Shareholder Return
2020
2021
2022
2023
2024
$60,000
$50,000
$40,000
$30,000
$20,000
$10,000
$0
-$10,000
Compensation Actually Paid ($000)
$450
$385
$320
$255
$190
$125
$60
$(5)
Value of Initial $100 Investment (TSR)
N/A
$17,889
$15,012
$250
$150
$22,913
$16,491
$12,027
$416
$207
-$7,913
N/A
-$5,284
$182
$133
$49,561
N/A
$12,305
$366
$221
$31,872
N/A
$7,810
$176
$201

Compensation Actually Paid vs. TSR Compensation Actually Paid to PEO (Y. Rangal Shareholder Return Peer Group Total Shareholder Return Compensation Actually Paid($000) -$10,000 -$5,000 $0 $5,000 $10,000 $15,000 $20,000 $25,000 $30,000 2020 2021 2022 $50 $100 $150 $200 $250 $300 $350 $400 $450 Value of Initial $100 Investment (TSR) N/A $150 $250 $17,889 $15,012 $207 $12,027 $16,491 $22,943 $416 -$7,913 -$5,287 $133 N/A $182

2025 PROXY STATEMENT | HubSpot, Inc. 48

Relationship Between Compensation Actually Paid and Net Income

The graph below shows the relationship between the PEO and Average Non-PEO NEO compensation actually paid and net income (loss) for the fiscal years ended December 31, 2020, 2021, 2022, 2023, and 2024:

Compensation Actually Paid vs Net Income

Compensation Actually paid to PEO (Y. Rangan)
Compensation Actually paid to PEO (B. Halligan)
Average Compensation Actually paid to Non-PEO NEOs
Net Income
2020
2021
2022
2023
2024
Compensation Actually Paid ($000)
$50,000
$40,000
$30,000
$20,000
$10,000
$0
-$10,000
Net Income ($M)
$40
$0
-$40
-$80
-$120
-$160
-$200
N/A
$17,889
$22,913
-$78
$16,491
$12,027
N/A
-$113
-$7,913
-$5,284
$49,561
N/A
$12,305
-$176
$5
$31,872
$7,810
N/A

Compensation Actually Paid vs. Net Income Compensation Actually Paid to PEO (Y. Rangan) Compensation Actually Paid to PEO (B. Halligan) Average Compensation Actually Paid to Non-PEO NEOs Net Income Compensation Actually Paid($000) -$10,000 -$5,000 $0 $5,000 $10,000 $15,000 $20,000 $25,000 $30,000 2020 2021 2022 -$150 -$130 -$110 -$90 -$70 -$50 -$30 -$10 $10 Net Income ($M) N/A $17,889 $15,012 -$85 $22,913 $16,491 $12,027 -$78 N/A -$113 -$5,287 -$7,913

2025 PROXY STATEMENT | HubSpot, Inc. 49

Relationship Between Compensation Actually Paid and Constant Currency Revenue Growth

The graph below reflects the relationship between the PEO and Average Non-PEO NEO compensation actually paid and Revenue CC Growth for the fiscal years ended December 31, 2020, 2021, 2022, 2023, and 2024.

Compensation Actually Paid vs Revenue CC Growth
Compensation Actually paid to PEO (Y. Rangan)
Compensation Actually paid to PEO (B. Halligan)
Average Compensation Actually paid to Non-PEO NEOs
Revenue CC Growth
2020
2021
2022
2023
2024
$50,000
$40,000
$30,000
$20,000
$10,000
$0
-$10,000
50%
40%
30%
20%
10%
0%
-10%
Compensation Actually Paid ($000)
Revenue CC Growth (%)
N/A
$17,889
$15,012
31%
$22,913
$16,491
$12,027
45%
-$7,913
N/A
-$5,284
39%
$49,561
N/A
$12,305
25%
$31,872
N/A
$7,810
21%

2025 PROXY STATEMENT | HubSpot, Inc. 50

Relationship Between Compensation Actually Paid and ARR

The graph below reflects the relationship between the PEO and Average Non-PEO NEO compensation actually paid and ARR for the fiscal years ended December 31, 2020, 2021, 2022, 2023, and 2024. Please note that we have also included an additional supplemental disclosure showing growth percentage of ARR within the chart below.

Compensation Actually Paid vs ARR

Compensation Actually paid to PEO (Y. Rangan)
Compensation Actually paid to PEO (B. Halligan)
Average Compensation Actually paid to Non-PEO NEOs
ARR
2020
2021
2022
2023
2024
Compensation Actually Paid ($000)
$50,000
$40,000
$30,000
$20,000
$10,000
$0
-$10,000
ARR ($M)
$3,000
$2,500
$2,000
$1,500
$1,000
$500
$0
$17,889
$15,012
N/A
$1,017
$22,913
$16,491
$12,027
$1,495
(35% Growth)
-$7,913
N/A
-$5,284
$1,991
(47% Growth)
$49,561
N/A
$12,305
$2,442
(33% Growth)
$31,872
N/A
$7,810
$2,946
(23% Growth)

Equity Compensation Plan Information

The following table sets forth information regarding our equity compensation plans as of December 31, 2024.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, PSUs and RSUs		Weighted- average Exercise Price of Outstanding Options ($)(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by stockholders (2)	1,847,580	(3)	226.61	5,844,030	(4)
Equity compensation plans not approved by stockholders	—		—	—
Total	1,847,580		226.61	5,844,030

(1)
The weighted-average exercise price is calculated based solely on the exercise prices of the outstanding options to purchase shares of our common stock. It does not reflect the shares of our common stock that will be issued upon the vesting of outstanding awards of RSUs or PSUs, which have no exercise price.
(2)
These plans consist of our 2014 Plan (terminated in September 2024), our Amended and Restated 2014 Employee Stock Purchase Plan, and our 2024 Plan.
(3)
This number includes 232,498 shares of our common stock subject to outstanding RSU and PSU awards under our 2024 Plan, and 1,615,082 shares subject to outstanding awards granted under our 2014 Plan, of which 301,729 shares were subject to outstanding options and 1,313,353 shares were subject to outstanding RSU and PSU awards.
(4)
This number includes 3,327,954 shares of our common stock available for issuance under our 2024 Plan and 2,516,076 shares reserved for issuance under our Amended and Restated 2014 Employee Stock Purchase Plan.

2025 PROXY STATEMENT | HubSpot, Inc. 51

Report of the Compensation Committee of the Board of Directors

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on the review and discussions, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement for the year ended December 31, 2024.

Compensation Committee

Jay Simons (Chairperson)

Andrew Anagnost

Claire Hughes Johnson

2025 PROXY STATEMENT | HubSpot, Inc. 52

RELATED PERSON TRANSACTIONS

Certain Relationships and Transactions

Other than compensation arrangements for our directors and named executive officers, which are described elsewhere in the “Compensation of Non-Employee Directors” and “Executive Compensation” section of this Proxy Statement, below we describe transactions since January 1, 2024 to which we were a party or will be a party, in which:

•
the amounts involved exceeded or will exceed $120,000; and
•
any of our directors, executive officers, or holders of more than 5% of our capital stock, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest.

Limitation of Liability and Indemnification of Officers and Directors

Our amended and restated certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for the following:

•
any breach of their duty of loyalty to our company or our stockholders;
•
any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•
unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or
•
any transaction from which they derived an improper personal benefit.

Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to that amendment or repeal. If the Delaware General Corporation Law is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the Delaware General Corporation Law.

In addition, our bylaws provide that we will indemnify, to the fullest extent permitted by law, any person who is or was a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he or she is or was one of our directors or officers or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise. Our bylaws provide that we may indemnify to the fullest extent permitted by law any person who is or was a party or is threatened to be made a party to any action, suit, or proceeding by reason of the fact that he or she is or was one of our employees or agents or is or was serving at our request as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Our bylaws also provide that we must advance expenses incurred by or on behalf of a director or officer in advance of the final disposition of any action or proceeding, subject to very limited exceptions.

Further, we have entered into indemnification agreements with each of our directors and executive officers that are broader than the specific indemnification provisions contained in the Delaware General Corporation Law. These indemnification agreements require us, among other things, to indemnify our directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements also require us to advance all expenses incurred by the directors and executive officers in investigating or defending any such action, suit or proceeding. We believe that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.

The limitation of liability and indemnification provisions included in our amended and restated certificate of incorporation, bylaws and in indemnification agreements that we entered into or may in the future enter into with our directors and executive officers may discourage stockholders from bringing a lawsuit against our directors and executive officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against our directors and executive officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be harmed to the extent that we pay the costs of settlement and damage awards against directors and executive officers as required by these indemnification provisions. At present, we are not aware of any pending litigation or proceeding involving any person who is or was one of our directors, officers, employees or other agents or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or

2025 PROXY STATEMENT | HubSpot, Inc. 53

other enterprise, for which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.

We have obtained insurance policies under which, subject to the limitations of the policies, coverage is provided to our directors and executive officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or executive officer, including claims relating to public securities matters, and to us with respect to payments that may be made by us to these directors and executive officers pursuant to our indemnification obligations or otherwise as a matter of law.

Certain of our non-employee directors may, through their relationships with their employers, be insured and/or indemnified against certain liabilities incurred in their capacity as members of our Board of Directors.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Other Transactions with Our Executive Officers and Directors and Affiliated Entities

We have granted stock options and RSU awards to our executive officers and certain of our directors and PSU awards to our executive officers. See the sections captioned “Compensation of Non-Employee Directors” and “Executive Compensation— 2024 Outstanding Equity Awards at Fiscal Year-End Table” for a description of these stock options, RSU, and PSU awards.

Policies and Procedures for Related Person Transactions

The Audit Committee of our Board of Directors has the primary responsibility for reviewing and approving or disapproving “related person transactions,” which are transactions between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest. For purposes of this policy, a related person is defined as a director, executive officer, nominee for director or greater than 5% beneficial owner of our common stock, in each case since the beginning of the most recently completed year, and their immediate family members. Our Audit Committee charter provides that the Audit Committee shall review and approve or disapprove any related person transactions. We also adopted a formal policy governing the review and approval of related person transactions.

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PROPOSAL ONE – ELECTION OF DIRECTORS

Our Board of Directors is currently divided into three classes of directors. One class is elected each year at the annual meeting of stockholders for a term of three years. Vacancies on the Board are filled by the affirmative vote of a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class shall hold office for the remainder of the full term of that class, and until the director’s successor is duly elected and qualified or until his or her earlier resignation, death, or removal.

The term of the Class II directors is scheduled to expire at the upcoming Annual Meeting. The term of the Class III directors expires at the 2026 annual meeting of stockholders. The term of the Class I directors expires at the 2027 annual meeting of stockholders. Directors are elected to hold office for a three-year term or until the election and qualification of their successors in office.

If Proposal Four is approved, our Board of Directors will no longer be classified, and the directors to be elected at the 2026 annual meeting of our stockholders and thereafter will be elected to one-year terms expiring at the next annual meeting, rather than a three-year term. Directors who were elected prior to the 2026 annual meeting would serve out their remaining terms, including the nominees standing for election as Class II Directors at this 2025 Annual Meeting for full three-year terms expiring at the 2028 annual meeting. See “Proposal Four—Approval of the Amendments to Our Amended and Restated Certificate of Incorporation to Declassify our Board of Directors” in this Proxy Statement for more information.

Nominees for Class II Directors

Based on the recommendation of the Nominating, Governance, and Sustainability Committee of our Board, our Board has nominated Lorrie M. Norrington, Andrew Anagnost, and Dharmesh Shah for election as Class II directors to serve for a three-year term ending at the 2028 annual meeting or until their successors are elected and qualified. Each of the nominees is a current member of our Board and has consented to serve if elected.

Unless you direct otherwise through your proxy voting instructions, the persons named as proxies will vote all proxies received “FOR” the election of each nominee. If any nominee is unable or unwilling to serve at the time of the Annual Meeting, the persons named as proxies may vote for a substitute nominee chosen by the present Board. In the alternative, the proxies may vote only for the remaining nominees, leaving a vacancy on the Board. The Board may fill such vacancy at a later date or reduce the size of the Board. We have no reason to believe that any of the nominees will be unwilling or unable to serve if elected as a director.

Directors Not Standing for Election

Our Class I directors and Class III directors are not standing for election at this year’s Annual Meeting. Our Class I directors, elected at the 2024 annual meeting, consisting of Brian Halligan, Ron Gill, and Jill Ward, will continue in office until the 2027 annual meeting of stockholders, or until their earlier resignation, death, or removal. Our Class III directors, consisting of Claire Hughes Johnson, Nick Caldwell, Jay Simons, and Yamini Rangan will continue in office until the 2026 annual meeting of stockholders, or until their earlier resignation, death, or removal.

If Proposal Four is approved, our Board of Directors will no longer be classified, and the directors to be elected at the 2026 annual meeting of our stockholders and thereafter will be elected to one-year terms expiring at the next annual meeting, rather than a three-year term. Directors who were elected prior to the 2026 annual meeting would serve out their remaining terms, including the nominees standing for election as Class II Directors at this 2025 Annual Meeting for full three-year terms expiring at the 2028 annual meeting. See “Proposal Four—Approval of the Amendments to Our Amended and Restated Certificate of Incorporation to Declassify our Board of Directors” in this Proxy Statement for more information.

Vote Required

Our bylaws provide for a majority voting standard in uncontested elections of directors (as is the case for this Annual Meeting). Under our majority voting standard for the election of directors, each nominee must receive a majority of votes cast to be elected, which means a director nominee will be elected to the Board only if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election. Abstentions and broker non-votes will have no effect on the nominee’s election. In the event the company receives proxies for disqualified or withdrawn nominees for the Board of Directors, such votes for such disqualified or withdrawn nominees in the proxies will be treated as abstentions. An incumbent director who is nominated for election and fails to receive a majority of the votes cast for such director’s

2025 PROXY STATEMENT | HubSpot, Inc. 55

reelection would be required to promptly deliver to the Board an irrevocable offer to resign from the Board. The Nominating, Governance, and Sustainability Committee will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the recommendation of the Nominating, Governance, and Sustainability Committee and will publicly disclose its decision within 90 days from the date of the certification of the election results. A plurality voting standard will continue to apply to contested director elections. A contested election will generally include any situation in which the company receives a notice that a stockholder has nominated a person for election to the Board at a meeting of stockholders.

Recommendation of the Board

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR CLASS II DIRECTOR LISTED ABOVE.

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PROPOSAL TWO – RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm to perform the audit of our consolidated financial statements for the fiscal year ending December 31, 2025, and we are asking you and other stockholders to ratify this appointment. PricewaterhouseCoopers LLP has served as our independent registered public accounting firm since 2016.

The Audit Committee annually reviews the independent registered public accounting firm’s independence, including reviewing all relationships between the independent registered public accounting firm and us and any disclosed relationships or services that may impact the objectivity and independence of the independent registered public accounting firm, and the independent registered public accounting firm’s performance. As a matter of good corporate governance, the Board determined to submit to stockholders for ratification the appointment of PricewaterhouseCoopers LLP.

We expect that a representative of PricewaterhouseCoopers LLP will attend the Annual Meeting and the representative will have an opportunity to make a statement if he or she so chooses. The representative will also be available to respond to appropriate questions from stockholders.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

We have adopted a policy under which the Audit Committee must pre-approve all audit and permissible non-audit services to be provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval would generally be requested annually, with any pre-approval detailed as to the particular service, which must be classified in one of the four categories of services listed below. The Audit Committee may also, on a case-by-case basis, pre-approve particular services that are not contained in the annual pre-approval request. In connection with this pre-approval policy, the Audit Committee also considers whether the categories of pre-approved services are consistent with the rules on accountant independence of the SEC and the Public Company Accounting Oversight Board.

In addition, in the event time constraints require pre-approval prior to the Audit Committee’s next scheduled meeting, the Audit Committee has authorized its Chairperson to pre-approve services. Engagements so pre-approved are to be reported to the Audit Committee at its next scheduled meeting. The Audit Committee pre-approved all services performed since the pre-approval policy was adopted.

Audit Fees, Audit-Related Fees, Tax Fees, and Other Fees

The following table sets forth the fees billed by PricewaterhouseCoopers LLP for audit, audit-related, tax and all other services rendered for 2024 and 2023 (in thousands):

Fee Category	2024	2023
Audit Fees (1)	$3,322	$2,893
Audit-Related Fees (2)	1	1
Tax Fees (3)	896	485
Other Fees (4)	347	251
Total Fees	$4,566	$3,630

(1)
Audit Fees consist of fees billed for professional services rendered for the integrated audit of our annual consolidated financial statements, reviews of our quarterly consolidated financial statements, and foreign statutory audits and services that are normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or requirements. Audit fees also include accounting consultations and research related to the integrated audit.
(2)
Audit-Related Fees in 2024 and 2023 consist of fees billed for XBRL compliance.
(3)
Tax Fees consist of fees billed for tax compliance, consultation, and planning services.
(4)
Other Fees consist of non-audit consulting services related to employee job and skills architecture (2024) and data privacy maturity (2023). Both years also include fees for accounting research and disclosure software. All fees for professional services rendered by our independent registered public accounting firm were pre-approved pursuant to the Audit Committee’s pre-approval requirements described above.

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Vote Required

The ratification of the appointment of PricewaterhouseCoopers LLP requires the affirmative vote of a majority of the votes properly cast “FOR” and “AGAINST” this proposal. Abstentions will have no effect on the outcome of the vote. This proposal is considered to be a “routine” matter under NYSE rules. Accordingly, if you beneficially own your shares and do not provide voting instructions, your broker, bank or other agent has discretionary authority to vote your shares on this proposal. Broker non-votes, if any, will have no effect on the outcome of Proposal Two. In the event that a majority of the votes properly cast do not ratify this appointment of PricewaterhouseCoopers LLP, we will review our future appointment of PricewaterhouseCoopers LLP.

Recommendation of the Board

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2025.

Report of the Audit Committee of the Board of Directors

The information contained in this Audit Committee report shall not be deemed to be (1) “soliciting material,” (2) “filed” with the SEC, (3) subject to Regulations 14A or 14C of the Exchange Act, or (4) subject to the liabilities of Section 18 of the Exchange Act. No portion of this Audit Committee report shall be deemed to be incorporated by reference into any filing under the Securities Act, or the Exchange Act, through any general statement incorporating by reference in its entirety the proxy statement in which this report appears, except to the extent that HubSpot specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.

This report is submitted by the Audit Committee of the Board. None of the members of the Audit Committee is an officer or employee of HubSpot, and the Board has determined that each member of the Audit Committee is “independent” for audit committee purposes as that term is defined under Rule 10A-3 of the Exchange Act, and the applicable NYSE Market rules. Each member of the Audit Committee meets the requirements for financial literacy under the applicable rules and regulations of the SEC and NYSE. The Board has designated Mr. Gill as an “audit committee financial expert,” as defined under the applicable rules of the SEC. The Audit Committee operates under a written charter adopted by the Board.

The Audit Committee’s general role is to assist the Board in monitoring our financial reporting process and related matters. Its specific responsibilities are set forth in its charter.

The Audit Committee has reviewed the company’s audited consolidated financial statements for 2024 and met with management, as well as with representatives of PricewaterhouseCoopers LLP, the company’s independent registered public accounting firm, to discuss the audited consolidated financial statements. The Audit Committee also discussed with members of PricewaterhouseCoopers LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.

The Audit Committee reviewed management’s report on its assessment of the effectiveness of the company’s internal control over financial reporting and the independent registered public accounting firm’s report on the effectiveness of the company’s internal control over financial reporting. The Audit Committee meets with representatives of the independent registered public accounting firm, with and without management present, to discuss the results of their examinations; their evaluations of the company’s internal control, including internal control over financial reporting; and the overall quality of the company’s financial reporting.

In addition, the Audit Committee received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and discussed with members of PricewaterhouseCoopers LLP its independence.

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Based on these discussions, the financial statement review, and other matters it deemed relevant, the Audit Committee recommended to the Board that the company’s audited consolidated financial statements for 2024 be included in its Annual Report on Form 10-K for 2024.

Audit Committee

Ron Gill (Chairperson)

Nick Caldwell

Jill Ward

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PROPOSAL THREE – NON-BINDING, ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Section 14A of the Exchange Act requires that we provide our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, not less frequently than once every three years, the compensation of our named executive officers as disclosed in our annual proxy statement in accordance with the compensation disclosure rules of the SEC.

As described in detail under the heading “Compensation Discussion and Analysis,” we seek to closely align the interests of our named executive officers with the interests of our stockholders. Our compensation program is designed to reward our named executive officers for the achievement of short-term and long-term financial, operational, and strategic goals and the achievement of increased total stockholder return, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking.

Stockholders are urged to read the “Compensation Discussion and Analysis” and “Executive Compensation” sections of this Proxy Statement, which discuss how our executive compensation policies and practices implement our compensation philosophy and contain tabular information and narrative discussion about the compensation of our named executive officers. Our Board of Directors and the Compensation Committee believe that these policies and practices are effective in implementing our compensation philosophy and in achieving our compensation program goals.

The vote on this resolution is not intended to address any specific element of compensation but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. The vote is advisory, which means that the vote is not binding on the company, our Board of Directors, or the Compensation Committee. Although non-binding, our Board of Directors and the Compensation Committee value the opinions that stockholders express in their votes and will review the voting results and take them into consideration as they deem appropriate when making future decisions regarding our executive compensation program.

Accordingly, we are asking our stockholders to vote on the following resolution at the Annual Meeting:

RESOLVED, that the stockholders of HubSpot, Inc. approve, on a non-binding, advisory basis, the compensation of the company’s named executive officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including in the Compensation Discussion and Analysis, the compensation tables and the narrative disclosures that accompany the compensation tables.

Vote Required

The approval of this proposal requires the affirmative vote of a majority of the votes properly cast “FOR” and “AGAINST” this proposal. Abstentions and broker non-votes will have no effect on the outcome of the vote. As noted above, the vote is advisory, which means that the vote is not binding on the company, our Board of Directors, or the Compensation Committee.

Recommendation of the Board

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF, ON A NON-BINDING, ADVISORY BASIS, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

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PROPOSAL FOUR – APPROVAL OF AMENDMENTS TO OUR SEVENTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO DECLASSIFY OUR BOARD OF DIRECTORS

Background

This management proposal seeks to provide for the phased-in elimination of the classified board of directors structure, which, when it is complete, will result in all directors standing for election annually for a one-year term. We refer to this proposed amendment to our Charter as the “Board Declassification Amendment” in this Proxy Statement.

Reasons for the Proposed Declassification of the Board of Directors

As part of our continuous evaluation of corporate governance practices, our Board of Directors regularly reviews our governing documents and considers possible changes that are in the best interests of both the company and its stockholders. Based on that review and considering current good governance practices, feedback we have received from our stockholder engagement process, and the advantages and disadvantages of the classified Board structure, the Board has decided that it is in the best interests of the company and our stockholders at this time to transition to a more standard large-cap governance structure, including by declassifying our Board.

We have engaged with many of our stockholders who have indicated support for declassification. The Board has considered these sentiments on this issue in bringing Proposal Four. Having taken into account stockholder feedback from these conversations, the Board believes that the declassification provisions provided in Proposal Four are responsive to stockholder views.

Currently, our Seventh Amended and Restated Certificate of Incorporation (the “Charter”) provides that the Board is divided into three classes, with members of each class serving for staggered three-year terms.

After considering the advantages and disadvantages of the classification of the Board at this time, the Board has approved, and recommends that stockholders approve, amendments to our Charter to eliminate the classified board structure and provide for annual election of directors, to be phased in as follows: (1) at the 2025 Annual Meeting, stockholders would have the opportunity to vote on the proposed Charter amendment that would implement phased-in declassification, with the Board recommending and soliciting in favor of the passage of the Charter amendment; (2) if such Charter amendment is approved this year, then the directors to be elected at the 2026 annual meeting of our stockholders and thereafter will be elected to one-year terms expiring at the next annual meeting; and (3) directors who were elected prior to the 2026 annual meeting would serve out their remaining terms, including the directors standing for election at this 2025 Annual Meeting for full three-year terms expiring at the 2028 annual meeting. As a result, beginning with the election of directors at the 2028 annual meeting, all directors will be elected for one-year terms and the classification of the Board will terminate. In addition, the proposed Board Declassification Amendment will specify, consistent with Delaware law, that as long as the Board is classified (that is, until the election of directors to be held at the 2028 annual meeting), directors may be removed only for cause.

For the reasons discussed above, the Board believes it is in the best interests of the company and our stockholders at this time to implement this proposal for the phased-in elimination of the classified board of directors structure.

Text of the Proposed Charter Amendment to Declassify the Board of Directors

The proposed Eighth Amended and Restated Certificate of Incorporation is attached to this Proxy Statement as Appendix B, which we would file promptly following the Annual Meeting if our stockholders approve this proposal (subject to revision as described below under “Partial Stockholder Approval of Recommended Charter Amendments” if our stockholders approve only one of the Charter amendment proposals recommended by the Board in this Proxy Statement).

Partial Stockholder Approval of Recommended Charter Amendments

We are submitting, and the Board unanimously recommends that you vote “FOR”, two separate proposals to amend our Charter: Proposal Four to declassify our Board and Proposal Five to eliminate supermajority voting provisions. If both Board-recommended Charter amendment proposals are approved by our stockholders, all of the changes contained in the proposed Eighth Amended and Restated Certificate of Incorporation attached to this Proxy Statement as Appendix B

2025 PROXY STATEMENT | HubSpot, Inc. 61

will be made. However, approval of each Board-recommended Charter amendment proposal is not contingent on approval of the other, and if only one, but not both, of the Board-recommended Charter amendment proposals are approved by our stockholders, amendments to our Charter contained in Appendix B will be made as follows:

•
Amendment to Article VI, paragraphs 3 and 4 will be made as set forth in Appendix B only if Proposal Four is approved by our stockholders;
•
Amendment to Article VIII, paragraph 2, and Article IX will be made as set forth in Appendix B only if Proposal Five is approved by our stockholders;
•
Amendment to Article VI, paragraph 5 will be made as set forth in Appendix B only if both Proposal Four and Proposal Five are approved by our stockholders. If Proposal Four is approved by our stockholders but Proposal Five is not, Article VI, paragraph 5 will be amended such that removal of directors from the Board may only be for cause until the election of directors at our 2028 annual meeting and thereafter may be made with or without cause, but such removal will continue to require the affirmative vote of the holders of 75% or more of the outstanding shares of capital stock then entitled to vote at an election of Directors. If Proposal Five is approved by our stockholders but Proposal Four is not, Article VI, paragraph 5 will be amended such that the Supermajority Voting Requirement would no longer apply to removal of directors but such removal may only be for cause. If neither Proposal Four nor Proposal Five is approved by our stockholders, no amendment to Article VI, paragraph 5 will be made; and
•
All other amendments set forth in Appendix B will be made if either Proposal Four or Proposal Five is approved by our stockholders.

Technical and Administrative Amendments

Contingent upon the approval of either one of Proposals Four or Five, we would also make other technical and administrative amendments to the Charter, including removing the Charter’s specific reference to the voting standard required under Section 242(b)(2) of the DGCL to approve an amendment to the Charter that increases or decreases the authorized number of shares of the company’s undesignated preferred stock or common stock (collectively, “authorized share capital”), as such voting standard would not apply to increases or decreases to the authorized share capital that are approved under Section 242(d) of the DGCL, as well as conforming and clarifying amendments. If the shareholders approve either of Proposals Four or Five described above, they are deemed to have also approved these technical and administrative amendments. All of the foregoing amendments, including these technical and administrative changes, are shown in the marked copy of the proposed Charter amendments attached as Appendix B to this Proxy Statement.

Timing and Effect of the Proposed Charter Amendment to Declassify the Board of Directors

If the proposed Board Declassification Amendment is approved by our stockholders, it will become effective immediately upon the filing of the Eighth Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, which we expect to file promptly after the Annual Meeting. In accordance with the DGCL, the Board may elect to abandon the proposed Board Declassification Amendment without further action by the stockholders at any time prior to the effectiveness of the filing of the Eighth Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, notwithstanding stockholder approval of the proposed Board Declassification Amendment.

Vote Required

The affirmative vote of not less than 75% of the outstanding shares of capital stock entitled to vote on such amendment, as of the record date, is required to approve the Board Declassification Amendment. Abstentions and broker non-votes, if any, will have the same effect as a vote against the Board Declassification Amendment.

Recommendation of the Board

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF CHARTER AMENDMENTS TO DECLASSIFY THE BOARD OF DIRECTORS.

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PROPOSAL FIVE – APPROVAL OF AMENDMENTS TO OUR SEVENTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO ELIMINATE SUPERMAJORITY VOTING PROVISIONS

Background

This management proposal seeks to eliminate all supermajority voting provisions set forth in our Charter. We refer to this proposed amendment to our Charter as the “Elimination of Supermajority Voting Requirements Amendment” in this Proxy Statement.

Reasons for the Proposed Elimination of Supermajority Voting Provisions

As part of our continuous evaluation of corporate governance practices, our Board of Directors regularly reviews our governing documents and considers possible changes that are in the best interests of both the company and its stockholders. Based on that review and considering current good governance practices, feedback we have received from our stockholder engagement process, and the advantages and disadvantages of supermajority voting requirements, the Board has approved, and recommends that our stockholders approve amendments to our Charter to eliminate all supermajority voting requirements.

We have engaged with many of our stockholders who have indicated support for the elimination of supermajority voting provisions. The Board has considered these sentiments on this issue in bringing Proposal Five. Having taken into account stockholder feedback from these conversations, the Board believes that the simple majority provisions provided in Proposal Five are responsive to stockholder views.

Currently, our Charter provides that (a) certain amendments to our Charter or bylaws require the affirmative vote of the holders of at least 75% of the outstanding shares of capital stock entitled to vote on such amendment, voting together as a single class (the “Supermajority Voting Requirement for Amendments”), and (b) directors may be removed from office only by the affirmative vote of the holders of 75% or more of the outstanding shares of capital stock then entitled to vote at an election of directors (the “Supermajority Voting Requirement for Director Removal”) (collectively, the “Supermajority Voting Requirements”).

Specifically, Article IX of our Charter provides that any amendment or repeal of any of the Charter provisions listed below must be approved pursuant to the Supermajority Voting Requirement for Amendments:

•
Stockholder Action (Article V)
•
Directors (Article VI)
•
Limitation of Liability (Article VII)
•
Amendment of By-laws (Article VIII)
•
Amendment of Certificate of Incorporation (Article IX)

Article VIII of our Charter provides that any amendment or repeal of the bylaws at any annual meeting of stockholders, or special meeting of stockholders called for such purpose, must be approved pursuant to the Supermajority Voting Requirement for Amendments; provided, however, that if the Board of Directors recommends that stockholders approve such amendment or repeal at such meeting of stockholders, such amendment or repeal shall only require the affirmative vote of the majority of the outstanding shares of capital stock entitled to vote on such amendment or repeal, voting together as a single class.

In addition, Article VI, paragraph 5 of our Charter provides that removal of any director is subject to, among others, the Supermajority Voting Requirement for Director Removal.

After considering the advantages and disadvantages of the Supermajority Voting Requirements at this time, the Board has approved, and recommends that stockholders approve, amendments to our Charter to remove the Supermajority Voting Requirements contained therein. If the proposed amendments are approved by our stockholders, (i) future amendments to our Charter, including those provisions listed above, will not be subject to the Supermajority Voting Requirement for Amendments and will instead require the vote required by the DGCL and the Charter, (ii) future

2025 PROXY STATEMENT | HubSpot, Inc. 63

amendments to our By-laws will not be subject to the Supermajority Voting Requirement for Amendments and will instead require the affirmative vote of at least a majority of the voting power of the outstanding shares of capital stock entitled to vote on such amendment or repeal, voting together as a single class, and (iii) stockholders will not be subject to the Supermajority Voting Requirement for Director Removal to remove directors and removal will instead require the affirmative vote of the holders of a majority of the voting power of the outstanding shares of capital stock then entitled to vote generally in the election of directors, voting together as a single class.

For the reasons discussed above, the Board believes it is in the best interests of our stockholders at this time to implement this proposal for the elimination of all of the supermajority voting provisions included in the Charter.

Text of the Proposed Charter Amendment to Eliminate Supermajority Voting Provisions

The proposed Eighth Amended and Restated Certificate of Incorporation is attached to this Proxy Statement as Appendix B, which we would file promptly following the Annual Meeting if our stockholders approve this proposal (subject to revision as described above under “Proposal Four: Approval of Amendment to Our Amended and Restated Certificate of Incorporation To Declassify Our Board of Directors—Partial Stockholder Approval of Recommended Charter Amendments” if our stockholders approve only one of the Charter amendment proposals recommended by the Board in this Proxy Statement). Contingent upon the effectiveness of the proposed Elimination of Supermajority Voting Requirements Amendment, certain conforming changes will be made to our bylaws to eliminate all Supermajority Voting Requirements in the bylaws. If this Charter amendment is approved, the Board will adopt the conforming changes to the bylaws (which do not require stockholder approval), with such changes as the Board may approve consistent with the amended Charter.

Partial Stockholder Approval of Recommended Charter Amendments

We are submitting, and the Board unanimously recommends that you vote “FOR”, two separate proposals to amend our Charter: Proposal Four to declassify our Board and Proposal Five to eliminate supermajority voting provisions. If both Board-recommended Charter amendment proposals are approved by our stockholders, all of the changes contained in the proposed Eighth Amended and Restated Certificate of Incorporation attached to this Proxy Statement as Appendix B will be made. However, approval of each Board-recommended Charter amendment proposal is not contingent on approval of the other, and if only one, but not both, of the Board-recommended Charter amendment proposals are approved by our stockholders, amendments to our Charter contained in Appendix B will be made as follows:

•
Amendment to Article VI, paragraphs 3 and 4 will be made as set forth in Appendix B only if Proposal Four is approved by our stockholders;
•
Amendment to Article VIII, paragraph 2, and Article IX will be made as set forth in Appendix B only if Proposal Five is approved by our stockholders;
•
Amendment to Article VI, paragraph 5 will be made as set forth in Appendix B only if both Proposal Four and Proposal Five are approved by our stockholders. If Proposal Four is approved by our stockholders but Proposal Five is not, Article VI, paragraph 5 will be amended such that removal of directors from the Board may only be for cause until the election of directors at our 2028 annual meeting and thereafter may be made with or without cause, but such removal will continue to require the affirmative vote of the holders of 75% or more of the outstanding shares of capital stock then entitled to vote at an election of Directors. If Proposal Five is approved by our stockholders but Proposal Four is not, Article VI, paragraph 5 will be amended such that the Supermajority Voting Requirement would no longer apply to removal of directors but such removal may only be for cause. If neither Proposal Four nor Proposal Five is approved by our stockholders, no amendment to Article VI, paragraph 5 will be made; and
•
All other amendments set forth in Appendix B will be made if either Proposal Four or Proposal Five is approved by our stockholders.

Timing and Effect of the Proposed Charter Amendment to Eliminate Supermajority Voting Provisions

If the proposed Elimination of Supermajority Voting Requirements Amendment is approved by our stockholders, it will become effective immediately upon the filing of the Eighth Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, which we expect to file promptly after the Annual Meeting. In accordance with the DGCL, the Board may elect to abandon the proposed Elimination of Supermajority Voting Requirements Amendment

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without further action by the stockholders at any time prior to the effectiveness of the filing of the Eighth Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, notwithstanding stockholder approval of the proposed Elimination of Supermajority Voting Requirements Amendment.

Vote Required

The affirmative vote of holders of not less than 75% of the outstanding shares of capital stock entitled to vote on such amendment, as of the record date, is required to approve the Elimination of Supermajority Voting Requirements Amendment. Abstentions and broker non-votes, if any, will have the same effect as a vote against the Elimination of Supermajority Voting Requirements Amendment.

Recommendation of the Board

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF CHARTER AMENDMENTS TO ELIMINATE ALL SUPERMAJORITY VOTING PROVISIONS SET FORTH IN OUR CHARTER.

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PROPOSAL SIX – STOCKHOLDER PROPOSAL: SIMPLE MAJORITY VOTE

Background

In accordance with SEC rules, we have set forth below a stockholder proposal, along with the supporting statement of the stockholder proponent, for which we and our Board of Directors accept no responsibility. The stockholder proposal is required to be voted upon at our Annual Meeting only if properly presented at our Annual Meeting. As explained below, our Board unanimously recommends that you vote “AGAINST” the stockholder proposal.

John Chevedden, 2215 Nelson Ave., No. 205, Redondo Beach, CA, 90278, the beneficial owner of 5 shares of the company’s common stock on the date the proposal was submitted, has notified the company of his intent to present the following proposal at the Annual Meeting.

Stockholder Proposal

Proposal Six - Simple Majority Vote

Shareholders request that our board take each step necessary so that each voting requirement in our charter and bylaws (that is explicit or implicit due to default to state law) that calls for a greater than simple majority vote be replaced by a requirement for a majority of the votes cast for and against applicable proposals, or a simple majority in compliance with applicable laws. If necessary this means the closest standard to a majority of the votes cast for and against such proposals consistent with applicable laws. This includes making the necessary changes in plain English.

Shareholders are willing to pay a premium for shares of companies that have excellent corporate governance. Supermajority voting requirements have been found to be one of 6 entrenching mechanisms that are negatively related to company performance according to "What Matters in Corporate Governance" by Lucien Bebchuk, Alma Cohen and Allen Ferrell of the Harvard Law School. Supermajority requirements are used to block initiatives supported by most shareowners but opposed by a status quo management.

This proposal topic won from 74% to 88% support at Weyerhaeuser, Alcoa, Waste Management, Goldman Sachs, FirstEnergy and Macy's. These votes would have been higher than 74% to 88% if more shareholders had access to independent proxy voting advice. This proposal topic also received overwhelming 98%-support at the 2023 annual meetings of American Airlines (AAL) and The Carlyle Group (CG).

The overwhelming shareholder support for this proposal topic at hundreds of major companies raises the question of why HubSpot has not initiated this proposal topic on its own.

This proposal will also make it less difficult to adopt annual election of each HubSpot director. This is needed because one HubSpot director was rejected by 25% of shares in 2024 when a 5% rejection is often the norm for well performing directors. It is alarming that a Hub Spot director can be rejected by 25% of Hub Spot shares and then escape another shareholder vote for 3-years.

Please vote yes:

Simple Majority Vote - Proposal Six

HubSpot Opposing Statement

This Proposal Six requests a simple majority standard in connection with each voting requirement in the company’s Charter and bylaws. The Board has considered the stockholder proposal and concluded that its adoption is unnecessary and would not be in the best interests of the company or its stockholders in light of the management proposal to eliminate supermajority voting and adopt the majority of outstanding shares provisions that we are instead asking stockholders to approve in Proposal Five.

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The Board recommends that the company’s stockholders oppose Proposal Six and instead approve the management proposal to eliminate supermajority voting and adopt the majority of outstanding shares provisions set out in Proposal Five, which we believe is in line with market practice and responsive to investor concerns requesting the elimination of standards that exceed a simple majority vote.

We have engaged with many of our stockholders who have indicated support for the elimination of supermajority voting provisions. The Board has considered these sentiments on this issue in bringing Proposal Five. Having taken into account stockholder feedback from these conversations, the Board believes that the majority of outstanding shares provisions provided in Proposal Five are responsive to stockholder views.

Proposal Five would eliminate all supermajority voting provisions set forth in the company’s Charter and, contingent on its approval and upon its effectiveness, the company has committed to making certain conforming changes to its bylaws (which changes do not require stockholder approval) to eliminate supermajority voting requirements contained therein. Accordingly, the Board believes that this advisory and non-binding stockholder Proposal Six is unnecessary and confusing, because the stockholder proposal requests that the Board take action that it believes it has already taken, including through the Board’s submission of Proposal Five at the 2025 Annual Meeting, which if approved by stockholders will eliminate the Supermajority Voting Requirements in the Charter.

For the foregoing reasons, the Board unanimously recommends that you vote “AGAINST” Proposal Six and instead vote “FOR” Proposal Five.

Vote Required

The approval of this proposal requires the affirmative vote of a majority of the votes properly cast for “FOR” or “AGAINST” this proposal. Abstentions and broker non-votes, if any, will have no effect on the outcome of the vote. As noted above, the vote is precatory, which means that the vote is not binding on the company or our Board.

Recommendation of the Board

THE BOARD RECOMMENDS THAT YOU VOTE “AGAINST” THE STOCKHOLDER PROPOSAL REQUESTING A SIMPLE MAJORITY VOTE STANDARD.

2025 PROXY STATEMENT | HubSpot, Inc. 67

TRANSACTION OF OTHER BUSINESS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons appointed in the accompanying proxy intend to vote the shares represented thereby in accordance with their best judgment on such matters, under applicable laws.

ADDITIONAL INFORMATION

Procedures for Submitting Stockholder Proposals

Requirements for Stockholder Proposals to be Brought Before the Annual Meeting

Our bylaws provide that, for nominations of persons for election to our Board or other proposals to be considered at an annual meeting of stockholders, a stockholder must give written notice to our Secretary at 2 Canal Park, Cambridge, MA 02141, not later than the close of business 90 days, nor earlier than the close of business 120 days, prior to the first anniversary of the date of the preceding year’s annual meeting. However, the bylaws also provide that in the event the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice must be delivered not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Any nomination must include (i) all information required by our bylaws, and (ii) all information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors in election contests or is otherwise required under Regulation 14A of the Exchange Act, including the nominee’s written consent to be named in the proxy statement and to serve as a director if elected and such information as we might reasonably require to determine the eligibility of the person to serve as a director. As to proposals regarding other business, the notice must include a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, the text, if any, of any resolutions or bylaw amendment proposed for adoption, and any material interest of such stockholder (and the beneficial owner) in the proposal. The proposal must be a proper subject for stockholder action. In addition, to make a nomination or proposal, the stockholder must be of record at the time the notice is made and must provide certain information regarding itself (and the beneficial owner), including the name and address, as they appear on our books, of the stockholder proposing such business or nomination, the class and number of shares of our capital stock and/or synthetic equity interest (as defined in the bylaws) which are, directly or indirectly, owned beneficially or of record by the stockholder proposing such business or nomination, or its affiliates or associates (as defined in Rule 12b-2 promulgated under the Exchange Act) and certain additional information.

No stockholder may solicit proxies in support of director nominees other than the company’s nominees unless the stockholder has complied with Rule 14a-19 promulgated under the Exchange Act, including the timely provision of notices to the company required thereunder. If any stockholder that provides notice subsequently fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) promulgated under the Exchange Act, including the timely provision of notices to the company required thereunder, and no other proposing person has provided notice in compliance with Rule 14a-19 under the Exchange Act that it intends to solicit proxies in support of the election of such proposed nominee in accordance with Rule 14a-19(b) under the Exchange Act, then such proposed nominee will be disqualified.

A stockholder, or a group of up to 20 stockholders, that has owned continuously for at least three years shares of our common stock representing an aggregate of at least 3% of our outstanding shares, may nominate and include in our proxy materials two director nominees or a number of nominees constituting 20% of our Board, or if such amount is not a whole number, the closest whole number below 20%, provided that the stockholder(s) and nominee(s) satisfy the requirements in our bylaws. Notice of proxy access director nominees must be received no earlier than the close of business on December 25, 2025 and no later than the close of business on January 24, 2026.

The advance notice requirements under our bylaws for the 2026 annual meeting of stockholders are as follows: a stockholder’s notice shall be timely if delivered to our Secretary at the address set forth above not earlier than February 4, 2026 and not later than the close of business on March 6, 2026. However, if the date of our 2026 annual meeting of stockholders occurs more than 30 days before or 60 days after June 4, 2026, the anniversary of the Annual Meeting, a stockholder notice will be timely if it is received at the address set forth above by the later of the close of business on (1) the 90th day prior to such annual meeting or (2) the tenth day following the day on which public disclosure of the date of the meeting is made. In addition, to comply with universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 5, 2026.

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Requirements for Stockholder Proposals to be Considered for Inclusion in the Company’s Proxy Materials

In addition to the requirements stated above, any stockholder who wishes to submit a proposal for inclusion in our proxy materials must comply with Rule 14a-8 promulgated under the Exchange Act. For such proposals to be included in our proxy materials relating to our 2026 annual meeting of stockholders, all applicable requirements of Rule 14a-8 must be satisfied and we must receive such proposals no later than December 25, 2025. Such proposals must be delivered to our Secretary, c/o HubSpot, Inc., 2 Canal Park, Cambridge, MA 02141.

The requirements for providing advance notice of business or nominations as summarized above are qualified in their entirety by our bylaws, Rule 14a-19 (as applicable) and, in the case of stockholder proposals submitted for inclusion in our proxy statement, Rule 14a-8, which we recommend that you read in order to comply with the applicable requirements. Failure to timely deliver the requisite notice or satisfy the requirements in our bylaws, Rule 14a-19 or Rule 14a-8, as applicable, may result in a proposal or nomination not being presented at our annual meeting of stockholders. You may contact our Secretary at our principal executive offices for a copy of our current bylaws, including the relevant provisions regarding the requirements for making stockholder proposals and nominating director candidates, or you may refer to the copy of our bylaws most recently filed with the SEC and available at www.sec.gov.

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Appendix A

Reconciliation of non-GAAP operating income

(in thousands, except footnotes)

	Six Months Ended June 30, 2024	Year Ended December 31, 2024
GAAP operating loss	$(47,169)	$(67,602)
Stock-based compensation	240,116	504,770
Amortization of acquired intangible assets	4,685	9,557
Acquisition related expenses	2,389	9,496
Restructuring charges	1,859	3,990
Non-GAAP operating income	$201,880	$460,211

GAAP operating margin	(3.8)%	(2.6)%
Non-GAAP operating profit margin	16.1%	17.5%

Reconciliation of constant currency revenue growth

GAAP revenue for year ended December 31, 2023	$2,170,230
GAAP revenue for year ended December 31, 2024	2,627,543
Impact of FX on revenue for year ended December 31, 2024 using 2023 exchange rates	(6,915)
Constant currency revenue for the year ended December 31, 2024	2,620,628
Constant currency revenue growth	20.8%

2025 PROXY STATEMENT | HubSpot, Inc. A-1

Appendix B

~~SEVENTH~~EIGHTH AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION

OF

HUBSPOT, INC.

HubSpot, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

1. The name of the Corporation is HubSpot, Inc. The date of the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was June 7, 2007 ~~(the “Original Certificate”)~~.

2. This ~~Seventh~~Eighth Amended and Restated Certificate of Incorporation (the “Certificate”) amends, restates and integrates the provisions of the ~~Sixth~~Seventh Amended and Restated Certificate of Incorporation ~~that was filed with the Secretary of State of the State of Delaware on October 25, 2012 (~~of the Corporation (as amended, the “Amended and Restated Certificate”)~~,~~.

 ~~and~~3. This Eighth Amended and Restated Certificate of Incorporation of the Corporation was duly adopted in accordance with the provisions of Sections ~~228,~~ 242 and 245 of the General Corporation Law of the State of Delaware (the “DGCL”).

~~3~~4. The text of the Amended and Restated Certificate is hereby amended ~~and~~,restated and integrated in its entirety to provide as herein set forth in full.

ARTICLE I

The name of the Corporation is HubSpot, Inc.

ARTICLE II

The address of the Corporation’s registered office in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street, Wilmington DE 19801, New Castle County. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

ARTICLE IV

CAPITAL STOCK

The total number of shares of capital stock which the Corporation shall have authority to issue is Five Hundred Twenty Five Million (525,000,000), of which (i) Five Hundred Million (500,000,000) shares shall be a class designated as common stock, par value $0.001 per share (the “Common Stock”), and (ii) Twenty Five Million (25,000,000) shares shall be a class designated as undesignated preferred stock, par value $0.001 per share (the “Undesignated Preferred Stock”).

Except as otherwise provided in any certificate of designations of any series of Undesignated Preferred Stock, the number of authorized shares of the class of Common Stock or Undesignated Preferred Stock may from time to time be increased or decreased (but not below the number of shares of such class outstanding) ~~by the affirmative~~without a separate class vote of the holders of ~~a majority in voting power of the outstanding shares of capital stock of the Corporation~~Common Stock or Undesignated Preferred Stockirrespective of the provisions of Section 242(b)(2) of the DGCL. For the avoidance of doubt, the elimination and reduction of the voting requirements of Section 242 of the DGCL, as permitted by Section 242(d) of the DGCL, shall apply to any amendments to the Certificate.

2025 PROXY STATEMENT | HubSpot, Inc. B-1

The powers, preferences and rights of, and the qualifications, limitations and restrictions upon, each class or series of stock shall be determined in accordance with, or as set forth below in, this Article IV.

A. COMMON STOCK

Subject to all the rights, powers and preferences of the Undesignated Preferred Stock and except as provided by law or in this Certificate (or in any certificate of designations of any series of Undesignated Preferred Stock):

(a) the holders of the Common Stock shall have the exclusive right to vote for the election of directors of the Corporation (the “Directors”) and on all other matters requiring stockholder action, each outstanding share entitling the holder thereof to one vote on each matter properly submitted to the stockholders of the Corporation for their vote; provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate (or on any amendment to a certificate of designations of any series of Undesignated Preferred Stock) that alters or changes the powers, preferences, rights or other terms of one or more outstanding series of Undesignated Preferred Stock if the holders of such affected series of Undesignated Preferred Stock are entitled to vote, either separately or together with the holders of one or more other such series, on such amendment pursuant to this Certificate (or pursuant to a certificate of designations of any series of Undesignated Preferred Stock) or pursuant to the DGCL;

(b) dividends may be declared and paid or set apart for payment upon the Common Stock out of any assets or funds of the Corporation legally available for the payment of dividends, but only when and as declared by the Board of Directors or any authorized committee thereof; and

(c) upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock.

B. UNDESIGNATED PREFERRED STOCK

The Board of Directors or any authorized committee thereof is expressly authorized, to the fullest extent permitted by law, to provide by resolution or resolutions for, out of the unissued shares of Undesignated Preferred Stock, the issuance of the shares of Undesignated Preferred Stock in one or more series of such stock, and by filing a certificate of designations pursuant to applicable law of the State of Delaware, to establish or change from time to time the number of shares of each such series, and to fix the designations, powers, including voting powers, full or limited, or no voting powers, preferences and the relative, participating, optional or other special rights of the shares of each series and any qualifications, limitations and restrictions thereof.

ARTICLE V

STOCKHOLDER ACTION

1. Action without Meeting. Any action required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders and may not be taken or effected by a written consent of stockholders in lieu thereof.

2. Special Meetings. Except as otherwise required by statute and subject to the rights, if any, of the holders of any series of Undesignated Preferred Stock, special meetings of the stockholders of the Corporation may be called only by the Board of Directors acting pursuant to a resolution approved by the affirmative vote of a majority of the Directors then in office, and special meetings of stockholders may not be called by any other person or persons. Only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders of the Corporation.

ARTICLE VI

DIRECTORS

1. General. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors except as otherwise provided herein or required by law.

2. Election of Directors. Election of Directors need not be by written ballot unless the By-laws of the Corporation (the “By-laws”) shall so provide.

2025 PROXY STATEMENT | HubSpot, Inc. B-2

3. Number of Directors; Term of Office. ~~The~~ Subject to the special rights, if any, of the holders of any outstanding series of Undesignated Preferred Stock to elect additional Directors, the number of Directors of the Corporation shall be fixed solely and exclusively by resolution duly adopted from time to time by the Board of Directors. ~~The Directors, other than those who may be elected by~~Subject to the special rights, if any, of the holders of any outstanding series of Undesignated Preferred Stock~~, shall be classified, with respect to the term for which they severally hold office, into three classes. The initial Class I Directors of the Corporation shall be Larry Bohn, Ron Gill and Brian Halligan; the initial Class II Directors of the Corporation shall be Lorrie Norrington, Dharmesh Shah and David Skok; and the initial Class III Directors of the Corporation shall be Stacey Bishop and Michael Simon. The initial Class I Directors shall serve for a term expiring at the~~ to elect Directors, (i) commencing with the 2026annual meeting of stockholders ~~to be held in 2015~~, the ~~initial Class II~~ Directors shall ~~serve for a~~be divided into two classes, with the successors of the directors whose terms expire at the 2026 annual meeting being elected for a one-year term expiring at the 2027 annual meeting of stockholders ~~to be held in 2016, and the initial Class III Directors shall serve for a term expiring at the~~; (ii) commencing with the 2027 annual meeting of stockholders ~~to be held in 2017. At~~, there shall be a single class of Directors, with the successors of the Directors whose terms expire at the 2027 meeting being elected for a one-year term expiring at the 2028 annual meeting of stockholders; and (iii) commencing with the 2028 annual meeting of stockholders and at each annual meeting of stockholders~~,~~ thereafter, allDirectors ~~elected to succeed those Directors whose terms expire~~ shall be elected for a one-year term ~~of office to expire~~expiring at the ~~third succeeding~~next annual meeting of stockholders ~~after their election. Notwithstanding the foregoing, the Directors elected to each class~~. Each Director shall hold office until ~~their successors are~~his or her successor is duly elected and qualified or until ~~their~~his or her earlier resignation, death, disqualification or removal.

Notwithstanding the foregoing, whenever, pursuant to the provisions of Article IV of this Certificate, the holders of any one or more outstanding series of Undesignated Preferred Stock shall have the right, voting separately as a series or together with holders of other such series, to elect Directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate and any certificate of designations applicable to such series. During any period when the holders of any outstanding series of Undesignated Preferred Stock, voting separately as a series or together with one or more series, have the right to elect additional Directors, then upon commencement and for the duration of the period during which such right continues: (i) the then otherwise total authorized number of Directors shall automatically be increased by such specified number of Directors, and the holders of such series of Undesignated Preferred Stock shall be entitled to elect the additional Directors so provided for or fixed pursuant to said provisions, and (ii) each such additional Director shall serve until such Director’s successor shall have been duly elected and qualified, or until such Director’s right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to such Director’s earlier death, resignation, retirement, disqualification or removal. Notwithstanding any other provision of this Certificate, except as otherwise provided by the Board in the resolution or resolutions establishing such series, whenever the holders of any outstanding series of Undesignated Preferred Stock having such right to elect additional Directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such additional Directors elected by the holders of such stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional Directors, shall forthwith terminate (in which case each such Director shall thereupon cease to be qualified as, and shall cease to be, a Director) and the total authorized number of Directors shall automatically be reduced accordingly.

4. Vacancies and Newly Created Directorships. Subject to the special rights, if any, of the holders of any outstanding series of Undesignated Preferred Stock to elect Directors and to fill vacancies in the Board of Directors relating thereto, any and all vacancies and newly created directorships in the Board of Directors, however occurring, including, without limitation, by reason of an increase in the size of the Board of Directors, or the death, resignation, disqualification or removal of a Director, shall be filled solely and exclusively by the affirmative vote of a majority of the remaining Directors then in office, even if less than a quorum of the Board of Directors, or by a sole remaining Director, and not by the stockholders. Any Director appointed in accordance with the preceding sentence shall hold office ~~for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred~~until the next succeeding annual meeting of stockholders for the election of the class, if any, for which such Director has been chosen and until such Director’s successor shall have been duly elected and qualified or until his or her earlier resignation, disqualification, death or removal.~~Subject to the rights, if any, of the holders of any series of Undesignated Preferred Stock to elect Directors, when the number of Directors is increased or decreased, the Board of Directors shall, subject to Article VI.3 hereof, determine the class or classes to which the increased or decreased number of Directors shall be apportioned; provided, however, that no decrease in the number of Directors shall shorten the term of any incumbent Director. In the event of a vacancy in the Board of Directors, the remaining Directors, except as otherwise provided by law, shall exercise the powers of the full Board of Directors until the vacancy is filled.~~

5. Removal. Subject to the special rights, if any, of any outstanding series of Undesignated Preferred Stock to elect ~~Directors and to~~or remove any Director ~~whom the holders of any such series have the right to elect~~, (a) for so long as the Board of

2025 PROXY STATEMENT | HubSpot, Inc. B-3

Directors is divided into classes, any Director (including persons elected by Directors to fill vacancies or newly created directorships in the Board of Directors) may be removed from office (i) only with cause and (ii) only by the affirmative vote of the holders of ~~75% or more~~a majority of the voting power of the outstanding shares of capital stock then entitled to vote ~~at an~~generally in the election of Directors~~. At least forty-five (45) days prior to any annual or special meeting of stockholders at which it is proposed that any Director be removed from office, written notice of such proposed removal and the alleged grounds thereof shall be sent to the Director whose removal will be considered at the meeting.~~, voting together as a single class, and (b) from and after the time the Board of Directors is no longer divided into classes, any Director (including persons elected by Directors to fill vacancies or newly created directorships in the Board of Directors) may be removed with or without cause by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of capital stock then entitled to vote generally in the election of Directors, voting together as a single class.

ARTICLE VII

LIMITATION OF LIABILITY

A Director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (a) for any breach of the Director’s duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL or (d) for any transaction from which the Director derived an improper personal benefit. If the DGCL is amended after the effective date of this Certificate to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Any amendment, repeal or modification of this Article VII by either of (i) the stockholders of the Corporation or (ii) an amendment to the DGCL, shall not adversely affect any right or protection existing at the time of such amendment, repeal or modification with respect to any acts or omissions occurring before such amendment, repeal or modification of a person serving as a Director at the time of such amendment, repeal or modification.

ARTICLE VIII

AMENDMENT OF BY-LAWS

1. Amendment by Directors. Except as otherwise provided by law, the By-laws of the Corporation may be amended or repealed by the Board of Directors by the affirmative vote of a majority of the Directors then in office.

2. Amendment by Stockholders. The By-laws of the Corporation may be amended or repealed at any annual meeting of stockholders, or special meeting of stockholders called for such purpose, by the affirmative vote of at least ~~75% of the outstanding shares of capital stock entitled to vote on such amendment or repeal, voting together as a single class; provided, however, that if the Board of Directors recommends that stockholders approve such amendment or repeal at such meeting of stockholders, such amendment or repeal shall only require the affirmative vote of the~~a majority of the voting power of the outstanding shares of capital stock entitled to vote on such amendment or repeal, voting together as a single class.

ARTICLE IX

AMENDMENT OF CERTIFICATE OF INCORPORATION

The Corporation reserves the right to amend or repeal this Certificate in the manner now or hereafter prescribed by statute and this Certificate, and all rights conferred upon stockholders herein are granted subject to this reservation. ~~Whenever any vote of the holders of capital stock of the Corporation is required to amend or repeal any provision of this Certificate, and in addition to any other vote of holders of capital stock that is required by this Certificate or by law, such amendment or repeal shall require the affirmative vote of the majority of the outstanding shares of capital stock entitled to vote on such amendment or repeal, and the affirmative vote of the majority of the outstanding shares of each class entitled to vote thereon as a class, at a duly constituted meeting of stockholders called expressly for such purpose; provided, however, that the affirmative vote of not less than 75% of the outstanding shares of capital stock entitled to vote on such amendment or repeal, and the affirmative vote of not less than 75% of the outstanding shares of each class entitled to vote thereon as a class, shall be required to amend or repeal any provision of Article V, Article VI, Article VII, Article VIII or Article IX of this Certificate.~~ For the avoidance of doubt, the provisions of Sections 242(d)(1) and (d)(2) of the DGCL shall apply to the Corporation.

2025 PROXY STATEMENT | HubSpot, Inc. B-4

ARTICLE X

LIMITATION OF OFFICER LIABILITY

To the fullest extent permitted by the DGCL, an Officer (as defined below) of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as an officer of the Corporation, except for liability (a) for any breach of the Officer’s duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) for any transaction from which the Officer derived an improper personal benefit, or (d) arising from any claim brought by or in the right of the Corporation. If the DGCL is amended after the effective date of this Certificate to authorize corporate action further eliminating or limiting the personal liability of Officers, then the liability of an Officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. For purposes of this ARTICLE X, “Officer” shall mean an individual who has been duly appointed as an officer of the Corporation and who, at the time of an act or omission as to which liability is asserted, is deemed to have consented to service of process to the registered agent of the Corporation as contemplated by 10 Del. C. § 3114(b).

Any amendment, repeal or modification of this ARTICLE X by either (i) the stockholders of the Corporation or (ii) an amendment to the DGCL, shall not adversely affect any right or protection existing at the time of such amendment, repeal or modification with respect to any acts or omissions occurring before such amendment, repeal or modification of a person serving as an Officer at the time of such amendment, repeal or modification.

[End of Text]

THIS ~~SEVENTH~~EIGHTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION is executed as of this ~~15th~~[ ]thday of ~~October, 2014~~[ ], 2025.

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2025 PROXY STATEMENT | HubSpot, Inc. B-5

HubSpot SCAN TO VIEW MATERIALS & VOTE HUBSPOT, INC. 2 CANAL PARK CAMBRIDGE, MA 02141 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 3, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/HUBS2025 You may attend the meeting via live audio webcast on the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 3, 2025. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 by 11:59 p.m. Eastern Time on June 3, 2025. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V72895-P28897 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. HUBSPOT, INC. The Board of Directors recommends you vote FOR the following: 1. Elect three Class II directors to hold office until the 2028 annual meeting of stockholders and until their successors are duly elected and qualified, subject to their earlier resignation or removal. Nominees: For Against Abstain 1a. Lorrie M. Norrington 1b. Andrew Anagnost 1c. Dharmesh Shah 0 0 0 0 0 0 0 The Board of Directors recommends you vote FOR the following proposals: For Against Abstain 2. Ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2025; 0 0 0 3. Non-binding advisory vote to approve the compensation of the Company's named executive officers; 0 0 4. Approve amendments to the HubSpot, Inc. Seventh Amended and Restated Certificate of Incorporation to declassify the Company's Board of Directors; and 0 5. Approve amendments to the HubSpot, Inc. Seventh Amended and Restated Certificate of Incorporation to eliminate supermajority voting provisions. 0 0 0 The Board of Directors recommends you vote AGAINST the following proposal: For Against Abstain 6. A stockholder proposal to change to a simple majority standard in connection with each voting requirement in the Company's certificate of incorporation and bylaws. NOTE: To transact such other business that properly comes before the Annual Meeting (including adjournments or postponements thereof). Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0 0 0

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. V72896-P28897 HUBSPOT, INC. Annual Meeting of Stockholders June 4, 2025 9:00 AM Eastern Time This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Yaminka Fisher, or any of them, as proxies, each with the power to appoint her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of HUBSPOT, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, Eastern Time on June 4, 2025, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR the nominees for Class II directors set forth on the reverse side (item 1), FOR items 2, 3, 4 and 5 and AGAINST item 6, and in the discretion of the proxies on all other matters as may be properly brought before the meeting or any adjournments thereof. Continued and to be signed on reverse side